SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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OGE Energy Corp.

PRELIMINARY PROXY STATEMENT

Proxy Statement and Notice of Annual Meeting

May 16, 2013

OGE Energy Corp.

Contents

	Page
Chairman's Letter	ii	Notice of Annual Meeting of Shareholders
Notice of Annual Meeting of Shareholders	iii	and Proxy Statement
Proxy Statement	1	Thursday, May 16, 2013, at 10:00 a.m.
General Information About the Annual Meeting and the Proxy Materials	1	Skirvin Hilton Hotel, Grand Ballroom
Introduction	1	1 Park Avenue
Internet Availability of Proxy Materials	1	Oklahoma City, Oklahoma
Voting Procedures	1
Revocation of Proxy	2
Record Date; Number of Votes	2
Expenses of Proxy Solicitation	2
Mailing of Internet Availability of Proxy Materials or Proxy Statement
and Annual Report	2
Voting Under Plans	2
Voting of Shares Held in Street Name by Your Broker	2
Corporate Governance	3
Information Concerning the Board of Directors	12
General	12
Committees	12
Director Compensation	12
Proposal No. 1 - Election of Directors	14
Proposal No. 2 - Ratification of the Appointment of Ernst & Young LLP as the Company's Principal Independent Accountants for 2013	17
Proposal No. 3 - Advisory Vote to Approve Named Executive Officer Compensation	18
Proposal No. 4 - Amendment of the Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions	20
Proposal No. 5 - Approval of OGE Energy Corp. 2013 Stock Incentive Plan	22
Proposal No. 6 - Approval of OGE Energy Corp. 2013 Annual Incentive Compensation Plan	29
Proposal No. 7 - Amendment of the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 225,000,000 to 450,000,000	32
Proposal No. 8 - Shareholder Proposal Regarding Reincorporation in Delaware	34
Report of Audit Committee	37
Executive Officers' Compensation	39
Compensation Discussion and Analysis	39
Summary Compensation Table	50
Grants of Plan-Based Awards Table for 2012	51
Outstanding Equity Awards at 2012 Fiscal Year-End Table	53
2012 Option Exercises and Stock Vested Table	53
2012 Pension Benefits Table	54
2012 Nonqualified Deferred Compensation Table	55
Compensation Committee Report	57
Potential Payments upon Termination or Change of Control	58
Security Ownership	60
Equity Compensation Plan Information	60
Section 16(a) Beneficial Ownership Reporting Compliance	61
Shareholder Proposals	61
Householding Information	61
Map	62
Annex A - Form of Proposed Amendments to Articles VI, VII, VIII and IX to Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions	A-1
Annex B - 2013 Stock Incentive Plan	B-1
Annex C - 2013 Annual Incentive Compensation Plan	C-1

i

OGE Energy Corp.

March 29, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of OGE Energy Corp. at 10:00 a.m. on Thursday, May 16, 2013, at the Skirvin Hilton Hotel, Grand Ballroom, 1 Park Avenue, Oklahoma City, Oklahoma.

The matters to be voted on at the meeting are listed in the Notice of Annual Meeting of Shareholders on the next page and described in detail in this Proxy Statement on the following pages.

We have elected to take advantage of U.S. Securities and Exchange Commission rules that allow public companies to furnish proxy materials to their shareholders on the Internet. Consequently, we are mailing to our shareholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy statement and our 2012 annual report. We believe that this will provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the meeting, please vote your shares or direct your vote by following the instructions described in your proxy card or in the Notice of Internet Availability of Proxy Materials you received in the mail. Your vote will be greatly appreciated. Brokers will not be able to vote their customers' shares for the election of directors, for the advisory vote on executive compensation, for the amendment of the Restated Certificate of Incorporation to eliminate supermajority voting provisions, for the approval of the OGE Energy Corp. 2013 Stock Incentive Plan, for the approval of the OGE Energy Corp. 2013 Annual Incentive Compensation Plan or for the shareholder proposal unless their customers return voting instructions. Therefore, if your shares are held in street name by your bank or broker, it is important for you to return your voting instructions in order that your shares are voted for these matters.

Those shareholders arriving before the meeting will have the opportunity to visit informally with the management of your Company. In addition to the business portion of the meeting, there will be reports on our current operations and outlook.

Your continued interest in the Company is most encouraging and, on behalf of the Board of Directors and employees, I want to express our gratitude for your confidence and support.

Very truly yours,

Peter B. Delaney
Chairman of the Board, President and Chief Executive Officer

ii

Notice of Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of OGE Energy Corp. will be held on Thursday, May 16, 2013, at 10:00 a.m. at the Skirvin Hilton Hotel, Grand Ballroom, 1 Park Avenue, Oklahoma City, Oklahoma, for the following purposes:

1.	To elect 10 directors;

2.	To ratify the appointment of Ernst & Young LLP as our principal independent accountants for 2013;

3.	To hold an advisory vote to approve named executive officer compensation;

4.	To amend the Restated Certificate of Incorporation to eliminate supermajority voting provisions;

5.	To approve the OGE Energy Corp. 2013 Stock Incentive Plan;

6.	To approve the OGE Energy Corp. 2013 Annual Incentive Compensation Plan;

7.	To amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000;

8.	To consider a shareholder proposal regarding reincorporation in Delaware; and

9.	To transact such other business as may properly come before the meeting.

The map on page 62 will assist you in locating the Skirvin Hilton Hotel.

Shareholders who owned stock on March 18, 2013, are entitled to notice of and to vote at this meeting or any adjournment of the meeting. A list of such shareholders will be available, as required by law, at our principal offices at 321 North Harvey, Oklahoma City, Oklahoma 73102.

Patricia D. Horn
Vice President - Governance, Environmental and Corporate Secretary

Dated: March 29, 2013

Even if you plan to attend the meeting in person, please vote your shares or direct your vote by following the instructions described in the Notice of Internet Availability of Proxy Materials you received in the mail or in your proxy card. You may vote your shares by Internet, telephone or mail. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank or other nominee confirming your beneficial ownership of the shares. If you do attend the meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 16, 2013. The Company's notice of annual meeting of shareholders and proxy statement and 2012 annual report to shareholders are available on the Internet at www.proxyvote.com.

iii

Proxy Statement

March 29, 2013
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

Introduction
The Annual Meeting of Shareholders of OGE Energy Corp. (the "Company") will be held at the Skirvin Hilton Hotel, Grand Ballroom, 1 Park Avenue, Oklahoma City, Oklahoma, on May 16, 2013, at 10:00 a.m. For the convenience of those shareholders who may attend the meeting, a map is printed on page 62 that gives directions to the Skirvin Hilton Hotel. At the meeting, we intend to present the first eight items in the accompanying notice of annual meeting for action by the owners of the Company's common stock, par value $0.01 per share ("Common Stock"). The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.
Your Board of Directors is providing you these proxy materials in connection with the solicitation of your proxy for use at the Annual Meeting of Shareholders. When you vote by Internet, telephone or mail (all as more particularly described below), you appoint Peter B. Delaney, Luke R. Corbett and Robert Kelley as your representatives at the Annual Meeting of Shareholders. Mr. Delaney, Mr. Corbett and Mr. Kelley will vote your shares, as you have instructed them, at the Annual Meeting of Shareholders. This way, your shares will be voted whether or not you attend the Annual Meeting of Shareholders. Even if you plan to attend the Annual Meeting of Shareholders, it is a good idea to vote your shares in advance of the meeting, just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Delaney, Mr. Corbett and Mr. Kelley will vote your shares, under your proxy, in accordance with their best judgment.

Internet Availability of Proxy Materials
We have elected to take advantage of the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission ("SEC") that allow public companies to deliver to their shareholders a Notice of Internet Availability of Proxy Materials and to provide Internet access to the proxy materials and annual reports to shareholders.
Accordingly, on or about March 29, 2013, we will begin mailing to our shareholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy statement and our 2012 annual report. The Notice of Internet Availability of Proxy Materials will include instructions on accessing and reviewing our proxy materials and our 2012 annual report to shareholders on the Internet and will provide instructions on submitting a proxy on the Internet.
At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the Internet at www.proxyvote.com our notice of annual meeting, our proxy statement and our 2012 annual report to shareholders. Any shareholder may also request a printed copy of these materials by any of the following methods:

•	Internet at www.proxyvote.com;
•	e-mail at sendmaterial@proxyvote.com; or
•	telephone at 1-800-579-1639.

Pursuant to the SEC rules, our 2012 annual report to shareholders, which includes our audited consolidated financial statements, is not considered a part of, and is not incorporated by reference in, our proxy solicitation materials.

Voting Procedures
You may vote by mail, by telephone, by Internet, or in person. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or your proxy card or, for shares held in street name, the voting instruction card you received from your broker or nominee. To vote by mail, simply complete and sign the proxy card and mail it in the prepaid and pre-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the 10 named nominees for director, FOR the ratification of Ernst & Young LLP as the Company's principal independent accountants for 2013, FOR the approval of our named executive officer compensation in connection with the advisory vote on executive compensation, FOR the amendment of the Company's Restated Certificate of Incorporation ("Certificate") to eliminate the supermajority voting provisions, FOR approval of the OGE Energy Corp. 2013 Stock Incentive Plan, FOR approval of the OGE Energy Corp. 2013 Annual Incentive Compensation Plan, FOR the amendment of the Certificate to increase the number of authorized shares of Common Stock and AGAINST the shareholder proposal regarding reincorporation in Delaware.
Shareholders of record also may vote by the Internet or by using the toll-free number listed on your Notice of Internet Availability of Proxy Materials or the proxy card. Telephone and Internet voting also is available to shareholders who hold their shares in the Automatic Dividend Reinvestment and Stock Purchase Plan ("DRIP/DSPP") and the Company’s qualified defined contribution retirement plan (the "401(k) Plan"). The telephone voting and Internet voting procedures are designed to verify shareholders through use of an identification number that will be provided to you. These procedures allow you to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone or by the Internet, you do not have to mail in your proxy card. Please see your Notice of Internet Availability of Proxy Materials or your proxy card for specific instructions. Internet and telephone voting is available until 11:59 P.M. Eastern time on the day before the Annual Meeting of Shareholders.
If you wish to vote in person, we will pass out written ballots at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

Revocation of Proxy
If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing and sending another proxy with a later date, by voting by Internet, by telephone or by voting at the meeting. Alternatively, you may provide a written statement to the Company (attention Patricia D. Horn, Vice President - Governance, Environmental and Corporate Secretary) revoking your proxy.

Record Date; Number of Votes
If you owned shares of the Company's Common Stock at the close of business on March 18, 2013, you are entitled to one vote per share upon each matter presented at the meeting.
As of February 1, 2013, there were 98,790,726 shares of the Company's Common Stock outstanding. The Company does not have any other outstanding class of voting stock. Other than as described below under the heading "Security Ownership," no person holds of record or, to our knowledge, beneficially owns more than five percent of the Company's Common Stock.

Expenses of Proxy Solicitation
We will pay all costs associated with preparing, assembling, mailing and distributing the proxy cards and proxy statements except that certain expenses for Internet access may be incurred by you if you choose to access the proxy materials and/or vote over the Internet. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareholders. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or Internet. In addition, we have retained Phoenix Advisors, LLC to assist in the solicitation of proxies, at a fee of $10,500 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

Mailing of Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report

A Notice of Internet Availability of Proxy Materials or this proxy statement, the enclosed proxy and Annual Report are being distributed on or about March 29, 2013 to all of our shareholders who owned Common Stock on March 18, 2013.

Voting Under Plans
If you are a participant in our DRIP/DSPP, your proxy will represent the shares held on your behalf under the DRIP/DSPP and such shares will be voted in accordance with the instructions on your proxy. If you do not vote your proxy, your shares in the DRIP/DSPP will not be voted.
If you are a participant in our 401(k) Plan, you will receive a voting directive for shares allocated to your account. The trustee will vote these shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares in the same proportion that all plan shares are voted.

Voting of Shares Held in Street Name by Your Broker
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the

Annual Meeting of Shareholders and vote your shares in person. In order to vote your shares in person, you must provide us with a legal proxy from your broker.
Brokerage firms have authority under New York Stock Exchange ("NYSE") rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for non-routine matters unless they have received voting instructions. Routine matters include the ratification of the Company's principal independent accountants and the amendment of the Certificate to increase the number of authorized shares of Common Stock. However, the election of directors, the advisory vote on named executive officer compensation, the amendment of the Certificate to eliminate the supermajority voting provisions, the approval of the OGE Energy Corp. 2013 Stock Incentive Plan, the approval of the OGE Energy Corp. 2013 Annual Incentive Compensation Plan and the shareholder proposal regarding reincorporation in Delaware are not considered "routine" matters. Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' shares for which it has not received voting instructions on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting, but these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.
In order for your shares to be voted on all matters presented at the meeting, we urge all shareholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

CORPORATE GOVERANCE
Corporate Governance Guidelines. The Board of Directors of the Company operates pursuant to a set of written Corporate Governance Guidelines that set forth the Company's corporate governance philosophy and the governance policies and practices that the Company has established to assist in governing the Company and its affiliates. The Guidelines state that the primary mission of the Board of Directors of the Company is to advance the interests of the Company's shareholders by creating a valuable long-term business.
The Guidelines describe Board membership criteria and the Board selection and member orientation process. The Guidelines require that a majority of the directors must be independent and that members of each committee must be independent and state the Board's belief that the chief executive officer ("CEO") should be the only Company executive serving as a director, except as may be part of the succession process described below. Absent approval of the Nominating and Corporate Governance Committee, no director may be nominated to a new term if he or she would be older than 72 at the time of election. The Guidelines also provide that no director may serve on more than three other boards of directors of publicly-held companies without the prior approval of the Nominating and Corporate Governance Committee. Directors whose professional responsibilities change, such as upon retirement or a change in employer, are required to submit a letter of resignation for the Board's consideration.
The Guidelines provide that the Compensation Committee of the Board ("Compensation Committee") will evaluate the performance of the CEO on an annual basis and that the Nominating and Corporate Governance Committee will report to the Board at least annually on succession planning, which will include appropriate contingencies in the event the CEO retires or is incapacitated. The Guidelines also provide that the Nominating and Corporate Governance Committee is responsible for overseeing an annual assessment of the performance of the Board and Board committees, as well as for reviewing with the Board the results of these assessments. All of these tasks were completed for 2012.
The Guidelines provide that Board members have full access to officers and employees of the Company and, as necessary and appropriate, the Company's independent advisors, including legal counsel and independent accountants. The Guidelines further provide that the Board and each committee have the power to hire independent legal, financial or other advisors as they deem necessary. The Guidelines provide that the independent directors, which include all non-management directors, are to meet in executive session, generally coinciding with regularly scheduled Board meetings. In 2012, the independent directors met in executive session five times.
Our Code of Ethics, which is applicable to all of our directors, officers and employees, and our Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. We also have a separate code of ethics that applies to our CEO and our senior financial officers, including, our chief financial officer ("CFO") and our chief accounting officer, and that complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of ethics applicable to such officers. The Board has reviewed and will continue to evaluate its role and responsibilities with respect to the legislative and other governance requirements of the NYSE. All of our corporate governance materials, including our codes of conduct and ethics, our Guidelines for Corporate Governance and the charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, are available for public viewing on the OGE Energy website at www.oge.com under the heading Investor Relations, Corporate Governance.

Director Independence. The Board of Directors of the Company currently has 10 directors, nine of whom are independent within the meaning of the NYSE listing standards. Our Chairman, President and CEO is the only director who is not considered independent. For purposes of determining independence, we have adopted the following standards for director independence in compliance with the NYSE listing standards:

•
A director who is or was an employee, or whose immediate family member is or was an executive officer, of the Company or any of our subsidiaries is not independent until three years after the end of such employment relationship;

•
A director who received, or whose immediate family member received, more than $120,000 during any 12-month period within the past three years in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms or deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any 12-month period of such compensation;

•
A director who is a current partner or employee, or whose immediate family member is a current partner, of a firm that is the internal or external auditor of the Company or any of our subsidiaries is not independent;

•
A director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of the internal or external auditor of the Company or any of our subsidiaries and who personally worked on the audit of the Company or any of its subsidiaries within that time is not independent;

•
A director whose immediate family member is a current employee of the internal or external auditor of the Company or any of our subsidiaries and who personally works on the audit of the Company or any of its subsidiaries is not independent;

•
A director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where, at the same time, any of our or any of our subsidiaries' present executives is or was serving on that company's compensation committee is not independent until three years after the end of such service or the employment relationship;

•
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company's consolidated gross revenues is not independent; and

•
No director qualifies as independent unless the Board affirmatively determines that the director has no other relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries) that in the opinion of the Board of Directors could be considered to affect the directors ability to exercise his or her independent judgment as a director.

For purposes of determining whether the directors met the aforementioned tests and should be deemed independent, the Board concluded that the purchase of electricity from the Company's subsidiary, Oklahoma Gas and Electric Company ("OG&E"), at rates approved by a state utility commission does not constitute a material relationship. Based on this, the Board determined that each of the following members of the Board met the aforementioned independence standards: James H. Brandi; Wayne H. Brunetti; Luke R. Corbett; John D. Groendyke; Kirk Humphreys; Robert Kelley; Robert O. Lorenz; Judy R. McReynolds and Leroy C. Richie. Mr. Delaney does not meet the aforementioned independence standards because he is the current Chairman, President and CEO and an employee of the Company.
Standing Committees. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent directors who are nominated and approved by the Board. The roles and responsibilities of these committees are defined in the committee charters adopted by the Board and provide for oversight of, among other things, executive management. Each of these committee charters is available on our website at www.oge.com under the heading Investor Relations, Corporate Governance. The Board of Directors also has established a standing Executive Committee, whose members are all independent. The duties and responsibilities of these Board committees are reviewed regularly and are outlined below.
Audit Committee Financial Expert. The Board has determined that Mr. Robert Kelley and Mr. Robert O. Lorenz meet the SEC definition of audit committee financial expert. Each of Mr. Kelley and Mr. Lorenz is an independent director.

Process Related to Executive Officer and Director Compensation. Under the terms of its charter, the Compensation Committee has broad authority to develop and implement the Company's compensation policies and programs for executive officers and Board members. In particular the Compensation Committee is to:

•	review and approve corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

•	evaluate the performance of the CEO and the other executive officers in light of the corporate goals and objectives and set compensation levels for the executive officers;

•	recommend to the Board the approval, adoption and amendment of all incentive compensation plans in which any executive officer participates and all other equity-based plans;

•	administer the equity-based incentive compensation plans and any other plans adopted by the Board that contemplate administration by the Compensation Committee;

•	approve all grants of stock options and other equity-based awards;

•	review and approve employment, severance or termination arrangements for any executive officers;

•	review and evaluate the impact of the Company's compensation policies and practices on the Company's risk profile and risk management;

•	review and approve all services, including the fees for such services, to be provided to the Compensation Committee or the Company by a compensation consultant and its affiliates; and

•	review Board compensation.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (a) "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (b) "outside directors" for the purpose of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").
The process for setting director and executive compensation in 2012 involved numerous steps. The Compensation Committee, with the assistance of Mercer Human Resources Consulting ("Mercer"), approved two peer groups of companies for purposes of targeting executive compensation as discussed in the Compensation Discussion and Analysis on page 39. The next step in the process was an annual performance evaluation of each member of the management team. This process entailed for each member of the management team (other than the CEO) a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development objectives set at the beginning of the year. These reviews were used by the CEO in making compensation recommendations to the Compensation Committee.
The balance of the process for setting director and executive compensation for 2012 involved actions taken by the Compensation Committee. The Compensation Committee met in December 2011 and February 2012 to address 2012 compensation. At the December 2011 meeting, the Compensation Committee reviewed with the CEO the performance evaluations of each officer (other than the CEO). The Compensation Committee at its December 2011 meeting also reviewed and discussed with the CEO his recommendations for each member of management (other than the CEO) of 2012 salaries, target annual incentive awards (expressed as a percentage of salary) and target long-term incentive awards (also expressed as a percentage of salary). In addition, the Compensation Committee evaluated the CEO's performance at its December 2011 meeting and discussed his potential salary, target annual incentive award and target long-term compensation for 2012. Following these discussions, the Compensation Committee set 2012 salaries and, subject to potential adjustment at its meeting in February 2012, target annual incentive awards and target long-term compensation awards for each officer. The target annual incentive awards and target long-term compensation awards were expressed as percentages of salary. The Company performance goals that needed to be achieved for any payouts of annual incentive awards or long-term incentives were not set at the December 2011 meeting; but, instead, were left for consideration at the scheduled meeting in February 2012. Senior management in making compensation recommendations for an executive in 2012, and the Compensation Committee in deciding the executive's compensation, used as a primary guideline the median market pay data provided by Mercer for an executive with similar responsibilities in the appropriate peer group. At its meeting in December

2011, the Compensation Committee also reviewed and set compensation for the directors, which is described below under "Director Compensation."

Prior to the Compensation Committee's meeting in February 2012, the Company's senior management developed recommendations for the Company performance goals that needed to be met in order for any payouts of 2012 annual incentive awards or 2012 long-term compensation awards to occur.
At the Compensation Committee's meeting in February 2012, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2012 annual incentive awards and long-term compensation awards. Following this discussion, the Compensation Committee set the 2012 Company performance goals for annual incentive awards and long-term compensation awards that had to be achieved in order for payouts of such awards to occur. The Compensation Committee also approved the form of the long-term compensation awards, which consisted entirely of performance units, as well as the amount of performance units that would be granted.
In 2011, the Compensation Committee engaged Mercer as its executive compensation consultant for 2012. As part of this engagement, Mercer reviewed the Company's current director and executive officer compensation, confirmed the peer groups to be used for assessment of director and executive officer compensation and assessed the competitiveness of the Company's director and executive officer compensation. Mercer also provided perspectives on market trends. During 2012, Mercer received $114,549 in fees for director and executive officer compensation advisory services to the Compensation Committee. Separately, Mercer and its affiliates received $969,570 in fees for other services, of which $937,867 related to routine annual actuarial services and $31,703 related to other miscellaneous services, including annual surveys. The decision to engage Mercer and its affiliates for these other services was reviewed and approved by the Compensation Committee. For the reasons described below, the Compensation Committee does not believe that the provision of these services affected the objectiveness of the executive compensation advice it receives from Mercer.

Although the Company retains Mercer and its affiliates for other services, the Compensation Committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer's or its affiliates' relationships with the Company because of the procedures Mercer and the Compensation Committee have in place. In particular, we have been informed by Mercer that:

•	the executive compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	the executive compensation consultant is not responsible for selling other Mercer or affiliate services to the Company; and

•
Mercer's professional standards prohibit the individual executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations.

In addition:

•	the Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•
the Compensation Committee reviewed and approved all services, including the fees for such services to be provided to the Compensation Committee or the Company by the executive compensation consultant and its affiliates;

•	the executive compensation consultant has direct access to the Compensation Committee without management intervention;

•
the Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	the protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when such consultant's advice and recommendations can be shared with management. These protocols are included in the consultant's engagement letter. This approach is intended to protect the Compensation Committee's ability to receive objective advice from the executive compensation consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

For the reasons discussed above, and after considering certain independence-related factors, including:

•	whether Mercer provides other services to the Company;

•	fees received by Mercer from the Company;

•	conflict of interest policies of Mercer;

•	any business or personal relationships between the individual executive compensation consultant and members of the Company's Compensation Committee;

•	any ownership of the Company's Common Stock by the individual executive compensation consultant; and

•	any business or personal relationships between the individual executive compensation consultant or Mercer and an executive officer of the Company,

the Compensation Committee determined that there are no conflicts of interest with respect to the consulting services provided by Mercer.

Leadership Structure. The Company's Corporate Governance Guidelines discussed above state that the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board, with the assistance of the Nominating and Corporate Governance Committee, to make a determination whenever it elects a new CEO.
Peter B. Delaney currently serves as Chairman, President and CEO. At the time of his election, the Board believed that it was in the best interests of the Company to have a single person serve as Chairman and CEO to provide unified leadership and direction. The Board still believes this is in the Company's best interest; however, the Board may separate these positions in the future should circumstances change.
In an effort to strengthen independent oversight of management and to provide for more open communication, the Board has appointed Luke R. Corbett to serve in the role of lead director. Mr. Corbett, as an independent lead director, chairs executive sessions of the Board conducted without management. These sessions will be held at least once annually and were held five times in 2012. Management also periodically meets with the lead director to discuss Board and committee agenda items.
Risk Oversight. The Board of Directors appoints the Chief Risk Officer of the Company.  The Chief Risk Officer serves as chairman of the Company's Risk Oversight Committee, which consists primarily of corporate officers, and is responsible for the overall development, implementation and enforcement of strategies and policies for all market risk management activities of the Company. The Risk Oversight Committee's responsibilities include review of:

•	the existing risk exposure and performance of the Company's business units;

•	existing credit and market risk measurement methodologies;

•	counterparty credit limit structures;

•	fuel procurement activities;

•	policy change requests; and

•	violations of risk policies.

On a quarterly basis, the Risk Oversight Committee, through the Chief Risk Officer, reports to the Audit Committee of the Company's Board of Directors ("Audit Committee") on the Company's risk profile affecting anticipated financial results, including any significant risk issues. This report is followed by an executive session with the Chief Risk Officer at which only members of the Audit Committee are present. At each quarterly Audit Committee meeting, the Audit Committee also receives a report on compliance with the Company's Code of Ethics, any material pending or threatened litigation, significant regulatory issues or proceedings, and the status of any governmental audits or inquiries.
Communications with the Board of Directors. Shareholders and other interested parties who wish to communicate with members of the Board, including the lead director or the non-management directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s principal offices, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We currently do not intend to have the Corporate Secretary screen this correspondence to the extent it pertains to business matters and are not solicitations, but we may change this policy if directed by the Board due to the nature and volume of the correspondence.
Board Attendance at Annual Meeting of Shareholders. The Company encourages each of its Board members to attend the Annual Meeting of Shareholders and the directors are expected to attend whenever reasonably possible. All but one of the Board members attended the Annual Meeting of Shareholders in 2012.
Related Party Transaction Policy; Prohibition on Loans. The Company's Code of Ethics provides that all employees, including executive officers, have a duty to avoid financial, business or other relationships that might cause a conflict of interest with the performance of their duties and that employees should conduct themselves in a manner that avoids even the appearance of conflict between personal interests and those of the Company. The Company's Code of Ethics provides, among other things, that (i) conflicts of interest may arise when an individual or someone in his or her immediate family receives improper personal benefits as a result of the employee's position, (ii) employees should not authorize business with any firm in which they, or a member of their immediate family, have a direct or indirect interest and (iii) employees should, as a general rule, avoid accepting a gift or invitation of such value (generally in excess of $100) that acceptance could create, or appear to create, an obligation to a person or company with whom the Company does business. The charter of the Nominating and Corporate Governance Committee provides that the Nominating and Corporate Governance Committee is to consider possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts of interest. Similarly, the charter of the Audit Committee provides that the Audit Committee is to periodically obtain reports regarding compliance with the Company's Code of Ethics. If a conflict is found to exist, the matter will be discussed with the employee and the following options will be considered: (i) the employee will be asked to end the activity that caused the conflict; (ii) realignment of job responsibilities or assignment or (iii) if (i) and (ii) are not possible, employment will be terminated. Only the Board or a committee of the Board can waive this provision for executive officers, and any waiver will be promptly disclosed to the public. The Company's Corporate Governance Guidelines provide that, except for employment arrangements with the CEO, the Company will not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, present a conflict of interest, or is otherwise prohibited by law, rule or regulation and includes (i) directly or indirectly, any extension, maintenance or renewal of an extension of credit to any director or member of management of the Company and (ii) significant business dealings with directors or their affiliates, substantial charitable contributions to organizations in which a director is affiliated, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board or a Board committee and must be promptly disclosed to the Company's shareholders. The Company does not have a related party transaction policy for persons other than employees and directors and their affiliates. Except as discussed above, the Company has not prescribed any specific standards to be applied when determining whether a conflict exists or whether a waiver of any such conflict should be made. The Company's Stock Incentive Plan prohibits all loans to executive officers.
Prohibition on Hedging. Our insider trading policy prohibits our directors and executive officers from engaging in hedging or monetization transactions with respect to the Company's securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Auditors; Audit Partner Rotation. As described on page 17, the Company is requesting that the shareholders ratify the selection of Ernst & Young LLP as the Company's principal independent accountants for 2013. The Audit Committee charter provides that the audit partners will be rotated as required by the Sarbanes-Oxley Act of 2002.
Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors adopted, stock ownership guidelines for the officers of the Company and its subsidiaries and the Company's Board of Directors during 2004. The Compensation Committee reviewed and revised the guidelines in 2008, with the primary change being to increase the stock ownership guidelines for several officers. These guidelines have been reviewed in each subsequent year including 2012. The terms of these guidelines are explained on page 48 in the Compensation Discussion and Analysis.
Director Qualifications and Nomination Process. It is expected that the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders in accordance with our bylaws. Our bylaws provide that, if you intend to nominate director candidates for election at an Annual Meeting of Shareholders, you must deliver written notice to the Corporate

Secretary no later than 90 days in advance of the meeting. The notice must set forth certain information concerning you and the nominee(s), including (i) each nominee's name and address, (ii) a representation that you are entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in your notice, (iii) a description of all arrangements or understandings between you and each nominee and any other person pursuant to which the nomination or nominations are to be made by you, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) and (v) the consent of each nominee to serve as a director if so elected. The chairman of the Annual Meeting of Shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates.
The Nominating and Corporate Governance Committee has not established specific minimum qualities for director nominees or set forth specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Nominating and Corporate Governance Committee considers numerous factors, including judgment, skill, independence, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, experience as an officer or director of another publicly-held corporation, understanding of management trends in general or in industries relevant to the Company, expertise in financial accounting and corporate finance, ability to bring diversity to the group, community or civic service, appropriateness of having a member of management, in addition to the CEO, on the Board as part of the succession planning process, knowledge or expertise not currently on the Board, shareholder perception, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and, in the case of an incumbent director, the individual's level of performance as a director of the Company. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of the Board at the time of selecting nominees. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as they evaluate other candidates.
The Nominating and Corporate Governance Committee has no specific policy on diversity other than, as described above, that it is one factor the committee considers when evaluating potential board candidates and incumbent directors for reelection. For purposes of diversity considerations, the Nominating and Corporate Governance Committee includes differences of viewpoint, professional experience, education and other individual qualities as well as race and gender. The needs of the Board and the factors that the Nominating and Corporate Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee's charter is reviewed.
The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude at its meeting in February 2013, that the individual should be serving as a director of the Company.

James H. Brandi. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Brandi should continue serving as a director of the Company based, in large part, on his demonstrated business and leadership skills and his level of performance as a director. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Brandi's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his prior experience as a Managing Director of BNP Paribas Securities Corp., UBS Securities, LLC and Dillon, Read & Co. Inc., his academic achievements at Harvard Business School and at Yale University, his prior experience as a director of a publicly-held utility business, his current experience as a director of a publicly-held company, his ability to interact well with other directors, his financial accounting and corporate finance acumen and his ability to bring additional views on numerous issues facing the utility and pipeline industries. Also, as a result of his business career and his service on the Board, the Board and the Nominating and Corporate Governance Committee believe that Mr. Brandi will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Wayne H. Brunetti. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Brunetti should continue serving as a director of the Company based, in large part, on his demonstrated business and leadership skills and his level of performance as a director. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Brunetti's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his prior experience as chairman, president and chief executive officer of one of the larger utility holding company systems in the United States, his more than 30 years of experience in the utility industry, his prior experience as a director of another publicly-held company, his ability to interact well with other directors, his involvement in civic and community matters, his understanding of management trends generally and in the utility industry and his financial accounting and corporate finance acumen. Also, as a result of his extensive career in leadership positions in the utility industry and his service on the Board, the Board and the Nominating and Corporate Governance Committee believe that Mr. Brunetti will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Luke R. Corbett. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Corbett should continue serving as a director of the Company based, in large part, on his demonstrated business and leadership skills and his level of performance for many years as a director of the Company. Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably Mr. Corbett's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his prior experience as chairman and chief executive officer of a large, multi-national, publicly-held energy company, his current experience as a director of another publicly-held corporation, his ability to interact well with other directors, his active involvement for many years in civic and charitable matters affecting many of the communities served by the Company, his understanding of management trends generally and in industries relevant to the Company, his prior performance as chair of the Board's Compensation Committee, his current performance as Lead Director of the Board and his financial accounting and corporate finance acumen. Also, as a result of his business career and many years as a director of the Company, the Board and the Nominating and Corporate Governance Committee believe that Mr. Corbett will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Peter B. Delaney. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Delaney should continue serving on the Board based, in large part, on his demonstrated business, management and leadership skills, on the Board's policy to have the CEO serve as a member of the Board and on his level of performance as Chairman, President and CEO. Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably Mr. Delaney's integrity, his intelligence, his level of performance since his employment by the Company in April 2002, his thorough knowledge of the Company's businesses, his prior experience in the energy and financial industries, his involvement with the Edison Electric Institute, his demonstrated understanding of management trends in general and in the Company's businesses, his expertise in financial accounting and corporate finance, his commitment to supporting the communities served by the Company and his active involvement in civic and charitable matters in many of the communities served by the Company.
John D. Groendyke. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Groendyke should continue serving as a director of the Company based, in large part, on his demonstrated business and leadership skills and his level of performance as a director of the Company for many years. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Groendyke's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his experience as chairman and chief executive officer of a large trucking business, which, like the utility industry, is highly regulated, his ability to interact well with other directors, his active support of numerous civic and charitable matters affecting many of the communities served by the Company, his understanding of environmental and wildlife issues, his understanding of management trends generally and his financial accounting and corporate finance acumen. Also, as a result of his business experience and many years as a director of the Company, the Board and Nominating and Corporate Governance Committee believe that Mr. Groendyke will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issued facing the Company and on the development and execution of the Company's strategy.
Kirk Humphreys. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Humphreys should continue serving as a director of the Company based, in large part, on his business and leadership skills and his level of performance as a director of the Company. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Humphreys' integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his prior service as Mayor of Oklahoma City for six years, his continued active involvement in civic and charitable matters, his knowledge of business and economic issues facing Oklahoma, his ability to interact well with other directors, his understanding of management trends generally and his financial accounting and corporate finance acumen. Also, as a result of his business career and his prior service as a director of the Company, the Board and Nominating and Corporate Governance Committee believe that Mr. Humphreys will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Robert Kelley. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Kelley should continue serving as a director of the Company based, in large part, on his demonstrated business and leadership skills and his level of performance for many years as a director of the Company, and as Chair of the Audit Committee. Specifically, that Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Kelley's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his prior experience as chairman, president and chief executive officer of a large, multi-national, publicly-held energy company, his current and prior experience as a director of other publicly-held companies along with having served as the chair of the audit committee of other publicly-held companies, his ability to interact well with other directors, his involvement in civic and charitable matters, his understanding of management trends generally and in industries relevant to the Company, his current performance as Chair of the Audit Committee, his qualification as a "financial expert" and his understanding of corporate finance matters. Also, as a result of his business career and many years as a director of the Company, the Board and the Nominating and Corporate Governance Committee believe that Mr. Kelley will continue to provide knowledgeable advice, particularly on financial and accounting matters, to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Robert O. Lorenz. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Lorenz should continue serving as a director of the Company based, in large part, on his business and leadership skills and his level of performance as a director of the Company for many years. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Lorenz's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his current and prior experience as a director of other publicly-held companies, including his service as a chair of an audit committee and as a lead director, his ability to interact well with other directors, his involvement in civic and charitable matters, his understanding of management trends generally and in industries relevant to the Company, his current performance as Chair of the Board's Nominating and Corporate Governance Committee, his qualification as a "financial expert" and his corporate finance acumen. Also, as a result of his business career and many years as a director of the Company, the Board and Nominating and Corporate Governance Committee believe that Mr. Lorenz will continue to provide knowledgeable advice, particularly on financial and accounting matters, to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Judy R. McReynolds. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Ms. McReynolds should continue serving as a director of the Company based, in large part, on her demonstrated business skills and her level of performance as a director of the Company. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Ms. McReynold's integrity, her intelligence, her qualifying as an independent director under the NYSE listing standards, her current and prior experience as president, chief executive officer and director of Arkansas Best Corporation, a publicly-held company, her ability to interact well with other directors, her involvement in civic and charitable matters, her understanding of management trends generally and in industries relevant to the Company and her financial accounting and corporate finance acumen. Also, as a result of her business career and her prior service as a director of the Company, the Board and Nominating and Corporate Governance Committee believe that Ms. McReynolds will continue to provide knowledgeable advice, particularly to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
Leroy C. Richie. The Nominating and Corporate Governance Committee recommended, and the Board concluded, that Mr. Richie should continue serving as a director of the Company based, in large part, on his business and leadership skills and his level of performance as a director of the Company. Specifically, the Board and the Nominating and Corporate Governance Committee viewed favorably Mr. Richie's integrity, his intelligence, his qualifying as an independent director under the NYSE listing standards, his current and prior experience as a director of numerous publicly-held companies, including his service as chair of the audit committee of a publicly-held company, his legal expertise from his career as a lawyer and from his experience as a general counsel of Chrysler Corporation, his knowledge of corporate governance matters, his ability to interact well with other directors, his involvement in civic and charitable matters, his understanding of management trends generally, his performance as Chair of the Board's Compensation Committee and his financial accounting and corporate finance acumen. Also, as a result of his business career and his prior service as a director of the Company, the Board and Nominating and Corporate Governance Committee believe that Mr. Richie will continue to provide knowledgeable advice to the Company's other directors and to senior management on numerous issues facing the Company and on the development and execution of the Company's strategy.
For additional information concerning the directors, please see "Proposal No. 1 – Election of Directors" below.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

General. Each member of our Board of Directors was also a director of OG&E during 2012. The Board of Directors of the Company and OG&E met on six occasions during 2012. Each director attended at least 91 percent of the total number of meetings of the Boards of Directors and the committees of the Boards on which he or she served during 2012.

Committees. The standing committees of the Company's Board of Directors include a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and an Executive Committee.
The members of these committees, the general functions of the committees and number of committee meetings in 2012, are set forth below.

Name of Committee and Members	General Functions of the Committee	Number of Meetings in 2012
Compensation Committee:	Oversees	5
James H. Brandi	• compensation of directors and principal officers
Wayne H. Brunetti	• executive compensation
Luke R. Corbett	• benefit programs
John D. Groendyke
Kirk Humphreys
Judy R. McReynolds
Leroy C. Richie*

Audit Committee:	Oversees financial reporting process	4
Wayne H. Brunetti	• evaluate performance of independent auditors
Kirk Humphreys	• select independent auditors
Robert Kelley* Robert O. Lorenz	• discuss with internal and independent auditors scope and plans for audits, adequacy and effectiveness of internal controls for financial reporting purposes, and results of their examination
• review interim financial statements and annual financial statements to be included in Form 10-K and Form 10-Q
• oversees risk assessment and risk policies

Nominating and Corporate Governance Committee:	Reviews and recommends	5
James H. Brandi	• nominees for election as directors
John D. Groendyke	• membership of director committees
Robert O. Lorenz*	• succession plans
Judy R. McReynolds	• various corporate governance issues
Leroy C. Richie	Reviews environmental initiatives and compliance strategies

Executive Committee:	Performs duties of the Board during intervals between Board meetings	0
Luke R. Corbett
Robert Kelley
Robert O. Lorenz
Leroy C. Richie

* Chairperson

Director Compensation. Compensation of non-officer directors of the Company in 2012 included an annual retainer fee of $128,600, of which $45,600 was payable in cash in monthly installments and $83,000 was deposited in the director's account under the Company's Deferred Compensation Plan in December 2012 and converted to 1,460.239 common stock units based on the closing price of the Company's Common Stock on December 3, 2012. All non-officer directors received $2,000 for each Board meeting and $2,000 for each committee meeting attended. The lead director received an additional $15,000 cash retainer in 2012. The chairman of the Audit Committee received an additional $10,000 cash retainer in 2012. The chairmen of the Compensation and Nominating and Corporate Governance Committees received an additional $5,000 annual cash retainer in 2012. Each chairman of a board committee also received a meeting fee of $2,000 for each meeting (either in person or by phone) with management to address committee matters. Each member of the Audit Committee also received an additional annual retainer of $5,000. These amounts represent the total fees paid to directors in their capacities as directors of the Company and OG&E in 2012.

Under the Company's Deferred Compensation Plan, non-officer directors may defer payment of all or part of their attendance fees and the cash portion of their annual retainer fee, which deferred amounts are credited to their account as of the first day of the month in which the deferred amounts otherwise would have been paid. Amounts credited to the accounts are assumed to be invested in one or more of the investment options permitted under the Company's Deferred Compensation Plan. In 2012, those investment options included a Company Common Stock fund, whose value was determined based on the stock price of the Company's Common Stock, and various money market, bond and equity funds. When an individual ceases to be a director of the Company, all amounts credited under the Company's Deferred Compensation Plan are paid in cash in a lump sum or installments. As described under "Executive Officers' Compensation 2012 Nonqualified Deferred Compensation Table," in certain circumstances, participants may also be entitled to in-service withdrawals from the Company's Deferred Compensation Plan.

In November 2012, the Compensation Committee met to consider director compensation. At that meeting, the Compensation Committee increased the additional annual retainer for the chairmen of the Compensation and Nominating and Corporate Governance Committees for 2013 to $7,500 from $5,000, increased the additional annual retainer for the chairman of the Audit Committee for 2013 to $12,500 from $10,000 and increased the additional annual retainer for the lead director for 2013 to $17,500 from $15,000. At that meeting, the Compensation Committee also increased the portion of the annual retainer payable in December 2012 and deposited in the director's account under the Company's Deferred Compensation Plan for 2012 to $83,000 from $73,000. The other components of director compensation remained unchanged.

Director Compensation for 2012
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James H. Brandi	$79,600	$83,000	—	—	—	—	$162,600
Wayne H. Brunetti	$82,600	$83,000	—	—	—	—	$165,600
Luke R. Corbett	$82,600	$83,000	—	—	—	—	$165,600
John D. Groendyke	$79,600	$83,000	—	—	—	—	$162,600
Kirk Humphreys	$80,600	$83,000	—	—	—	—	$163,600
Robert Kelley	$90,600	$83,000	—	—	—	—	$173,600
Linda P. Lambert (2)	$29,000	$—	—	—	—	—	$29,000
Robert O. Lorenz	$85,600	$83,000	—	—	—	—	$168,600
Judy R. McReynolds	$79,600	$83,000	—	—	—	—	$162,600
Leroy C. Richie	$84,600	$83,000	—	—	—	—	$167,600
(1) Amounts in this column represent the dollar value of the annual retainer that was deposited in the director's account under the Company's Deferred Compensation Plan in December 2012. At December 31, 2012, the number of common stock units in the Company Common Stock Fund for each of the directors was as follows: Mr. Brandi, 4,528 common stock units; Mr. Brunetti, 9,256 common stock units; Mr. Corbett, 70,421 common stock units; Mr. Groendyke, 28,765 common stock units; Mr. Humphreys, 19,185 common stock units; Mr. Kelley, 62,028 common stock units; Ms. Lambert, 4,686 common stock units; Mr. Lorenz, 32,639 common stock units; Ms. McReynolds, 2,057 common stock units and Mr. Richie, 11,154 common stock units.
(2) Ms. Lambert retired from the Board of Directors effective May 17, 2012, and, therefore, received monthly installments of the annual retainer fee and attendance fees through this effective date of service.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of 10 members. The term of each director will expire at this year's Annual Meeting of Shareholders. The following persons are the nominees of the Board to be elected for a one-year term at the Annual Meeting of Shareholders to be held on May 16, 2013: Mr. James H. Brandi, Mr. Wayne H. Brunetti, Mr. Luke R. Corbett, Mr. Peter B. Delaney, Mr. John D. Groendyke, Mr. Kirk Humphreys, Mr. Robert Kelley, Mr. Robert O. Lorenz, Ms. Judy R. McReynolds and Mr. Leroy C. Richie. The term of each nominee will continue until their successors are elected and qualified. Each of these nominees is currently a director of the Company and OG&E.

Proxies solicited by the Board of Directors will be voted "FOR" the election of the 10 nominees as director, unless a different vote is specified. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. All nominees own less than 0.3 percent of any class of voting securities of the Company.
The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the election of the 10 nominees as director. Broker non-votes will be treated as shares not entitled to be voted.

The following contains certain information concerning the nominees for director.

JAMES H. BRANDI, 64, is a former Managing Director of BNP Paribas Securities Corp., an investment banking firm, where he served from 2010 until his retirement in late 2011. From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm. From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Group. Prior to 2000, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas. Mr. Brandi currently serves as a director of Approach Resources Inc. and Carbon Natural Gas Company. Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College. Mr. Brandi served as a director of Energy East Corporation from 2006 to 2008. Mr. Brandi has been a director of the Company and of OG&E since February 2010, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

WAYNE H. BRUNETTI, 70, is a retired Chairman of the Board and Chief Executive Officer of Xcel Energy Inc., which provides electricity and natural gas services in eight Western and Midwestern states. Mr. Brunetti served as Xcel Energy's chairman and chief executive officer from 2001 to 2005. Mr. Brunetti also served as chairman, president and chief executive officer of Xcel Energy's various predecessor companies, including New Century Energies, Public Service Company of Colorado and Southwestern Public Service Company. Mr. Brunetti was the acting Chief Executive Officer of NRG Energy, Inc., a former subsidiary of Xcel Energy Inc., from June 6, 2002 until May 14, 2003 and a director of NRG from June 2000 until May 14, 2003. In May 2003, NRG and certain of NRG's affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code to restructure their debt. NRG emerged from bankruptcy on December 5, 2003. Mr. Brunetti began his career at Florida Power & Light in 1964. Mr. Brunetti also served on the Board of Synenco Energy, a Canadian oil sands company, from June 2006 to August 2008. Mr. Brunetti has been a director of the Company and of OG&E since August 2008, and is a member of the Audit Committee and the Compensation Committee of the Board.

LUKE R. CORBETT, 66, is the former Chairman and Chief Executive Officer of Kerr-McGee Corporation, which engaged in oil and gas exploration and production and chemical operations. He had been employed by Kerr-McGee Corporation for more than 17 years prior to his retirement from Kerr-McGee Corporation on September 1, 2006, having served as Chairman and Chief Executive Officer since 1997; President and Chief Operating Officer from 1995 to 1997; and Group Vice President from 1992 to 1995. Mr. Corbett also serves as a member of the Board of Directors of Anadarko Petroleum Corporation, which acquired Kerr-McGee Corporation on September 1, 2006. Mr. Corbett served as a director of Noble Corporation from 2001 to 2009. Mr. Corbett has been a director of the Company and OG&E since December 1996. He serves as Lead Director of the Board and is a member of the Compensation Committee and the Executive Committee of the Board.

PETER B. DELANEY, 59, is Chairman, President and Chief Executive Officer of the Company and OG&E. From January 2011 to December 2011, Mr. Delaney was Chairman and Chief Executive Officer of the Company and OG&E. From September 2007 until December 2010, Mr. Delaney was Chairman, President and Chief Executive Officer of the Company and OG&E. From January 2007 until September 2007, Mr. Delaney was President and Chief Operating Officer of the Company and OG&E. From 2004 to January 2007 he was Executive Vice President and Chief Operating Officer of the Company and OG&E. From 2002 to 2004, Mr. Delaney was Executive Vice President, Finance and Strategic Planning for the Company and has served since 2002 as the Chief Executive Officer of the Company's Enogex LLC subsidiary. Mr. Delaney is a member of the Board of Directors of the Federal Reserve Bank of Kansas City. Mr. Delaney has been a director of the Company and OG&E since January 2007.

JOHN D. GROENDYKE, 68, is Chairman of the Board and Chief Executive Officer of Groendyke Transport, Inc., a bulk truck transportation company in Enid, Oklahoma. Mr. Groendyke has worked at Groendyke Transport, Inc. since 1965. Mr. Groendyke has been a member of the Oklahoma Wildlife Conservation Commission since 1976. Mr. Groendyke has been a director of the Company and of OG&E since January 2003, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

KIRK HUMPHREYS, 62, is the Chairman of The Humphreys Company, LLC, a real estate development company, and Board Chairman of Carlton Landing, LLC, a real estate investment company. He has been active in the development and acquisition of commercial real estate in Oklahoma and surrounding states since 1975. Mr. Humphreys was elected Mayor of Oklahoma City in 1998 and re-elected in 2002. Mr. Humphreys is a member of the University of Oklahoma Board of Regents and is a trustee of the Urban Land Institute. He also serves on the boards of the Oklahoma City Airport Trust, the Oklahoma Industries Authority and the Oklahoma State Fair. Mr. Humphreys has been a director of the Company and of OG&E since November 2007, and is a member of the Audit Committee and the Compensation Committee of the Board.

ROBERT KELLEY, 67, is President of Kellco Investments Inc., a private investment company. Prior to May 1, 2001, he served as Chairman of the Board of Noble Affiliates, Inc., an independent energy company with exploration and production operations in the United States and international operations in China, Ecuador, Equatorial Guinea and the U.K. sector of the North Sea. Prior to October 2, 2000 he also served as President and Chief Executive Officer of Noble Affiliates, Inc. and of its three subsidiaries: Samedan Oil Corporation, Noble Gas Marketing, Inc. and Noble Trading, Inc. Mr. Kelley also serves as a member of the Board of Directors and audit committee of Cabot Oil and Gas Corporation. Mr. Kelley also served as a director of Lone Star Technologies, Inc. from 2001 until 2008 and of Smith International, Inc. from 2005 until 2010. Mr. Kelley is a certified public accountant and his prior experiences include working for a public accounting firm and teaching accounting at two universities. Mr. Kelley has been a director of the Company and OG&E since December 1996, and is chairman of the Audit Committee and a member of the Executive Committee of the Board.

ROBERT O. LORENZ, 66, is a retired partner of the Arthur Andersen accounting firm. Mr. Lorenz joined Arthur Andersen in 1969, became a partner in 1982, was named managing partner of the Oklahoma City office in 1994 and was named managing partner of the Oklahoma practice in 2000, the position he held until November 2002, when he retired. Mr. Lorenz serves on the Board of Directors, audit committee and as lead independent director of Panhandle Oil and Gas, Inc. Mr. Lorenz also is a member of the Advisory Board of the United Way of Central Oklahoma. Mr. Lorenz served on the Board of Directors of Kerr-McGee Corporation until September 1, 2006 when Kerr-McGee was acquired by Anadarko Petroleum Corporation. Mr. Lorenz also served on the Board of Infinity Energy Resources, Inc. from 2004 until March 2009. Mr. Lorenz has been a director of the Company and OG&E since July 2005, and is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and of the Executive Committee of the Board.

JUDY R. MCREYNOLDS, 50, is President and Chief Executive Officer of Arkansas Best Corporation, headquartered in Fort Smith, Ark., whose largest subsidiary is ABF Freight System, Inc. Ms. McReynolds has been a member of Arkansas Best Corporation's board of directors since she was named President and Chief Executive Officer on January 1, 2010. Ms. McReynolds previously served as senior vice president, chief financial officer and treasurer from 2006 through 2009, and was vice president and controller from 2000 to early 2006. Ms. McReynolds serves on the boards of First Bank Corp., the Westark Area Council of the Boy Scouts of America, the Sparks Health System Board of Trustees, the University of Arkansas Fort Smith Foundation Board, the Dean's Executive Advisory Board of the Sam M. Walton College of Business at the University of Arkansas, the American Trucking Associations Executive Committee and Board and the American Transportation Research Institute Board. Ms. McReynolds has been a director of the Company and of OG&E since July 2011, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

LEROY C. RICHIE, 71, serves as counsel to the Detroit-based law firm of Lewis & Munday, P.C., one of the oldest and largest law firms in the nation founded by minorities. From 1998 to 2004, Mr. Richie was chairman and CEO of Q Standards World Wide Inc. and Capitol Coating Technologies Inc., and President of Intrepid World Communications. Mr. Richie also has served as Vice President and General Counsel for Automotive Legal Affairs of Chrysler Corporation and as director of the New York office of the Federal Trade Commission. Mr. Richie served on the Board of Directors of Kerr-McGee Corporation from 1998 to 2006, the last three years as chairman of the audit committee. He currently serves as a director of Digital Ally Inc., Infinity Energy Resources Inc. and Columbia Investment Funds (formerly RiverSource Investment Funds). Mr. Richie previously served as a director of Vibration Control Technologies, LLC (2004-2010), Great Lakes Assemblies, LLC (2005-2010) and Gulf Shores Assemblies, LLC (2008-2010). Mr. Richie served on the boards of the Seligman Mutual Fund Family from 2000 until 2008, when they merged with and into RiverSource. Mr. Richie has been a director of the Company and of OG&E since November 2007, and is chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and of the Executive Committee of the Board.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the election of the 10 nominees as director. Broker non-votes will be treated as shares not entitled to be voted.

The Board of Directors recommends a vote "FOR" the election of the 10 nominees as director. Proxies solicited by the Board of Directors will be voted "FOR" the election of the 10 nominees as director, unless a different vote is specified.

PROPOSAL NO. 2 -
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2013
The Audit Committee has selected Ernst & Young LLP as principal independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2013. Ernst & Young LLP was originally selected by the Board, upon the recommendation of the Audit Committee, as principal independent accountants for the Company effective May 16, 2002.
While the Audit Committee is responsible for the appointment, retention, termination and oversight of the Company's principal independent accountants, the Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Ernst & Young LLP as the Company's principal independent accountants. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify appointment, the Audit Committee may investigate the reasons for the shareholders' rejection and may consider whether to retain Ernst & Young LLP or to appoint another principal independent accountants. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different principal independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from the shareholders at the Annual Meeting of Shareholders.
The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2013. Abstentions from voting in this matter are treated as votes against.
The Board of Directors recommends a vote "FOR" the ratification of the appointment of the Company's principal independent accountants. Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of the Company's principal independent accountants, unless a different vote is specified.

PROPOSAL NO. 3 -
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14a of the Securities Exchange Act of 1934, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs, that is sometimes referred to as "say on pay", for our CEO and the other four officers named in the Summary Compensation Table on page 50 (who we refer to as "Named Executive Officers"). Accordingly, you may vote on the following resolution at the 2013 Annual Meeting of Shareholders:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED."

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that, until the next vote on the frequency of shareholder votes on executive compensation, OGE Energy will hold future advisory votes on executive compensation every year.

As discussed in the Compensation Discussion and Analysis, our executive compensation program is premised on providing competitive and responsible levels of compensation that are substantially performance-based so as to align the interests of our executive officers with those of our shareholders. Payouts of annual and long-term incentive awards require the achievement of specific goals established by the Compensation Committee that are designed to benefit our shareholders and the Company, both in the long and short term. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash bonus, with the amount of the bonus being dependent on the level of achievement of specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings per share ("EPS") and measures of operating performance. Awards under the Stock Incentive Plan generally are equity-based, with the amount ultimately paid to an officer being dependent on the level of achievement, usually over a three-year period, of specific Company performance goals that typically are tied directly to total shareholder return compared to a broad utility peer group and to growth in EPS. By having a significant portion of our executives' compensation dependent on the level of achievement of various performance goals, our executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below average performance, for their compensation to be below competitive levels. This is illustrated by the high level of payouts to our Named Executive Officers of the 2010 awards under the Stock Incentive Plan for the three-year performance period ending December 31, 2012. The high level of payout was attributable, in our judgment, to excellent performance as the Company's total shareowner return was at the 93rd percentile (the top seven percent) of the 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index for the three-year period ending December 31, 2012, and the Company's growing earnings over the same period from $2.66 per share to $3.58 per share.

We believe the program strikes the appropriate balance between utilizing responsible pay practices and effectively incentivizing our executives to create value for our shareholders. This balance is evidenced by the following:

•	Our executive compensation was approved by more than 90 percent of our shareholders who voted at last year's Annual Meeting of Shareholders.

•
We set the 2012 total direct compensation (i.e., the salary plus the target awards under the Annual Incentive Plan and under the Stock Incentive Plan) of each of our Named Executive Officers either below or within one percent of the median amount, as reported by the Compensation Committee's executive compensation consultant, for an executive with similar duties in the applicable compensation peer group used by the Compensation Committee (which peer groups are listed on page 41).

•
We provide a significant part of executive compensation in performance-based incentives. For 2012, the target awards under the Annual Incentive Plan and under the Stock Incentive Plan represented from approximately 58 percent to 77 percent of a Named Executive Officer's targeted total direct compensation, with the officer having the ability to earn from 0 percent to 150 percent of the award under the Annual Incentive Plan and from 0 percent to 200 percent of the award under the Stock Incentive Plan, based entirely on the level of achievement of the applicable performance goals set by the Compensation Committee.

•
In 2012, the Edison Electric Institute ("EEI") presented its EEI Index Award to the Company. The EEI Index of Shareholder-Owned Electric Utilities is a peer group index that values total return on each electric utility in the index over a five-year period, thus providing a benchmark for long-term financial performance. For the five-year period ending September 30, 2012, the Company was the top ranking large-cap company in the index with a 103 percent return.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure for more information about the Company's executive compensation program.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the approval, on an advisory basis, of the Named Executive Officer compensation. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted.

The Board of Directors recommends a vote "FOR" the approval of the Named Executive Officer compensation as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Proxies solicited by the Board of Directors will be voted "FOR" the approval of the Named Executive Officer compensation, unless a different vote is specified.

PROPOSAL NO. 4 -
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The Proposal

The Board of Directors recommends that the Company's shareholders approve amendments to Articles VI, VII, VIII and IX of the Certificate to eliminate the supermajority voting provisions currently included in the Certificate.

As permitted by Oklahoma law, the Company's current, shareholder-approved Certificate provides that if certain actions are to be taken by shareholders, those actions will require more than a majority vote of the shareholders. Specifically:

•
Article VI of the Certificate currently provides that 80 percent of the Company's outstanding shares is necessary to approve certain business combination transactions with an "interested shareholder" (subject to certain exceptions, including an exception for transactions approved by the Board);

•
Paragraph E. of Article VII of the Certificate currently provides that 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VII (which deals with provisions relating to the term of office of directors, filling vacancies on the board of directors and removal of directors);

•
Article VIII of the Certificate currently provides that 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VIII (which prohibits shareholders from acting by written consent); and

•
Article IX of the Certificate currently provides that 80 percent of the Company's outstanding shares are necessary to approve (i) amendments to certain provisions of the bylaws of the Company relating to shareholder annual and special meetings, board structure, board vacancies, director elections and director removal or (ii) Article IX of the Certificate.

In order to eliminate these supermajority voting provisions, the Company's Certificate must be amended.   The amendments to the Certificate require the approval of both the Board and 80 percent of the shares of the Company's Common Stock outstanding.

Elimination of Supermajority Voting Provisions

The Company's supermajority voting provisions relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded companies. In general, these provisions are designed to provide minority shareholders with a measure of protection against changes in corporate governance and other self-interested actions by one or more large shareholders. The supermajority voting provisions protect OGE Energy shareholders against the actions of short-term investors such as hedge funds or corporate raiders.

A nonbinding shareholder proposal to eliminate the supermajority voting provisions and adopt simple majority voting provisions was included in the Company's 2012 Proxy Statement and approximately 65 percent of shares voted at the 2012 Annual Meeting of Shareholders (approximately 45 percent of the total shares outstanding) were voted in favor of the proposal.

In the course of its review of these voting provisions in connection with the shareholder proposal in 2012, the Nominating and Corporate Governance Committee and the Board carefully considered the advantages and disadvantages of the voting standards. Following the 2012 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee and the full Board again carefully considered the advantages and disadvantages of the supermajority voting standards and, in light of the shareholder vote at the 2012 Annual Meeting of Shareholders and the presence of statutory fair price provisions that would require 66-2/3 percent of the outstanding shares to approve a business combination with an interested shareholder, the Company's Board, on the recommendation of the Nominating and Corporate Governance Committee, has approved the amendments to the Certificate, and has determined to recommend to the Company's shareholders that they vote in favor of amending the Company's Certificate, to eliminate the supermajority voting provisions.

The Amendments

If the proposed amendments to the Company's Certificate are approved, (i) Article VI of the Certificate would be deleted in its entirety, (i) Paragraph E. of Article VII would be deleted, (iii) the 80 percent requirement in Article VIII would be deleted, (iv)

the 80 percent requirement in Article IX relating to the amendment of Article IX would be deleted and (v) the 80 percent requirement in Article IX relating to specified bylaw amendments would be replaced with a majority of the shares present and entitled to vote standard. The text of Articles VI, VII, VIII and IX, as they are proposed to be amended, is attached as Annex A. For your convenience, Annex A is marked to indicate the proposed amendments.
The Effect of the Amendments
If Article VI of the Certificate is deleted, the "fair price" provisions of Section 1090.3 of the Oklahoma General Corporation Act would apply and would require an affirmative vote of 66-2/3 percent of the outstanding shares to approve a business combination with interested shareholders (subject to certain exceptions, including an exception for transactions approved by the Board). If Paragraph E. of Article VII, the 80 percent requirement in Article VIII and the 80 percent requirement in Article IX relating to the amendment of Article IX are deleted, under Oklahoma law, further amendment of Article VII, Article VIII or Article IX of the Certificate would require a vote of a majority of the Company's outstanding shares. If the 80 percent requirement in Article IX relating to specified bylaw amendments is replaced with a majority of the votes present and entitled to vote standard, then further amendment of those provisions of the bylaws would require approval of a majority of the shares present and entitled to vote on the matter, just as is currently required to amend all other provisions of the bylaws.
Vote Required

The affirmative vote of the holders of not less than 80 percent of the outstanding shares of the Company's Common Stock will be required for the approval of this Proposal No. 4 to amend the Certificate.  Abstentions, broker non-votes and failures to vote have the same effect as a vote against this Proposal No. 4. If approved, the amendments to the Certificate will become effective upon filing with the Secretary of State of the State of Oklahoma, which the Company would intend to do promptly after the Annual Meeting of Shareholders.

In the event that the holders of less than 80 percent of the shares of the Company's Common Stock vote in favor of Proposal No. 4, the supermajority provisions in the current Certificate will not be eliminated.

The Board of Directors recommends a vote "FOR" Proposal No.  4.  Proxies solicited by the Board of Directors will be voted "FOR" Proposal No.  4, unless a different vote is specified.

PROPOSAL NO. 5 -
APPROVAL OF OGE ENERGY CORP. 2013 STOCK INCENTIVE PLAN

Background and Overview

The Board of Directors has approved and recommended the adoption of the OGE Energy Corp. 2013 Stock Incentive Plan (the "Stock Incentive Plan"), subject to approval by the Company's shareholders. The Stock Incentive Plan is intended to replace the OGE Energy Corp. 2008 Stock Incentive Plan, which was approved by shareholders at the 2008 Annual Meeting of Shareholders (the "current stock incentive plan") and provided for the issuance of up to 2,750,000 shares of Common Stock. As of February 26, 2013, after taking into account shares that may be issued pursuant to outstanding awards (at target), 1,218,442 shares remained available for issuance under such current stock incentive plan. The current stock incentive plan was designed to comply with limits imposed by Section 162(m) of the Code (discussed below) on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. In order to qualify for the performance-based compensation exception under 162(m), the performance goals must be re-approved by shareholders at least every five years. Rather than have the shareholders re-approve the performance goals at this Annual Meeting, the Board decided to implement a new long-term incentive plan, the Stock Incentive Plan, to replace the current stock incentive plan. If the Stock Incentive Plan is approved, no further awards will be granted under the current stock incentive plan.

The key differences between the Stock Incentive Plan and the current stock incentive plan are that 3,700,000 shares of Common Stock would be available for issuance under the Stock Incentive Plan and that restricted stock units may be granted under the Stock Incentive Plan. There are also certain administrative changes.

Purpose. The purpose of the Stock Incentive Plan is to enable the Company and its subsidiaries and other Affiliates (as defined in the Stock Incentive Plan) to attract, retain and motivate non-employee directors, officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value and the enhancement of performance relating to customers.

Compensation and Corporate Governance Practices. The Stock Incentive Plan has been designed to include a number of provisions that the Board believes promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, and employees and shareholders' interests. These provisions include, but are not limited to, the following:

No Discounted Options or Stock Appreciation Rights ("SARs"). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

No Repricing Without Shareholder Approval. The Company cannot, without shareholder approval, reduce the exercise price of a stock option or SAR, and the Company cannot, without shareholder approval, cancel and re-grant or exchange such stock option or SAR for cash, other awards or a new stock option or SAR at a lower exercise price.

No Liberal Share Recycling. Shares delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or SAR, and shares otherwise transferred or relinquished in connection with any stock option or SAR do not become available for issuance as future awards under the Stock Incentive Plan.

No Dividends Paid on Unearned Performance Awards. The Stock Incentive Plan provides that any dividend equivalents or other distributions on shares of Common Stock underlying awards subject to performance goals will be deferred until, and paid contingent only upon, the attainment of the applicable performance goals.

No Evergreen Provision. There is no "evergreen" feature pursuant to which the shares authorized for issuance under the Stock Incentive Plan can be automatically replenished.

No Automatic Grants. The Stock Incentive Plan does not provide for "reload" or other automatic grants to participants.

No Tax Gross-ups. The Stock Incentive Plan does not provide for any tax gross-ups.

No Loans. The Stock Incentive Plan prohibits the Company from making any loan to a participant in connection with the exercise of stock options or otherwise in connection with any awards under the Stock Incentive Plan.

Shares Authorized for Issuance. The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to stock options, SARs, restricted stock, restricted stock units and performance units) as of February 26, 2013 and after including the additional shares authorized by the Stock Incentive Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the shares of Common Stock outstanding.

	Total Shares Available	Equity Dilution - Percent of Basic Common Shares Outstanding
Shares reserved for issuance pursuant to outstanding awards under current incentive stock plan (1)	680,366	0.7%
Shares authorized for future awards under current incentive stock plan (2)	1,218,442	1.2%
Shares to be reserved for issuance under Stock Incentive Plan	3,700,000	3.7%
Shares authorized for issuance pursuant to outstanding awards and for future awards (2)	4,380,366	4.4%

(1)
Includes (i) 16,500 stock options with a remaining term of 0.9 years and an exercise price of $23.575, (ii) 26,162 shares of non-vested time-based restricted stock and (iii) 637,704 performance units, assuming payout of outstanding performance units at target. Depending upon Company performance, payout of performance units can range from 0 percent to 200 percent of target.

(2)	Assuming approval of the Stock Incentive Plan, no further awards will be granted under the current stock incentive plan.

As shown in the following table, the Company's three-year average adjusted annual burn rate (adjusted shares granted/total outstanding) was 1.76 percent, which is below the Institutional Shareholder Services burn rate threshold of 2.00 percent applicable to our industry.

Year	Options Granted	Full Value Shares Granted (restricted stock and performance units) (1)	Adjusted Total Shares Granted (2)	Weighted Average Common Shares Outstanding	Unadjusted Burn Rates	Adjusted Burn Rates
2012	0	508,434	1,525,302	98,601,519	0.52%	1.55%
2011	0	794,690	2,384,070	97,944,414	0.81%	2.43%
2010	0	418,355	1,255,065	97,342,442	0.43%	1.29%

(1)	Reflects the number of performance-based units that were earned, and the number of shares of time-based restricted stock that were granted, in 2012, 2011 and 2010.

(2)
Adjusted, in accordance with Institutional Shareholder Services policy to reflect the full-value nature of the performance-based awards and time-based restricted stock, by multiplying the shares earned by three.

162(m). The Stock Incentive Plan has been designed to comply with limits imposed by the tax laws on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the principal executive officer and the three other most highly compensated officers (other than the principal financial officer) of a public company ("Covered Employees"). Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that stock awards under the Stock Incentive Plan will qualify as performance-based compensation, which is generally deductible, the Stock Incentive Plan is being submitted to shareholders for approval at the Annual Meeting of Shareholders. While the Company believes compensation payable pursuant to the Stock Incentive Plan generally will be deductible for federal income tax purposes, under certain circumstances such as death, disability and change of control (all as defined in the Stock Incentive Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Stock Incentive Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein.

Summary of Terms of the Stock Incentive Plan

Set forth below is a summary of certain important features of the Stock Incentive Plan. This summary is qualified in its entirety by reference to the actual plan attached hereto as Annex B.

Administration. The Stock Incentive Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which will be composed solely of not less than two "disinterested persons" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 who also qualify as "outside directors" for purposes of Section 162(m) of the Code and as independent under the applicable NYSE listing standards. Among other things, the

Compensation Committee will have the authority, subject to the terms of the Stock Incentive Plan, to select non-employee directors, officers and employees to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. The Compensation Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Stock Incentive Plan as it deems advisable, to construe and interpret the terms and provisions of the Stock Incentive Plan and any awards issued thereunder and to otherwise supervise the administration of the Stock Incentive Plan. All decisions made by the Compensation Committee pursuant to the Stock Incentive Plan will be final and binding.

Eligibility. Officers and employees of the Company and its Affiliates designated by the Compensation Committee who are responsible for or contribute to the management, growth and profitability of the Company and non-employee directors of the Company or an Affiliate are eligible to be granted awards under the Stock Incentive Plan.

Plan Features. The Stock Incentive Plan authorizes the issuance of up to 3,700,000 shares of Common Stock pursuant to the grant or exercise of incentive stock options ("ISOs"), nonqualified stock options, SARs, restricted stock, restricted stock units and performance units. The closing price of the Company's Common Stock on February 26, 2013 was $58.61. All 3,700,000 shares will be available for issuance upon exercise of ISOs. Shares of Common Stock delivered to pay the exercise price of any stock option or SAR, shares of Common Stock delivered in satisfaction of any tax withholding requirement relating to any stock option or SAR and shares of Common Stock otherwise transferred or relinquished in connection with any stock option or SAR shall not increase the number of shares of Common Stock available for awards under the Stock Incentive Plan. No single participant may be granted awards pursuant to the Stock Incentive Plan covering in excess of 500,000 shares (5,000 shares for non-employee directors) of Common Stock in any one calendar year and all such awards may be granted as stock options or SARs, if any. No participant may be granted performance units in any one calendar year payable in cash in an amount that would exceed $2,000,000 ($30,000 for non-employee directors). Subject to the foregoing limits, the shares available under the Stock Incentive Plan can be divided among the various types of awards and among the participants as the Compensation Committee sees fit. The shares subject to grant under the Stock Incentive Plan are to be made available from authorized but unissued shares or from treasury shares. Awards may be granted for such terms as the Compensation Committee may determine, except that the term of a stock option may not exceed 10 years from its date of grant. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options and any related SARs, if permitted by the Compensation Committee, as a gift to an optionee's children or to a charitable organization described in Section 170(c) of the Code. The Compensation Committee will have broad authority to fix the terms and conditions of individual agreements with participants.

Description of Awards. As indicated above, several types of stock-related grants can be made under the Stock Incentive Plan. The Compensation Committee will have the authority to determine the non-employee directors, officers and employees to whom and the time or times at which awards may be granted. A summary of these grants is set forth below:

Stock Options. The Stock Incentive Plan authorizes the Compensation Committee to grant options to purchase Common Stock at an option price (the "option price") which cannot be less than 100 percent of the fair market value of such stock on the date of grant. The Stock Incentive Plan permits optionees, with the approval of the Compensation Committee, to pay the option price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "--Federal Income Tax Consequences."

SARs. The Stock Incentive Plan authorizes the Compensation Committee to grant SARs in conjunction with all or part of any stock option granted under the Stock Incentive Plan. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over generally the option price for such shares specified in the related stock option. Such amount will be paid to the holder in shares of Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine. An SAR may be granted in conjunction with a contemporaneously granted ISO or a previously or contemporaneously granted nonqualified option. Since the exercise of an SAR is an alternative to the exercise of an option, the option will be canceled to the extent that the SAR is exercised and the SAR will be canceled to the extent the option is exercised.

Restricted Stock. The Stock Incentive Plan authorizes the Compensation Committee to grant restricted stock to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee may, prior to granting shares of restricted stock, designate certain participants as Covered Employees and will provide that restricted stock awards to these Covered Employees cannot vest unless applicable performance goals established by the Compensation Committee within the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment by the Company, one or more Affiliates or one or more businesses or functional units thereof of one or more, or a combination, of the following: specified levels of total shareholder return; return on capital; EPS; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including operation and maintenance expenses ("O&M") per Kilowatt-hour ("Kwh")); and energy production availability.

At the time of establishing a performance goal, the Compensation Committee shall specify the manner in which the performance goal shall be calculated. In so doing, the Compensation Committee may exclude the impact of certain specified events from the calculation of the performance goal. Such performance goals also may be based on the attainment of specified levels of performance of the Company, one or more Affiliates or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. The Compensation Committee also may condition the vesting of restricted stock awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Compensation Committee may require that the stock certificates evidencing restricted shares be held by the Company. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Restricted Stock Units. The Stock Incentive Plan authorizes the Compensation Committee to grant restricted stock units to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee may, prior to granting restricted stock units, designate certain participants as Covered Employees and will provide that restricted stock unit awards to these Covered Employees cannot vest unless applicable performance goals established by the Compensation Committee within the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment by the Company, one or more Affiliates or one or more businesses or functional units thereof of one or more, or a combination, of the following: specified levels of total shareholder return; return on capital; EPS; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including O&M expenses per Kwh); and energy production availability.

At the time of establishing a performance goal, the Compensation Committee shall specify the manner in which the performance goal shall be calculated. In so doing, the Compensation Committee may exclude the impact of certain specified events from the calculation of the performance goal. Such performance goals also may be based on the attainment of specified levels of performance of the Company, one or more Affiliates or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. The Compensation Committee also may condition the vesting of restricted stock unit awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of restricted stock unit awards (including any applicable Performance Goals) need not be the same with respect to each participant. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the restricted stock units and will have no right to vote them, but the Compensation Committee may authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying restricted stock units with restrictions that lapse as a result of the attainment of Performance Goals will be deferred until and paid contingent upon the attainment of the applicable Performance Goals. Within the limits set forth in the preceding sentence, the Compensation Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of a restricted stock unit with respect to which a participant is a Covered Employee, any applicable Performance Goals have been satisfied.

Performance Units. The Stock Incentive Plan authorizes the Compensation Committee to grant performance units. Performance units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as determined by the Compensation Committee. Performance units will be payable in cash or shares of Common Stock or a combination thereof if applicable Performance Goals (based on one or more of the measures described in the section entitled "-- Restricted Stock" above) determined by such committee are achieved during an award cycle. An award cycle will consist of a period of consecutive fiscal years or portions thereof designated by the Compensation Committee over which performance units are to be earned. After the conclusion of a particular award cycle, the Compensation Committee will determine the number of performance units granted to a participant which have been earned in view of actual performance against applicable Performance Goals and prior to the 15th day of the third month after the end of the award cycle shall deliver to such participant cash and/or the number of shares of Common Stock equal to the value of performance units determined by the Compensation Committee to have been earned.

The Compensation Committee will have the authority to determine the non-employee directors, officers and employees to whom and the time or times at which performance units will be awarded, the form and number of performance units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant's employment is terminated due to death, disability or retirement, the participant shall receive (i), in the case of retirement, a prorated payment based on such participant's number of full months of service during the award cycle, further adjusted based on the achievement of the performance goals during the entire award cycle, as certified by the Compensation Committee, such payment to be made at the time payments are made to participants who did not terminate service during the award cycle, and (ii), in the case of death or disability, as determined by the Compensation Committee, either (A) the amount set forth in clause (i) of this sentence at the time set forth therein, or (B) a payment at the targeted amount set forth in the award, such payment to be made within sixty (60) days following the occurrence of such death or disability, provided that payment may be made pursuant to subclause (B) of clause (ii) of this sentence only if such payment would comply with Section 409A of the Code.

Duration, Amendment and Discontinuance. The Stock Incentive Plan will terminate on May 1, 2023. Awards outstanding as of such date will not be affected or impaired by the termination of the Stock Incentive Plan. The Stock Incentive Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may be made which would (i) impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award or performance unit award previously granted without the optionee's or recipient's consent, except such an amendment made to qualify the Stock Incentive Plan for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code or (ii) disqualify the Stock Incentive Plan from the exemption provided by Rule 16b-3. Except as expressly provided in the Stock Incentive Plan, the Stock Incentive Plan may not be amended without shareholder approval to the extent such approval is required by law or agreement. The Compensation Committee also may amend the terms of any option or other award previously granted, except that (i) no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or award to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code and (ii) no such amendment shall, without shareholder approval, (A) lower the option exercise price of a stock option (or a related SAR) or (B) cancel an outstanding stock option (or a related SAR) in exchange for cash, other awards or a stock option (or a related SAR) with an option exercise price that is less than the option exercise price of the cancelled stock option (or a related SAR) other than in certain specified instances involving a change in capitalization or similar transaction.

Changes in Capitalization; Change of Control. The Stock Incentive Plan provides that, in the event of any change in corporate capitalization subsequent to the May 1, 2013 effective date of the Stock Incentive Plan, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, share exchange, separation, spin-off or other distribution of stock or property of the Company, or any reorganization or partial or complete liquidation of the Company, the Compensation Committee or the Board will make such substitutions or adjustments in the number and kind of shares reserved for issuance under the Stock Incentive Plan, in the aggregate, in the number of shares that may be issued upon the exercise of ISOs, in the share limitations set forth above, including share limitations applicable to grants to any individual or to any participant, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the Stock Incentive Plan as may be determined to be appropriate by the Compensation Committee or the Board, in its sole discretion. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Stock Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an option exercise price or strike price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Stock Incentive Plan also provides that in the event of a change of control (as defined in the Stock Incentive Plan which is attached hereto as Annex B) of the Company (i) any SARs and stock options outstanding as of the date of the change of control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock or restricted stock units not subject to performance goals will lapse and such restricted stock or restricted stock units not subject to performance goals shall become free of all restrictions and fully vested and (iii) all performance units and any restricted stock units subject to performance goals will be considered to be earned and payable in full in an amount that will be equal to the number of performance units or restricted stock units, as the case may be, that would have been payable had the performance goals been met at a level that would have resulted in 100 percent payout of the performance units or restricted stock units, as the case may be, awarded, and any restrictions will lapse and such performance units or restricted stock units, as the case may be, will be settled in cash as promptly as practicable but in no event later than the 15th day of the third month after the occurrence of the change of control. The holders of options, unless the Compensation Committee shall determine otherwise at grant, will have the right, for a period of 60 days after the date of the change of control, to surrender all or part of such options in exchange for a cash payment based on the excess of the fair market value per share on the date of exercise over the option price.

Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, restricted stock and performance units. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. Awards under the Stock Incentive Plan are not intended to provide for the deferral of compensation within the meaning of Section 409A of the Code, and therefore Section 409A of the Code does not apply to awards under the Stock Incentive Plan.

Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of such an option or an SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax. An ISO will generally be disqualified from receiving ISO tax treatment under the Code if it is exercised more than three months following termination of employment. If, however, the optionee is disabled, such tax treatment is available for exercises occurring within one year following termination and, if the optionee dies while employed, this statutory time requirement for receiving ISO tax treatment is waived altogether.

Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee upon exercise (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the option price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

Restricted Stock. A participant who is granted restricted stock may make an election (a "Section 83(b) election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Any such Section 83(b) election must be made and filed with the IRS within 30 days of receipt in accordance with the regulations under Section 83(b) of the Code. If the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.

Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income until the applicable restriction expires and the participant is in receipt of the stock distributed in payment of the award, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

Performance Units. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock and/or cash distributed in payment of the award, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered and/or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

New Plan Benefits. Although the Compensation Committee has granted awards to certain individuals under the current stock incentive plan (see 2013 Awards below), it cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of persons under the Stock Incentive Plan if the Stock Incentive Plan is adopted. Such determinations as to allocations are subject to the discretion of the Compensation Committee and as to receipt of payouts are dependent on future performance.
2013 Awards. The Compensation Committee in February 2013 granted performance units in the following amounts to the individuals and groups described below under the current stock incentive plan:

OGE ENERGY CORP. 2008 STOCK INCENTIVE PLAN

Name and Principal Position	Dollar Value ($)	Number of Units (#)
P.B. Delaney, President and Chief Executive Officer	2,254,980	38,004
S. Trauschke, Vice President and Chief Financial Officer	832,775	14,035
E.K. Mitchell President and Chief Operating Officer, Enogex Holdings LLC and President Enogex LLC	603,405	10,170
S.E. Merrill Chief Operating Officer, Enogex LLC	389,995	6,572
J.C. Leger, Jr. Vice President, Utility Operations	354,516	5,975
Executive Group (14 persons)	6,156,232	103,755
Non-Executive Director Group (9 persons)	—	—
Non-Executive Group (286 persons)	8,186,782	137,969

Awards of performance units, other than 50 percent of the awards to Messrs. Mitchell and Merrill, will be payable in shares of Common Stock. For Messrs. Mitchell and Merrill, 50 percent of the performance units awarded to them will be payable in cash. The participants will be entitled to receive from 0 percent to 200 percent of the performance units granted depending upon the level of achievement of performance goals set by the Compensation Committee during an award cycle commencing on January 1, 2013 and ending on December 31, 2015.

Vote Required. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required to approve the OGE Energy 2013 Stock Incentive Plan with respect to Section 162(m) of the Code. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted. Such vote will also satisfy the shareholder approval requirements of the NYSE and Section 422 of the Code with respect to the grant of ISOs.

The Board of Directors recommends a vote "FOR" approval of the OGE Energy 2013 Stock Incentive Plan.

PROPOSAL NO. 6 -
APPROVAL OF OGE ENERGY CORP. 2013 ANNUAL INCENTIVE COMPENSATION PLAN

The Board of Directors has approved and recommended the adoption of an annual incentive compensation plan, subject to approval by the Company's shareholders. The OGE Energy Corp. 2013 Annual Incentive Compensation Plan (the "Annual Plan") is intended to replace the OGE Energy Corp. 2008 Annual Incentive Compensation Plan, which was approved by shareholders at the 2008 Annual Meeting of Shareholders (the "current annual plan"). As discussed below, the Annual Plan is designed to comply with Section 162(m) of the Code and the Annual Plan will not become effective unless the shareholder approval described below is obtained.

The purpose of the Annual Plan is to maximize the efficiency and effectiveness of the operations of the Company and its subsidiaries by providing incentive compensation opportunities to certain key executives and managers responsible for operational effectiveness and to link further the financial interests and objectives of employees with those of the Company and its shareholders. The Annual Plan provides for the payment of annual cash bonuses based on Company performance and individual performance.

The Annual Plan is designed to take into account Section 162(m) of the Code, which, as explained above regarding Proposal No. 5, generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to Covered Employees. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that certain compensation payable under the Annual Plan to certain executives will qualify as performance-based compensation, which is generally deductible, the Annual Plan is being submitted to shareholders for approval at the Annual Meeting of Shareholders. By approving the Annual Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein. The Annual Plan provides for the establishment and payment of Target Company Awards and Target Individual Awards. Target Individual Awards payable under the Annual Plan will not qualify as "performance-based compensation" under Section 162(m) of the Code and, thus, will count toward the annual $1,000,000 deduction limit. For this reason, the Annual Plan precludes the granting or payment of Target Individual Awards to participants who are or may be a Covered Employee and for whom the Compensation Committee intends amounts payable under an award to qualify as "performance-based compensation" under Section 162(m) of the Code. If the shareholders approve the Stock Incentive Plan and the Annual Plan, the Compensation Committee believes that all compensation paid to executive officers will continue to be deductible by the Company in the foreseeable future.

Set forth below is a summary of certain important features of the Annual Plan. This summary is qualified in its entirety by reference to the actual plan attached hereto as Annex C.

Administration. The Annual Plan will be administered by the Compensation Committee, or such other committee of the Board as the Board may from time to time designate, which, to the extent Target Company Awards are intended to be exempt from Section 162(m) of the Code, will be composed solely of not less than two persons who qualify as "outside directors" for purposes of Section 162(m) of the Code. The Compensation Committee will have sole authority to make rules and regulations relating to the administration of the Annual Plan, and any interpretations and decisions of the Compensation Committee with respect to the Annual Plan will be final and binding.

Eligibility. Officers, executives or other key employees of the Company and its subsidiaries who, in the opinion of the CEO, can contribute significantly to the growth and profitability of the Company and its subsidiaries are eligible to be selected by the Compensation Committee to be granted awards under the Annual Plan. Specific criteria for participation shall be established by the Compensation Committee prior to the beginning of each incentive period (generally a calendar year), and selected employees will be notified in writing of their selection, and of their performance goals and related Target Company Awards and Target Individual Awards, as soon as practicable. Under certain circumstances, individuals who become eligible after an incentive period has commenced may participate in the Annual Plan. The Compensation Committee may withdraw its approval for participation in the plan with respect to an incentive period at any time during such period (except after a change of control occurs during an incentive period), and the employee will not be entitled to the payment of any Award for such incentive period. No participant or other employee shall have the right to participate in the Annual Plan for any incentive period, despite having been selected in a previous incentive period. No right or interest of any participant in the Annual Plan may be assigned, transferred, pledged or encumbered.

Description Of Awards. Target Company Awards. The Annual Plan permits the award of Target Company Awards (expressed as a percentage of base salary), which are established independent of the Target Individual Awards discussed below. On or before the 90th day of each incentive period and in any event before 25 percent or more of the incentive period has elapsed, the

Compensation Committee will establish for each participant, who is to be granted a Target Company Award, the Target Company Award and specific objective performance goals for the incentive period, which will be based on one or more of the following relating to the Company, one or more of its subsidiaries, or one or more businesses or functional units thereof: total shareholder return; return on capital; EPS; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including O&M expenses per Kwh); and energy production availability performance measures ("Company Performance Goals"). At the time Target Company Awards are established, the Compensation Committee will specify the manner in which the Company Performance Goal(s) will be calculated. In so doing, the Compensation Committee may exclude the impact of certain specified events from the calculation of the Company Performance Goal(s). For example, if a Company Performance Goal were EPS, the Compensation Committee could, at the time the Company Performance Goals are established, specify that EPS are to be calculated without regard to any subsequent change in accounting standards required by the Financial Accounting Standards Board. Company Performance Goals may also be based on the attainment of specified performance levels of the Company, any of its subsidiaries and/or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Upon establishing the Target Company Awards, the Compensation Committee will establish a minimum level of achievement of the Company Performance Goals that must be met in order to receive any portion of such award.

The level of achievement of the Company Performance Goals at the end of the incentive period will determine the amount of each participant's Target Company Award that such participant will receive (the "Earned Company Award"), which may exceed 100 percent of the participant's Target Company Award. If the minimum level of achievement of Company Performance Goals for any incentive period is not met, no payment of an Earned Company Award will be made to the particular participant for that incentive period. To the extent that one or more minimum achievement levels are met or surpassed, and upon certification by the Compensation Committee that the Company Performance Goals have been satisfied and that any other material terms and conditions of the Target Company Award are met, payment of an Earned Company Award will be made to the participant for that incentive period. Payment will be made within the 2½ month period after the end of the incentive period. The payment of all Earned Company Awards is subject to reduction or elimination by the Compensation Committee, in its sole discretion, until a change of control occurs. Except as set forth above, the Compensation Committee will have no additional discretion to modify the terms of Target Company Awards. The maximum amount payable to a participant for an Earned Company Award for any incentive period will not exceed $2,500,000.

Individual Performance Awards. The Annual Plan permits the award of Target Individual Awards (expressed as a percentage of base salary), which are established independent of the Target Company Awards discussed above. At the beginning of each incentive period, the CEO will recommend individual performance goals (which may be based in whole or in part on one or more Company Performance Goals) for each plan participant who is to be granted a Target Individual Award. The Compensation Committee will consider and approve or modify the recommendations as appropriate. The CEO may adjust individual performance goals if he determines external changes or other unanticipated conditions have materially affected the fairness of the goals. The level of achievement of the individual performance goals at the end of the incentive period will determine the amount of each participant's Target Individual Award that such participant will receive (the "Earned Individual Award"), which may range from 0 percent to 175 percent of the participant's Target Individual Award and cannot exceed $350,000. The payment of all Earned Individual Awards is subject to approval by the Compensation Committee, and will in no way be contingent upon the attainment of, or the failure to attain, the Company Performance Goals for the Target Company Awards granted to participants. Payment will be made within the 2½ month period after the end of the incentive period.

Because the individual performance goals described above are not required to be objective in nature, the award of Target Individual Awards and the payout of Earned Individual Awards do not qualify as "performance-based compensation" as defined in Section 162(m) of the Code. In order to ensure compliance with Section 162(m) of the Code, the Annual Plan precludes the granting of Target Individual Awards or payout of Earned Individual Awards to participants who are or may be Covered Employees and for whom the Compensation Committee intends amounts payable under an award to qualify as "performance-based compensation" under Section 162(m) of the Code. However, the Compensation Committee desires to retain the ability to evaluate other key employees on a subjective basis through Target Individual Awards.

Separation from Service. In the event of separation from service (as defined in Section 409A of the Code) due to death, total and permanent disability or retirement, and such separation does not occur within 24 months after a change of control, any Earned Awards (Earned Individual Awards and/or Earned Company Awards) for the incentive period in which the separation occurs will be prorated to reflect participation prior to separation from service. In the event of a separation from service for any other reason, and such separation does not occur within 24 months after a change of control, all of a participant's rights to an Earned Award for the incentive period then in progress will be forfeited; provided that, except in the event of termination for cause, the

Compensation Committee may, in its discretion, pay a prorated award for the portion of the incentive period that the participant was employed.

Change of Control. If any participant incurs a separation from service voluntarily or involuntarily for any reason other than for cause within 24 months after a change of control (as defined in the Annual Plan which is attached as Annex C), the Target Company Award and the Target Individual Award established for the participant for the incentive period in progress at the time of termination, which is prorated for the portion of the incentive period the participant is employed, will be paid to the participant within 10 business days. If, however, the participant is a "specified employee" (as defined in Section 409A of the Code) at the time of separation, such amount will be deferred and paid on the first day of the seventh month following separation or on earlier death.

Amendment and Discontinuance. Subject to the provisions of the Plan, the Board of Directors of the Company has absolute discretion to amend, modify, suspend or terminate the Annual Plan at any time.

New Plan Benefits. Although the Compensation Committee has awarded target company awards to certain individuals under the current annual plan (see 2013 Awards below), it cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of persons under the Annual Plan if the plan is adopted. Such determinations as to allocations are at the discretion of the Compensation Committee and as to receipt of payouts is dependent upon future performance. However, the benefits and amounts payable to the Named Executive Officers under the current annual plan for 2012 and prior years are set forth in the non-equity incentive plan compensation column of the Summary Compensation Table on page 50 of this proxy statement.

2013 Awards. The Compensation Committee in November 2012 awarded target company awards for 2013 under the current annual plan to the following individuals and groups described below:

OGE ENERGY CORP. 2008 ANNUAL INCENTIVE PLAN

Name and Principal Position	Dollar Value of Target Awards ($)
P.B. Delaney, President and Chief Executive Officer	920,400
S. Trauschke, Vice President and Chief Financial Officer	353,298
E.K. Mitchell President and Chief Operating Officer, Enogex Holdings LLC and President Enogex LLC	310,845
S.E. Merrill Chief Operating Officer, Enogex LLC	227,497
J.C. Leger, Jr. Vice President, Utility Operations	200,379
Executive Group (14 persons)	2,972,000
Non-Executive Director Group (9 persons)	—
Non-Executive Group (134 persons)	5,407,541

The awards were granted for the incentive period commencing January 1, 2013 and ending December 31, 2013, and their payout is dependent upon individual and Company performance. Depending on such performance, the payout may be up to 150 percent of the Target Awards. In the event that the Annual Plan is not approved by the shareholders at the Annual Meeting of Shareholders, these awards will not be affected.

Vote Required. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required to approve the OGE Energy Corp. 2013 Annual Plan with respect to Section 162(m) of the Code. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted.

The Board of Directors recommends a vote "FOR" approval of the OGE Energy Corp. 2013 Annual Plan.

PROPOSAL NO. 7 -
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 225,000,000 TO 450,000,000

Description of the Proposed Amendment

The Board has adopted, subject to shareholder approval, a resolution to amend our Certificate to increase the number of authorized shares of Common Stock from 225,000,000 to 450,000,000 shares. The proposed amendment does not change the number of shares of Preferred Stock that the Company is authorized to issue.

The text of paragraph A. of Article IV of our Certificate, as it is proposed to be amended, reads as follows:

A. AUTHORIZED CAPITAL STOCK. The total number of shares which the corporation shall have the authority to issue shall be 455,000,000 shares, of which 450,000,000 shares shall be Common Stock, par value $0.01 per share, and 5,000,000 shares shall be Preferred Stock, par value $0.01 per share.

The Board has declared the proposed amendment advisable, has directed that the proposed amendment be submitted to the shareholders for their consideration and is recommending that the shareholders approve this amendment to the Certificate to increase the number of authorized shares of Common Stock to 450,000,000.

Reasons for the Proposed Amendment

As of February 1, 2013, out of the currently authorized 225,000,000 shares, there were 98,790,726 shares of the Company's Common Stock outstanding and 4,242,132 shares reserved for issuance under our DRIP/DSPP, 401(k) plan and equity compensation plans. Accordingly, 121,967,142 shares of the Company's Common Stock were available for issuance.

The reason for this amendment is to provide added flexibility to permit the Company to effect one or more stock splits by means of stock dividends. The Board has not approved such a split, but believes it to be desirable to have that flexibility in the future if the Board determines at such time that such action would be in the best interests of the Company. For example, without the amendment and taking into account shares currently reserved for issuance under our DRIP/DSPP, 401(k) plan and equity compensation plans (including the additional shares contemplated in the 2013 Stock Incentive Plan that is the subject of Proposal No. 5 herein), if the Board were to approve a 2-for-1 stock split, there would be approximately, 11,534,284 shares, or 5.1 percent of the currently authorized number of shares, available for future issuance. If the proposed amendment is approved, the Board currently expects that it will consider a stock split at its May 16, 2013 meeting following the Annual Meeting of Shareholders.

Although as indicated above, if the proposed amendment is approved, the Board currently expects that it will consider a stock split, the shares could also be used for other purposes such as financings, compensation plans, business acquisitions and other general corporate purposes. The shares could be issued from time to time for such purposes as the Board may approve and, unless required by applicable law or NYSE rules, no further vote of the shareholders will be required. There are currently no definitive plans, agreements or arrangements in place requiring the utilization of these additional shares for any of the foregoing.

Because the Company has no specific plans to issue any part of the additional shares being requested other than for a stock split, the Company cannot set forth specific risks or harms that would result from the proposed increase not being approved, except that the stock split likely would not be considered at this time.

Possible Adverse Effects of the Amendment on Common Shareholders

The additional Common Stock to be authorized by adoption of this amendment would have rights identical to the currently outstanding Common Stock of the Company. If the shareholders approve the amendment, our Board may cause the issuance of additional shares of the Company's Common Stock without further vote of the shareholders, except as may be required by applicable laws or the rules of the NYSE and any other national securities exchanges on which the Company's Common Stock is then listed. Currently, the NYSE requires shareholder approval as a prerequisite to listing shares in certain instances, including acquisition transactions where the issuance could increase the number of outstanding shares by 20 percent or more. The proposed amendment will not have any immediate effect on the rights of existing common shareholders. However, to the extent that the additional authorized shares of Common Stock are issued in the future (other than the result of a stock split or other pro rata distribution to stockholders), they will decrease the existing common shareholders' percentage equity ownership and voting power and, depending on the price at which they are issued, could be dilutive to existing common shareholders. Current holders of the Company's Common Stock have no preemptive or similar rights, which means that they do not have a prior right to purchase any new issuance of Common Stock to maintain their proportionate ownership interests. Issuance of additional Common Stock authorized by this amendment may also reduce the portion of dividends and liquidation proceeds available to the holders of currently outstanding Common Stock.

While it is possible that the Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized shares of Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing the Board and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Presently, the Board knows of no attempt to obtain control of the Company.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock will be required for the amendments of the Certificate to increase the authorized shares of Common Stock. Abstentions and failures to vote are treated as votes against. If the amendment is approved by the shareholders, the amendment will become effective upon filing of a certificate of amendment with the Oklahoma Secretary of State, which the Company anticipates filing promptly following the Annual Meeting of Shareholders.

The Board of Directors recommends a vote "FOR" the increase in the authorized shares of Common Stock. Proxies solicited by the Board of Directors will be voted "FOR" the increase in the authorized shares of Common Stock, unless a different vote is specified.

PROPOSAL NO. 8 -
SHAREHOLDER PROPOSAL REGARDING REINCORPORATION IN DELAWARE

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO, 80202, beneficial owner of 79.9 shares, has given notice that he intends to present a proposal for action at the Annual Meeting of Shareholders.

In accordance with the Federal proxy regulations, the following is the complete text of the proposal exactly as submitted. The shareholder proposal includes some assertions the Company believes are incorrect. The Company has not addressed all of these inaccuracies. The Company accepts no responsibility for the proposal.

RESOLUTION

That the shareholders of OGE ENERGY CORP. request its Board of Directors to take the steps necessary, at the earliest possible time, to re-incorporate in the State of Delaware.

STATEMENT

In the shareholder meetings of 2008 and 2009, shareholders strongly supported proposals to create one-year terms for all Directors at OGE ENERGY CORP. In the 2010 annual meeting, the Board of Directors recommended adoption of an amendment to do this which was passed with a most substantial vote.

In the 2008 annual meeting of ONEOK, Inc., its shareholders overwhelmingly supported an amendment to require that all Directors be elected for one-year terms in future meetings.

The shareholders of Chesapeake Energy Corporation, in 2008, supported a shareholder proposal to require all of its directors to be elected annually which received votes of 231,525,541 shares, 61% of shares voted, worth $13,440,057,655 on the meeting date.

The board of Chesapeake disregarded this mandate and in the fall of 2010, caused the state legislature of Oklahoma to amend a proposed law, which was passed and signed by the governor, that included a requirement that all corporations incorporated in Oklahoma with more than 1,000 shareholders, be required to have classified boards of directors with three-year terms for each director. These actions caused OGE ENERGY CORP. and ONEOK, INC. to be in violation of the Oklahoma statute.

In the best interest of their shareholders, OGE and ONEOK sought, successfully, legislation to exempt corporations which had one-year terms in place for their directors prior to the new "Chesapeake" statute which was eventually passed and signed by the governor. This was very costly to each in amounts of time and money spent to correct the misdeeds of the legislature.

In the 2012 annual meeting of Chesapeake Energy Corporation, shareholders voted 225,912,663 shares, 57% of shares voted, worth $4,147,756,492.68 for a proposal, endorsed by corporate governance consultants, to re-incorporate in Delaware.

The proponent believes if OGE ENERGY CORP., ONEOK, INC., and CHESAPEAKE ENERGY CORPORATION were to reincorporate in Delaware, it would give each a greater governance as the Delaware legislature is known for fairness and integrity in dealing with the many issues facing corporations and their shareholders and not be faced with the whims of Chesapeake Energy Corporation which seems to have a powerful influence over the state legislature and governor who seem beholden to it.

The proponent believes that as there has been no apparent change in the make-up of the state legislature of Oklahoma, Delaware would be a better domicile for our corporation. It should be noted that The Williams Companies, Inc., and Devon Corporation are two successful energy corporations which have adopted annual election provisions for all Directors and are not affected by the whims of the Oklahoma legislature and both are incorporated in Delaware.

If you agree, please vote "FOR" this proposal.

Board of Directors' Response

The Board of Directors opposes the proposed resolution and unanimously recommends a vote AGAINST Proposal No. 8.

The Company's Board of Directors believes that it is not in the best interests of the Company or the Company's shareholders to change the Company's jurisdiction of incorporation from Oklahoma to Delaware for the following three primary reasons:

•	The burden and expense of reincorporation in Delaware;

•	Reincorporation will not cause improved corporate governance; and

•	Unique relationship of the Company to Oklahoma.

Cost of Reincorporation. Reincorporation of the Company from Oklahoma to Delaware would entail a costly and time-consuming process that would involve considerations and have consequences reaching far beyond the issues raised by the proponent. We would need to conduct detailed reviews of any changes in taxes, fees or charges that might result from reincorporation. For example, reincorporation to Delaware would require us to pay significantly increased state franchise taxes, as Delaware would subject us to an annual $180,000 franchise tax while the comparable fee in Oklahoma is $20,000. In addition, reincorporation may require us to obtain consents from, or provide notices to, third parties under certain of our agreements. Reincorporation also may require approvals from Federal, state, and/or local regulatory bodies. To identify all consents, notices, and approvals that reincorporation would require, the Company would be required to undertake an exhaustive review of the agreements to which it is a party and an analysis of various Federal, state, and local laws. Reincorporation also would involve the preparation of various documents and filings with governmental bodies, resulting in additional costs to the Company. This process would divert the time and attention of our management from normal business operations without any apparent commensurate benefit. We do not believe that such a process is a productive use of management time and the Company's resources.

Impact on Corporate Governance. The Board believes reincorporation in Delaware is not necessary to achieve good corporate governance. Today, there are few differences between Oklahoma's and Delaware's corporate laws. The Oklahoma General Corporation Act was adopted as a virtual clone of the Delaware General Corporation Law in 1986, and Oklahoma courts look to Delaware case law to interpret Oklahoma corporate statutes that have not yet been interpreted. Oklahoma law, like Delaware law, currently supports a wide range of sound governance practices. The Company is committed to maintaining high standards of corporate governance, regardless of the Company's state of incorporation, and the Board of Directors believes that the Company's practices reflect this commitment.

•	We elect all of directors annually.

•	We elect our directors by majority voting in uncontested elections.

•	We do not have a "poison pill".

•	All of our directors, other than Mr. Delaney, our Chairman, President and CEO, are independent under the standards established by the NYSE and SEC.

•	We have an independent lead director who, among other things, chairs sessions of all the independent directors.

•	We have a policy against hedging transactions by Company insiders, including directors and officers, involving the Company's common stock.

•	We have share ownership guidelines for all directors and officers.

•	Our compensation system for our executive officers is very performance-based.

For these reasons, the Board believes that the "greater governance" perceived by the proponent from reincorporation in Delaware is simply incorrect.

Unique Relationship to Oklahoma. The Company and its predecessor have been incorporated in Oklahoma since 1902, five years before Oklahoma became a state in 1907. The Company is an Oklahoma-based company headquartered in Oklahoma City, Oklahoma, and maintains a strong connection with the state. In addition, OG&E, the Company's largest subsidiary and the largest electric utility in Oklahoma, generates, transmits and distributes electricity to approximately 800,000 customers in Oklahoma. Thus, unlike many other large corporations whose operations and customers are located in numerous states and countries, over 90 percent of the Company's and OG&E's assets, employees and customers are located in Oklahoma. Also, as the largest provider of electricity in Oklahoma, the success of OG&E and, in turn, the Company is dependent in part on the growth and prosperity of the Oklahoma economy. Obviously, the Company's sending $180,000 annually, along with any other taxes or fees, to the State of Delaware will do nothing for the Oklahoma economy while the payment of such amounts either directly to the State of Oklahoma or to assist business development efforts in Oklahoma should enhance the Oklahoma economy and, in turn, OG&E and the Company.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the approval of this shareholder proposal. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted.

The Company's shareholders should be aware that this shareholder proposal is simply a request that the Board take the actions stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Company's Board of Directors and, therefore, its approval would not necessarily effectuate the Company's reincorporation into Delaware. Reincorporation into Delaware would require the approval of a majority of the Company's outstanding Common Stock to approve a merger with a Delaware corporation.

The Board of Directors recommends a vote "AGAINST" Proposal No. 8 for the reasons described above. Proxies solicited by the Board of Directors will be voted "AGAINST" Proposal No. 8 unless a different vote is specified.

REPORT OF AUDIT COMMITTEE
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.
The Audit Committee has four members, none of whom has any relationship to the Company that interferes with the exercise of his independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed. The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Audit Committee annually reviews and reassesses the adequacy of its charter. Among other things, the charter specifies the policies for selecting the auditors (including rotation for the audit partner) and the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements.
In fulfilling its oversight responsibilities regarding the 2012 financial statements, the Audit Committee reviewed with Company management the audited financial statements contained in our Annual Report to Shareholders. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also reviewed with the Company's principal independent accountants the Company's 2012 financial statements and management's assessment of the Company's internal control over financial reporting. The Company's principal independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and on the Company's internal control over financial reporting. Our review with the principal independent accountants included a discussion of the principal independent accountants' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with the principal independent accountants the principal independent accountants' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee pursuant to Rule 3526 of the Public Company Accounting Oversight Board.
The Audit Committee also discussed with the Company's internal auditors and principal independent accountants the overall scope and plans for their respective audits for 2013. The Audit Committee meets with the internal auditors and principal independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during 2012.
Fees for Principal Independent Accountants

Year ended December 31	2012	2011
Integrated audit of OGE Energy and its subsidiaries financial statements and internal control over financial reporting	$1,610,000	$1,610,000
Services in support of debt and stock offerings	7,500	60,000
Other (A)	447,100	456,200
Total audit fees (B)	2,064,600	2,126,200
Employee benefit plan audits	120,000	116,000
Other (C)	130,665	106,840
Total audit-related fees	250,665	222,840
Assistance with examinations and other return issues	175,215	107,850
Review of Federal and state tax returns	27,500	26,000
Total tax preparation and compliance fees	202,715	133,850
Total tax fees	202,715	133,850
Total fees	$2,517,980	$2,482,890

(A)
Includes reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q, audits of OGE Energy's subsidiaries, preparation for Audit Committee meetings and fees for consulting with OGE Energy's and OG&E's executives regarding accounting issues.

(B)
The aggregate audit fees include fees billed for the audit of OGE Energy's and OG&E's annual financial statements and for the reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q.  For 2012, this amount includes estimated billings for the completion of the 2012 audit, which services were rendered after year-end.

(C)	Includes the U.S. Department of Energy Smart Grid grant audits.

There were no other fees billed by the principal independent accountants to OGE Energy in 2012 and 2011 for other services.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. The Audit Committee selected Ernst & Young LLP as the Company's principal independent accountants for 2013.

Audit Committee Pre-Approval Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services.  OGE Energy's Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service.  The fees are budgeted, and actual fees versus the budget are monitored throughout the year.  During the year, circumstances may arise when it may become necessary to engage the principal independent accountants for additional services not contemplated in the original pre-approval.  In those instances, OGE Energy will obtain the specific pre-approval of the Audit Committee before engaging the principal independent accountants.  The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee's responsibilities to management.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

For 2012, 100 percent of the audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to delegated authority.

Audit Committee
Robert Kelley, Chairman
Wayne H. Brunetti, Member
Kirk Humphreys, Member
Robert O. Lorenz, Member

EXECUTIVE OFFICERS' COMPENSATION

The following discussion and analysis is intended to present the material principles underlying our executive compensation policies and decisions and the key factors relevant to an analysis of those policies and decisions.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary. The five Named Executive Officers in the Summary Compensation Table on page 50 are as follows:

Peter B. Delaney, President and Chief Executive Officer of the Company and OG&E
Sean Trauschke, Vice President and Chief Financial Officer of the Company and OG&E
Jean C. Leger, Jr., Vice President, Utility Operations of OG&E
E. Keith Mitchell, President and Chief Operating Officer, Enogex Holdings LLC and President, Enogex LLC
Stephen E. Merrill, Chief Operating Officer, Enogex LLC

Three key components of compensation for our executive officers are salary, annual incentive awards under our Annual Incentive Plan and long-term awards under our Stock Incentive Plan. Consistent with the Company's compensation principles of providing competitive and, at the same time, reasonable levels of compensation, the sum of the 2012 salary, target award under our Annual Incentive Plan and target long-term award under our Stock Incentive Plan for each Named Executive Officer was set by the Compensation Committee in February 2012 either below or within one percent of the median amount as reported by the Compensation Committee's executive compensation consultant for an executive with similar duties in the Company Peer Group (as defined below) or, in the case of Mr. Mitchell and Mr. Merrill, for an executive with similar duties in the Enogex Peer Group (as defined below). As indicated above, at last year's Annual Meeting of Shareholders, the compensation of our Named Executive Officers was approved by more than 90 percent of our shareholders who voted. Although the results of this vote occurred after the Compensation Committee took action to set 2012 compensation as discussed below, the results of the vote at last year's Annual Meeting of Shareholders were reviewed by the Compensation Committee and, in light of the 90 percent approval, the Compensation Committee determined that no significant changes to its executive compensation practices were warranted.

Payouts of the awards under the Annual Incentive Plan to our executive officers are entirely performance-based with an individual having the opportunity to earn from 0 percent to 150 percent of his or her targeted award depending on the level of achievement of Company performance goals set by the Compensation Committee in February 2012. For the Named Executive Officers, the Company performance goals for 2012 set by the Compensation Committee were based: (i) for Mr. Delaney and Mr. Trauschke, 55 percent on the Company's consolidated EPS, 30 percent on O&M expense for various business units of the Company and OG&E, 10 percent on a safety target of the Company and OG&E and five percent on various safety targets for Enogex and its subsidiaries (ii) for Mr. Leger, 55 percent on OG&E's earnings, 30 percent on O&M expense for various business units of the Company and OG&E and 15 percent on a safety target of the Company and OG&E and (iii) for Mr. Mitchell and Mr. Merrill, 80 percent on a consolidated earnings target per membership unit of Enogex Holdings LLC and its subsidiaries and 20 percent on various safety targets for Enogex and its subsidiaries.

In 2012, the Company achieved record consolidated EPS of $3.58, achieved record earnings at OG&E and exceeded the O&M expense target for various business units of the Company and OG&E ("O&M Target") established by the Compensation Committee. The Company and OG&E also met their respective safety performance goals in 2012. This high level of performance caused Mr. Delaney and Mr. Trauschke, to receive 122 percent, and Mr. Leger to receive 127 percent of their 2012 targeted annual awards under the Annual Incentive Plan. Mr. Mitchell and Mr. Merrill received 16 percent payout of their targeted annual awards as Enogex's earnings were below the minimum level established by the Compensation Committee for a payout while Enogex's safety record in 2012 exceeded the minimum level established by the Compensation Committee.

Compensation in 2012 for the Named Executive Officers also included payouts of the long-term awards made to them in early 2010 for the three-year performance period ending December 31, 2012. Payouts of 75 percent of the 2010 long-term awards were tied to total shareholder return over the three-year period ending December 31, 2012 and payouts of the remaining 25 percent were tied to growth in EPS over the same three-year period from the Company's 2009 EPS of $2.66. Each Named Executive Officer received a payout of 200 percent of his 2010 target long-term award. This high payout was due to the Company's total shareholder return for the three years ending December 31, 2012 being at the 93rd percentile (the top seven percent) of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index and the Company's earnings growing over the same period from $2.66 per share to $3.58 per share.

As noted above, the Named Executive Officers also received in 2012 long-term awards under the Stock Incentive Plan. Those awards are also entirely performance-based with payouts, if any, to occur after the end of the three-year performance period on December 31, 2014. Payout of 75 percent of the awards to Messrs. Delaney, Trauschke and Leger is dependent on the Company's total shareholder return over the three years ending December 31, 2014 compared to the total shareholder return for the same period of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index. Payout of the remaining 25 percent of these long-term awards is based on the growth over the same three-year period in consolidated EPS from the $3.45 earned by the Company in 2011. For officers of Enogex (including Mr. Mitchell and Mr. Merrill), payout of 50 percent of the awards is dependent on the Company's total shareholder return over the three years ending December 31, 2014 compared to the total shareholder return for the same period of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index and payout of the remaining 50 percent of these long-term awards is based on growth in Enogex's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") per membership unit over the same three-year period from Enogex's EBITDA per membership unit of $2.41 for 2011.

As explained below, the Named Executive Officers also participate in various retirement, health plans and programs that are generally available to all full-time employees of the Company and receive limited perquisites. The foregoing Executive Summary is subject to the following detailed explanation of the Company's executive compensation practices and policies.
General. The Compensation Committee administers our executive compensation program. Our executive compensation program is premised on two basic principles. First, our overall compensation levels must be sufficiently competitive to attract and retain talented leaders. At the same time, we believe that compensation should be set at reasonable and responsible levels, consistent with our continuing focus on controlling costs. Second, our executive compensation program should be substantially performance-based and should align the interests of our executives with those of our shareholders. The Compensation Committee uses the same compensation principles and policies in setting the compensation of the CEO as it uses in setting the compensation for the other executive officers.
Three key components of our executive compensation program are salary, annual incentive awards under our Annual Incentive Plan and long-term incentive awards under our Stock Incentive Plan. Both the Annual Incentive Plan and Stock Incentive Plan have been approved by our shareholders, with the last approval occurring in 2008. Salaries are a critical element of executive compensation because they provide executives with a base level of monthly income. The Compensation Committee's intent in setting salaries is to pay competitive rates based on an individual's responsibilities, experience and level of performance. The annual and long-term incentive awards of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash bonus for achieving specified Company performance-based goals established for the year. These Company performance goals typically are tied to measures of operating performance. Awards under the Stock Incentive Plan are equity-based and require the achievement, typically over a three-year period, of specific Company performance goals that are tied directly to the performance of the Company's Common Stock or to factors that affect the performance of the Company's Common Stock.
Our executive compensation program recognizes that our senior executives are in a position to directly influence the Company's achievement of targeted results and strategic initiatives. For this reason, as an individual's position and responsibilities increase, a greater portion of the officer's compensation is at risk and consists of performance-based pay dependent on the achievement of performance objectives. This is shown by the level of 2012 salaries, annual incentive awards and long-term incentive awards set for the Named Executive Officers. For 2012, "Salary" for the Named Executive Officers accounted for approximately 23 percent to 42 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 58 percent to 77 percent of total direct compensation, assuming achievement of a target level of performance for each Named Executive Officer. As a result, our executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below-average performance, for their compensation to be below competitive levels.
An important part of the Compensation Committee's process in setting executive compensation pay levels is a market analysis of executive pay levels. For more than 10 years, the Compensation Committee has utilized a nationally recognized compensation consulting firm to assist it in performing this task. In 2007, the Company, at the direction of the Compensation Committee, issued a request for proposals to numerous nationally recognized compensation consulting firms. Following this process, the Compensation Committee selected Mercer as its executive compensation consultant for 2008 and subsequently has retained Mercer in 2009, 2010, 2011 and 2012. Since Mercer's selection in 2008, the Compensation Committee has worked with Mercer to select recommended peer groups to be used by the Compensation Committee as part of the market analysis in setting executive compensation.

The following peer group (the "Company Peer Group") was used by the Compensation Committee for purposes of 2012 compensation for all officers of the Company other than those officers whose responsibilities are limited to Enogex (the "Enogex Officers"):

Alliant Energy Corp.	ONEOK, Inc.
Ameren Corp.	Pepco Holdings, Inc.
CenterPoint Energy, Inc.	PNM Resources, Inc.
CMS Energy Corp.	SCANA Corporation
DTE Energy Company	TECO Energy, Inc.
Great Plains Energy, Inc.	Vectren Corporation
Integrys Energy Group, Inc.	Westar Energy, Inc.[1]
NiSource Inc.	Wisconsin Energy Corporation
NV Energy, Inc.

[1] New peer company for 2012.

The companies comprising the Company Peer Group were selected because each company met a majority of the following specific criteria relevant to the Company: (i) size determined by revenues (0.5 times to two times relative to the Company); (ii) a market value to revenue of less than 1.5 times; (iii) business mix of reportable business segments for utility and natural gas operations; (iv) geographic location and markets served and (v) presence of midstream natural gas operations. The Compensation Committee periodically reviews with Mercer and the Company's management the Company Peer Group and, since 2008, has determined each year that no change in the peer group was needed for determining executive compensation for the following year, other than the addition of Westar Energy, Inc. for 2012 to replace a company that was acquired.
Prior to 2008, the Compensation Committee in conducting its market analysis and setting executive compensation had used more broad-based survey groups that included energy services organizations and general industry organizations. There was not one compelling factor that caused the Compensation Committee in 2008 to shift from using very broad-based industry groups to a more defined peer group in conducting a market analysis and setting executive compensation. Rather, the decision was based on a variety of factors and included the prevalence, based on information from Mercer, of the use of defined peer groups by companies comparable to the Company and the Compensation Committee's belief that a defined peer group of corporations with similar characteristics to the Company would allow for more precise comparison of executive compensation.
A similar screening process has been used to select a peer group for compensation purposes for the Enogex Officers (the "Enogex Peer Group") with the key criteria including revenue, miles of pipeline assets, total assets, geographic location and markets served. In July and September 2011, the Compensation Committee reviewed with Mercer and the Company's management the existing peer group for compensation purposes for the Enogex Officers and removed five companies from the peer group for purposes of 2012 compensation as three of those companies had become substantially larger than the balance of the companies in the peer group and the other two companies were in the process of being acquired. These five companies were replaced with the three companies noted below as each of the three companies also met a majority of the key criteria. The Enogex Peer Group for 2012 consisted of the following companies:

Access Midstream Partners, LP1	Genesis Energy, L.P.
Atlas Pipeline Partners, LP	Magellan Midstream Partners, L.P.
Boardwalk Pipeline Partners LP	MarkWest Energy Partners LP1
Buckeye Partners LP	NuStar Energy L.P.
Copano Energy, L.L.C.	ONEOK Partners, L.P.
Crosstex Energy, L.P.	Regency Energy Partners LP
DCP Midstream Partners, LP	Sunoco Logistics Partners L.P.
El Paso Pipeline Partners LP1	Targa Resources Partners LP

[1] New peer company for 2012.
The Compensation Committee believes that a separate peer group for Enogex is appropriate for several reasons, including the distinct differences of Enogex's midstream natural gas business and of the skills and market for executives in the natural gas business as compared to the rest of the Company.
As noted above, the Compensation Committee retained Mercer in 2011, as its compensation consultant for 2012. For 2012, senior management, in making recommendations on compensation, and the Compensation Committee, in making decisions on compensation, used as a primary guideline the median market pay data provided by Mercer of the Company Peer Group for all officers other than the Enogex Officers and the median market pay data provided by Mercer of the Enogex Peer Group for the Enogex Officers. This market pay data for an executive is intended to represent what would be paid to a hypothetical, seasoned performer in a job having similar responsibilities and scope to the executive in question. However, actual compensation recommendations by senior management and decisions on compensation by the Compensation Committee can vary from this market data for numerous reasons, including an individual's performance, experience level and internal equity.
An individual's performance for a particular year is judged through an annual performance evaluation, which involves, for each member of senior management (other than the CEO), a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development objectives set at the beginning of the year. The annual performance evaluations are reviewed with the Compensation Committee and are used by the CEO in making compensation recommendations to the Compensation Committee. The Compensation Committee also conducted an annual performance evaluation of the CEO.
The Compensation Committee met in December 2011 and set each executive officer's 2012 salary and, subject to potential adjustment at its meeting in February 2012, each executive officer's target annual incentive award and target long-term incentive award for 2012 based primarily on the individual's annual performance evaluation and on the comparable amounts shown at the median for an executive officer with similar duties in the Company Peer Group or, in the case of an executive officer whose responsibilities are limited to Enogex, the Enogex Peer Group. The target annual and long-term incentive awards were expressed as percentages of salary. While the setting of the target annual incentive and long-term incentive awards is an important part of the executive compensation process, another critical part is the setting of the Company performance goals for such awards. This is a critical part because the level of achievement of the Company performance goals will determine the amount, if any, of the possible payouts of the target annual and long-term incentive awards.
Following a discussion of recommendations by the CEO, the Compensation Committee, at its meeting in February 2012, set the Company performance goals for annual incentive and long-term incentive awards. These Company performance goals for executive officers are described in detail below and were intended to align the executive's interests with our shareholders by having achievement of Company performance goals be directly beneficial to our shareholders or indirectly beneficial to our shareholders by being tied to an operational measure that improves the efficiency of our operations. At its meeting in February 2012, the Compensation Committee also approved the form of the long-term compensation awards for the executive officers, and, like prior years, consisted entirely of performance units whose payout was dependent on the Company's achievement of specified performance goals during the three-year period ending December 31, 2014. The Compensation Committee chose to take these actions at its meeting in February 2012 rather than at its December 2011 meeting because the Compensation Committee wanted to know the Company's audited 2011 financial results before setting many of the 2012 performance goals and such audited financial results were not available until shortly before the meeting.
In setting the executive compensation for any given year, the Compensation Committee historically (including 2012) has not looked to compensation earned by executives in prior years, including specifically amounts realized from grants in prior years of annual incentive awards or long-term incentive awards. The primary reasons are that our executive compensation program seeks to have all components of executive compensation be competitive, and the portions of an executive's compensation that could vary materially from year to year are primarily performance-based. As a result, high levels of executive compensation in a particular year historically have resulted from excellent Company performance, which the Compensation Committee believed did not warrant a reduction in future compensation levels or in our compensation principles. There also is no established policy or target for the allocation between either cash and non-cash or annual and long-term compensation. Rather, the Compensation Committee reviews market pay information from Mercer in determining the appropriate level and mix of incentive compensation.
As indicated above, our senior management and, in particular, our CEO, played an important part in setting 2012 executive compensation. Besides developing recommendations for the Company performance goals that needed to be met for payouts of 2012 annual incentive awards and long-term incentive awards, he reviewed with the Compensation Committee at its December 2011 meeting the performance evaluations of each officer (other than himself). He also reviewed and discussed with the Compensation Committee at its December 2011 meeting his recommendations for each member of management of 2012 salaries, target annual incentive awards and target long-term incentive awards. As noted above, the CEO's performance evaluation and the setting of his potential salary, target annual incentive award and target long-term incentive award were conducted by the Compensation Committee without any members of management present. The Compensation Committee's performance evaluation of the CEO, along with his 2012 salary, target annual incentive award and target long-term incentive award, were reviewed by the Compensation Committee with all independent members of the Board.
The following three sections illustrate the application of our executive compensation principles and discuss in detail the salaries, bonuses and long-term compensation of the Named Executive Officers that were approved by the Compensation Committee and were paid in connection with 2012 compensation.
Base Salary. As explained above, the base salaries for our executive officers in 2012 were designed to be competitive with the Company Peer Group for most of our executive officers and with the Enogex Peer Group for the Enogex Officers. Base salaries of our executive officers were determined based primarily on an individual's annual performance evaluation, using as a guideline the salaries at the median of the range for executives with similar duties in the appropriate survey group. The salaries of executive officers for 2012 were determined in December 2011. The 2012 base salary amounts and percentage increase approved by the Compensation Committee in December 2011 for the Named Executive Officers were as follows: Mr. Delaney, $885,000, 3.0 percent increase; Mr. Trauschke, $478,400, 4.0 percent increase; Mr. Mitchell, $345,000, no increase; Mr. Merrill, $306,600, 9.5 percent increase; and Mr. Leger, $295,000, no increase.
The 2012 salaries of Mr. Mitchell and Mr. Leger were not increased in December 2011 as the Compensation Committee had recently increased each of their salaries (2.1 percent for Mr. Mitchell and 4.2 percent for Mr. Leger) in October 2011 to reflect their increased responsibilities as part of the transition during 2011 of the responsibilities of Danny Harris, former President and Chief Operating Officer ("COO") of the Company and OG&E and President of Enogex, who retired on December 31, 2011. Specifically, Mr. Mitchell was promoted from Senior Vice President and COO of Enogex to President of Enogex and Mr. Leger's responsibilities were expanded to include, among other things, OG&E's distribution and transmission operations. The 9.5 percent increase in Mr. Merrill's salary in 2012 reflects in part his promotion to COO of Enogex in December 2011, which also was part of the transition of Mr. Harris' responsibilities.
The 2012 salary for each of the Named Executive Officers was either below or less than one percent above the median of an executive with similar duties in the Company Peer Group or, for Messrs. Mitchell and Merrill, the Enogex Peer Group.
Annual Incentive Compensation. Annual incentive awards with respect to 2012 performance were made under the Annual Incentive Plan to 156 employees, including all executive officers. The Plan provides executive officers with annual incentive awards, the payment of which is dependent entirely on the achievement of the Company performance goals that, for 2012, were established by the Compensation Committee in February 2012. The Company also has a similar plan, the Team$hare Plan, that provides similar opportunities to all full-time employees who do not participate in the Annual Incentive Plan.
The amount of the award for each executive officer was expressed as a percentage of salary paid during 2012 (the "targeted amount"), with the officer having the ability, depending upon achievement of the Company performance goals, to receive from 0 percent to 150 percent of such targeted amount. For 2012, the targeted amount ranged from 30 percent to 90 percent of base salary for the executive officers. For the Named Executive Officers, the targeted amounts were as follows: Mr. Delaney, 90 percent of his 2012 salary; Mr. Trauschke, 60 percent of his 2012 salary; Mr. Mitchell, 80 percent of his 2012 salary; Mr. Merrill, 55 percent of his 2012 salary; and Mr. Leger, 50 percent of his 2012 salary. The targeted amount for each of these individuals was at or below the median of the level of such award granted to a comparable executive in the Company Peer Group or, in the case of Mr. Mitchell and Mr. Merrill, to a comparable executive in the Enogex Peer Group.
As noted above, potential payouts of targeted amounts are dependent entirely on achievement of Company performance goals set by the Compensation Committee. For Mr. Delaney and Mr. Trauschke, the Company performance goals for 2012 were based: 55 percent on the Company's consolidated EPS target (the "Consolidated Earnings Target"), 30 percent on an O&M Target, 10 percent on a safety target of the Company and OG&E (the "Company/OG&E Safety Target") and five percent on various safety targets for Enogex and its subsidiaries (the "Enogex Safety Target"). For Mr. Leger, the Company performance goals for 2012 were based: 55 percent on an OG&E EPS target (the "OG&E Earnings Target"), 30 percent on an O&M Target and 15 percent on the Company/OG&E Safety Target. For Mr. Mitchell and Mr. Merrill, the Company performance goals for 2012 were based: 80 percent on a consolidated earnings target per membership unit of Enogex Holdings LLC and its subsidiaries (the "Enogex Earnings Target") and 20 percent on the Enogex Safety Target. For the remaining executive officers, the Company performance goals were based on different combinations of the Consolidated Earnings Target, the OG&E Earnings Target, the Enogex Earnings Target, the O&M Target and various safety targets and customer satisfaction targets, each as established by the Compensation Committee.

For each Company performance goal, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 150 percent payout would be made). The following table shows the minimum, target and maximum levels of performance for the Company performance goals set for the Named Executive Officers in 2012, the actual level of performance, as calculated pursuant to the terms of the awards, and the percentage payout of the targeted amount based on the actual level of performance and as authorized by the Compensation Committee:

	Minimum	Target	Maximum	Actual Performance	% Payout
Consolidated Earnings Target	$3.30/share	$3.45/share	$3.60/share	$3.57/share	140%
OG&E Earnings Target	$2.50/share	$2.60/share	$2.70/share	$2.83/share	150%
Enogex Earnings Target	$1.27/unit	$1.46/unit	$1.65/unit	$1.24/unit	0%
O&M Target	$382.7 million	$372.7 million	$362.7 million	$369.6 million	115.5%
Safety Targets		Recordable Incident Rate		Recordable Incident Rate
Company/OG&E (Combined Utility & Enterprise Services)	1.15	0.90	0	1.08	64%
Enogex (Combined Enogex & Enogex Energy Resources LLC)	0.77	0.38	0	0.55	78.2%
Calculation of the Consolidated Earnings Target, the OG&E Earnings Target, the Enogex Earnings Target and the O&M Target were derived from the amounts reported in the Company's 2012 financial statements, with the Consolidated Earnings Target being the Company's reported consolidated diluted EPS from continuing operations, with the OG&E Earnings Target being the reported consolidated net income of OG&E for the year ended December 31, 2012, divided by the diluted average common shares outstanding for 2012 of OGE Energy, with the Enogex Earnings Target being the reported consolidated net income from continuing operations of Enogex Holdings LLC divided by the weighted average number of outstanding membership units of Enogex Holdings LLC for the year ended December 31, 2012, and with the O&M Target being O&M expense for various business units of the Company and OG&E. Each of the safety targets consisted of recordable incident rates, which are derived from the Federal Occupational Safety and Health Act of 1970 standards for reportable injuries. At the time of setting these Company performance goals, the Compensation Committee specifically authorized various exceptions to be used in calculating the achievement of these performance goals, including, for example, the exclusion of any increases or decreases in revenues or expenses in excess of $5 million from the enactment after February 15, 2012 of any new Federal or state law, the exclusion of any increases or decreases in revenues or expenses from any change in accounting principles occurring during 2012 and the exclusion of any net gain or loss in 2012 from the sale, other disposition or impairment of any business asset, including any gain from the receipt of insurance proceeds in 2012 in connection with the fire in December 2010 at the Cox City natural gas processing plant. For annual incentive compensation purposes, the overall effect of these exceptions was to decrease the Company's reported consolidated EPS from continuing operations for purposes of the Consolidated Earnings Target for OGE officers (including Mr. Delaney and Mr. Trauschke) from $3.58 per share to $3.57 per share, which decreased the level of payout from 143.3 percent to 140 percent. The exceptions also decreased Enogex's earnings per membership unit for purposes of the Enogex Earnings Target for Enogex Officers (including Mr. Mitchell and Mr. Merrill) from $1.27 per membership unit to $1.24 per membership unit, which decreased the level of payout associated with the Enogex Earnings Target from 50 percent to zero. The Company believes that those exceptions, which were set by the Compensation Committee at the same time the 2012 Company performance goals were set in February 2012, were appropriate as they represented items that were outside the Company's control, that were one-time events or that are not indicative of the Company's operating performance. The percentage of the targeted amount that an executive officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Compensation Committee. For 2012, and as shown by the chart above, corporate performance of the Consolidated Earnings Target, the OG&E Earnings Target, the O&M Target, the Company/OG&E Safety Target and the Enogex Safety Target exceeded the minimum levels of achievement established by the Compensation Committee and, based on the level of achievement, the Compensation Committee approved payouts under the Annual Incentive Plan to the Company's Named Executive Officers ranging from nine percent to 110 percent of their earned base salaries and from 16 percent to 127 percent of their targeted amounts. Payouts under the Annual Incentive Plan are in cash and the amounts paid to the Company's Named Executive Officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 50.
Long-Term Incentive Compensation. Long-term incentive awards also were made in 2012 under our Stock Incentive Plan. The Plan provides for the grant of any or all of the following types of awards: stock options, SARs, restricted stock and performance units; however, the Compensation Committee has not granted stock options or SARs since 2004 and has no intention to issue stock options or SARs in the foreseeable future. For 2012, the Compensation Committee set a targeted amount of long-term incentive compensation to be awarded each executive officer, which amount was expressed as a percentage of the individual's base salary that was approved by the Compensation Committee in December 2011 (the "approved 2012 base salary"). For 2012, the targeted amount ranged from 60 percent to 240 percent of the approved 2012 base salary for executive officers. Historically, the long-term incentive compensation for the Company's executive officers had been below, including in some cases significantly below, the median level of such awards granted to comparable executives in the appropriate peer group. For the Named Executive Officers, the targeted amounts of long-term incentive compensation were as follows: Mr. Delaney, 240 percent of his approved

2012 base salary; Mr. Trauschke, 145 percent of his approved 2012 base salary; Mr. Mitchell, 135 percent of his approved 2012 base salary; Mr. Merrill, 100 percent of his approved 2012 base salary; and Mr. Leger, 90 percent of his approved 2012 base salary. The targeted amount for each of these individuals was either at or below the median of the level of such award granted to a comparable executive in the Company Peer Group or, for Mr. Mitchell and Mr. Merrill, an executive in the Enogex Peer Group.
Prior to 2005, the Compensation Committee had awarded long-term compensation annually in the forms of stock options and restricted stock. However, the Compensation Committee ceased issuing restricted stock and stock options to executive officers in 2005 and instead, since 2005, has made annual awards of long-term compensation to executive officers solely in the form of performance units with, as explained below, payout of the performance units being dependent on achievement of Company performance goals set by the Compensation Committee. In connection with the annual award of performance units for each of the last five years, the Compensation Committee has used two Company performance goals, with payout of 75 percent of the performance units awarded annually being based on the relative total shareholder return of the Company's Common Stock over a three-year period compared to a peer group (the "TSR Performance Goal") and, the remaining 25 percent being based on the growth in the Company's EPS over the same period compared to an earnings growth target set by the Compensation Committee (the "EPS Performance Goal"). For the award of performance units in 2012 to officers of the Company and OG&E, the Compensation Committee continued to base payout of 75 percent of the awarded performance units on the TSR Performance Goal and 25 percent of the awarded performance units on the EPS Performance Goal. However, for the award of performance units in 2012 to officers of Enogex, the Compensation Committee made 50 percent of the awarded performance units dependent on the level of achievement of the TSR Performance Goal and payout of the remaining 50 percent of the awarded performance units dependent on the growth in Enogex's EBITDA over the three years ended December 31, 2014 compared to a growth target set by the Compensation Committee (the "EBITDA Performance Goal"). The precise terms of the TSR Performance Goal, EPS Performance Goal and EBITDA Performance Goal are described below.

The 2012 performance units were granted to executive officers on February 15, 2012, immediately following the Compensation Committee's meeting on such date. The number of performance units granted was determined by taking the targeted amount of the executive's long-term compensation to be delivered in performance units (expressed as a percentage of the executive's approved 2012 base salary, and as determined above) and dividing that amount by $52.37, which was the closing price of a share of the Company's Common Stock on February 14, 2012. Using this valuation method, the Named Executive Officers received a number of performance units with a value at the date of grant from 90 percent to 240 percent of their approved 2012 base salaries. Payouts of these performance units based on the TSR Performance Goal or EPS Performance Goal will be made in shares of the Company's Common Stock, which causes the value of the performance units to be substantially dependent upon the changing value of the Company's Common Stock in the marketplace. Payouts of performance units based on the EBITDA Performance Goal will be in cash, by paying an amount equal to the number of earned performance units multiplied by $52.37, the closing price of the Company's Common Stock on February 14, 2012.
Performance Units Based on TSR Performance Goal. As indicated above, the terms of 75 percent (50 percent for officers of Enogex) of the performance units granted to each executive officer in 2012 entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's total shareholder return over a three-year period (defined as share price increase (decrease) since December 31, 2011 plus dividends paid, divided by share price at December 31, 2011) measured against the total shareholder return for such period of a peer group selected by the Compensation Committee. The peer group for measuring the Company's total shareholder return performance consists of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the Company's total shareholder return is at the 50th percentile of the peer group, with higher payouts for performance above the 50th percentile up to 200 percent of the performance units granted if the Company's total shareholder return is at or above the 90th percentile of the peer group. The terms of these performance units provide for payouts of less than 100 percent of the performance units granted if the Company's total shareholder return is below the 50th percentile of the peer group, with no payout for performance below the 35th percentile.
Performance Units Based on EPS Performance Goal. For the remaining 25 percent of performance units granted to each officer of the Company and OG&E in 2012, the officer is entitled to receive from 0 percent to 200 percent of the performance units granted depending upon the growth in the Company's EPS over the three-year period ending December 31, 2014. The growth in the EPS for these officers will be measured from $3.45 per share (which is the $3.45 earned in 2011 from continuing operations), against the earnings growth target of 4.5 percent per year (the "Earnings Growth Target") set by the Compensation Committee for such period. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the rate of growth of the Company's EPS during such period is at the Earnings Growth Target, with higher payouts for growth rates in excess of the Earnings Growth Target up to 200 percent for growth rates at or above 7.0 percent per year and for payout of less than 100 percent for growth rates below the Earnings Growth Target, with no payouts for growth rates below 2.5 percent per year. The Company's earnings growth rate is calculated on a point-to-point basis by dividing by one-third the percentage increase in the Company's EPS for the year ended December 31, 2014, compared to the benchmark of $3.45.
Performance Units Based on EBITDA Performance Goal. For the remaining 50 percent of performance units granted to each officer of Enogex in 2012, the officer is entitled to receive from 0 percent to 200 percent of the performance units granted depending upon the growth in Enogex's EBITDA per membership unit over the three-year period ending December 31, 2014. The growth in the EBITDA per membership unit for these officers will be measured from $2.41 (which is Enogex's EBITDA per membership unit in 2011 from continuing operations), against the EBITDA growth target of 9.50 percent per year (the "EBITDA Growth Target") set by the Compensation Committee for such period. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the rate of growth of Enogex's EBITDA per membership unit during such period is at the EBITDA Growth Target, with higher payouts for growth rates in excess of the EBITDA Growth Target up to 200 percent for growth rates at or above 12.0 percent per year and for payout of less than 100 percent for average annual growth rates below the EBITDA Growth Target, with no payouts for growth rates below 7.5 percent. The Company's earnings growth rate is calculated on a point-to-point basis by dividing by one-third the percentage increase in the Enogex's EBITDA per unit for the year ended December 31, 2014, compared to the benchmark of $2.41.
Payout of 2010 Performance Units. In February 2013, the executive officers received payouts of the 2010 performance units awarded to them in February 2010 as part of their long-term compensation for 2010. Payout of 75 percent of the performance units awarded in 2010 was dependent on the achievement of a Company performance goal based on total shareholder return for the three-year period ended December 31, 2012 and 25 percent was dependent on the growth over the same three-year period in the Company's EPS of $2.66 for the year ended December 31, 2009 compared to the Earnings Growth Target of four percent per year set by the Compensation Committee in February 2010. The Company's total shareholder return for the three-year period ending December 31, 2012, was at the 93rd percentile (the top seven percent) of the peer group. Stated differently, the percentage return on the Company's Common Stock, consisting of increases (decreases) in the price of the Company's Common Stock plus dividends paid, was higher than 62 of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index during the period commencing on January 1, 2010 and ending on December 31, 2012. The Company's average annual EPS growth (calculated on a point-to-point basis by dividing by one-third the percentage increase in the Company's EPS for the year ended December 31, 2012 of $3.58, compared to the benchmark of $2.66 for the year ended December 31, 2009) was 11.5 percent. This high level of performance resulted in payouts in February 2013 of 200 percent of the 2010 performance units based on total shareholder return and those based on EPS growth. The value of these payouts is reflected in the Stock Awards - Value Realized on Vesting column of the 2012 Option Exercises and Stock Vested Table on page 53.
CEO Compensation. The 2012 compensation for Mr. Delaney consisted of the same components as the compensation for other executive officers and was based on the same compensation principles and policies that were used in setting compensation for other executive officers. For 2012, Mr. Delaney's salary was increased 3.0 percent from $859,300 to $885,000. Mr. Delaney's 2012 targeted award under the Annual Incentive Plan remained at 90 percent of his 2012 salary, and his targeted amount of long-term compensation remained at 240 percent of his 2012 salary. The overall result was that the amount of Mr. Delaney's approved 2012 salary, targeted award under the Annual Incentive Plan and targeted amount of long-term compensation on a combined basis was approximately 5.3 percent below the median of such aggregated amount for a CEO in the Company Peer Group. Like the other Named Executive Officers, Mr. Delaney's targeted amount of long-term compensation was awarded in performance units based on the closing price of the Company's Common Stock on February 14, 2012, and resulted in his receiving 40,557 performance units. The terms of these performance units are identical to those awarded other executives of the Company and are described above.
As a result of 2012 corporate performance of the corporate goals described above, Mr. Delaney was entitled to a payout of $971,410 under the Annual Incentive Plan, representing 122 percent of his targeted award and 110 percent of his salary. Like other executive officers, Mr. Delaney also received in February 2013 a payout of 200 percent of the performance units previously granted to Mr. Delaney in February 2010 based on the Company's total shareholder return for the three years ended December 31, 2012 being at the 93rd percentile (the top seven percent) of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index and the average annual growth of the Company's EPS for the three years ended December 31, 2012 being 11.5 percent. This resulted in Mr. Delaney receiving a payout of 102,774 units, all of which were paid in shares of the Company's Common Stock. The value of this payout, based on the closing price of the Company's Common Stock on December 31, 2012, is reported in the Stock Awards - Value Realized on Vesting column of the 2012 Option Exercises and Stock Vested Table on page 53.
Other Benefits. As noted above, the key components of our executive compensation program are salary, annual incentive awards and long-term incentive awards. A significant amount of our employees, including executive officers, are eligible to participate in our qualified defined benefit retirement plan ("Pension Plan") and certain employees are eligible to participate in the Company's supplemental retirement plan to the Pension Plan ("Restoration of Retirement Income Plan") that enables participants, including executive officers, to receive the same benefits that they would have received under the Company's Pension Plan in the absence of limitations imposed by the Federal tax laws. In addition, the supplemental executive retirement plan ("SERP"), which was adopted in 1993, provides a supplemental executive retirement plan in order to attract and retain lateral hires or other executives designated by the Compensation Committee of the Company's Board of Directors who may not otherwise qualify for a sufficient level of benefits under the Company's Pension Plan and Restoration of Retirement Income Plan. Mr. Delaney is the only employee, including executive officers, who participates in the SERP. Mr. Delaney's participation in the SERP was the result of arms-length bargaining between Mr. Delaney and the Company at the time of his hire in April 2002 as Executive Vice President of the Company. For additional information on the Pension Plan, Restoration of Retirement Income Plan and SERP, see 2012 Pension Benefits Table on page 54.
Almost all employees of the Company, including executive officers, also are eligible to participate in our 401(k) Plan. Participants may contribute each pay period any whole percentage between two percent and 19 percent of their compensation, as defined in the 401(k) Plan, for that pay period. Participants who have attained age 50 before the close of a year are allowed to make additional contributions referred to as "Catch-Up Contributions," subject to certain limitations of the Code. Participants may designate, at their discretion, all or any portion of their contributions as: (i) a before-tax contribution under Section 401(k) of the Code subject to the limitations thereof; or (ii) a contribution made on an after-tax basis. The 401(k) Plan also includes an eligible automatic contribution arrangement and provides for a qualified default investment alternative consistent with the U.S. Department of Labor regulations. Participants may elect, in accordance with the 401(k) Plan procedures, to have his or her future salary deferral rate to be automatically increased annually on a date and in an amount as specified by the participant in such election. In October 2009, the Company's Pension Plan and the Company's 401(k) Plan were amended, effective January 1, 2010 to provide eligible employees a choice to select a future retirement benefit combination from the Company's Pension Plan and the Company's 401(k) Plan.
The 401(k) Plan was amended in October 2009, as discussed previously, whereby participants could select from the options below.

Employment Date	Option 1	Option 2	Option 3
Before February 1, 2000	< 20 years of service - 50% Company match up to 6% of compensation	200% Company match up to 5% of compensation	100% Company match up to 6% of compensation
	> 20 years of service - 75% Company match up to 6% of compensation	200% Company match up to 5% of compensation	100% Company match up to 6% of compensation
After February 1, 2000 and before December 1, 2009	100% Company match up to 6% of compensation	200% Company match up to 5% of compensation	N/A
After December 1, 2009	200% Company match up to 5% of compensation	N/A	N/A

No Company contributions are made with respect to a participant's Catch-Up Contributions, rollover contributions, or with respect to a participant's contributions based on overtime payments, pay-in-lieu of overtime for exempt personnel, special lump-sum recognition awards and lump-sum merit awards included in compensation for determining the amount of participant contributions. Once made, the Company's contribution may be directed to any available investment option in the 401(k) Plan.  The Company match contributions vest over a three-year period. After two years of service, participants become 20 percent vested in their Company contribution account and become fully vested on completing three years of service. In addition, participants fully vest when they are eligible for normal or early retirement under the Pension Plan, in the event of their termination due to death or permanent disability or upon attainment of age 65 while employed by the Company or its affiliates. The Company also maintains a nonqualified Deferred Compensation Plan that is described below under "Nonqualified Deferred Compensation."
The Company also offers executive officers a limited amount of perquisites. These include payment of social membership dues at dining and country clubs for certain executive officers, an annual physical exam for all executive officers, a relocation program and, in the case of Mr. Delaney, use of a Company car. The relocation program is offered through a third-party relocation company for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocated in connection with their employment by the Company. The relocation program provides for various levels of benefits. For full-time employees above a certain pay level (i.e., a salary at or above approximately $60,000 per year), the program covers the cost of most of the reasonable expenses associated with relocation, including, but not limited to, costs of selling a current residence, home finding, temporary living and transportation and storage of household goods.

The value of the perquisites received by each executive officer was less than $10,000 in 2012, other than Mr. Delaney, whose perquisites were $16,520 and consisted of the use of a Company car, payment of social membership dining and country club dues and payment for an annual physical exam. In reviewing the perquisites and the benefits under the SERP, 401(k) Plan, Deferred Compensation Plan, Pension Plan and Restoration of Retirement Income Plan, the Compensation Committee sought in 2012 to provide participants with benefits at least commensurate with those offered by other utilities of comparable size.
Change-of-Control Agreements and other Arrangements. None of the Company's executive officers has an employment agreement with the Company. Each of the executive officers has a change of control agreement that becomes effective upon a change of control. As explained in detail below under the heading "Potential Payments upon Termination or Change of Control," if an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual bonus and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual bonus. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. The 2.99 times multiple for change-of-control payments was selected because at the time it was considered standard. Although many companies also include provisions for tax gross-up payments to cover any excise taxes on excess parachute payments, the Company's Board of Directors decided not to include this additional benefit in the Company's agreements. Instead, as explained on page 58, under the Company's agreements if the excise tax would be imposed, the change-of-control payments will be reduced to a point where no excise tax would be payable, if such reduction would result in a greater after-tax payment. Previously, the Company had employment agreements in place that contained the ability for the executive to terminate voluntarily for any reason during the 30-day period immediately following the one-year anniversary of the change of control. This type of provision, sometimes referred to as a modified double-trigger, was eliminated for executives hired after January 1, 2009, and, with the consent of the affected executives, was eliminated in February 2012 for executive officers hired prior to January 1, 2009.
For more information regarding the change of control agreements, please see "Potential Payments upon Termination or Change of Control" below.
In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all stock options will vest immediately and, for a 60-day period following the change of control, executive officers may surrender their options and receive in return a cash payment equal to the excess of the change of control price (as defined) over the exercise price; all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis.
Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors adopted, stock ownership guidelines for the officers of the Company and its subsidiaries and the Company's Board of Directors during 2004. The Compensation Committee reviewed and revised the guidelines in 2008, with the primary change being to increase the stock ownership guidelines for several officers. These guidelines have been reviewed in each subsequent year including 2012. The Compensation Committee believes that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in the ownership of the Company's Common Stock and the price of the Company's Common Stock, helps to ensure that officers have a stake similar to that of the Company's shareholders. The share ownership guideline for each executive is based on the executive's position. The guideline for Chairman, President and CEO is five times base salary. The guidelines for other Company officers (including the other Named Executive Officers) ranged from four to two times their base salaries. Each executive is expected to achieve the applicable ownership guideline within five years of his or her most recent promotion. Similar guidelines are in place for members of the Board of Directors at a level of five times their annual retainer.
Financial Restatement. It is the Board of Directors' policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustment to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.
Elimination of Share Recycling Under Stock Incentive Plan. In February 2012, the Compensation Committee recommended, and the Board approved, amendments to the Company's Stock Incentive Plan to limit the ability of the Company to recycle shares available under the Plan resulting from the exercise of stock options or SARs. Specifically, in accordance with such amendments, the Company may not reissue any shares under the Plan that the Company retains as payment of the exercise price of stock options or SARs or to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of stock options or SARs. The Company has never issued SARs under the Stock Incentive Plan and has not issued any stock options since 2004. The Compensation Committee has no intention of authorizing the issuance of stock options or SARs in the foreseeable future.

Tax and Accounting Issues.
Deductibility of Executive Compensation. A Federal tax law currently limits our ability to deduct certain executive's compensation in excess of $1,000,000 unless such compensation qualifies as "performance-based compensation" or certain other exceptions are met. The Compensation Committee has continued to analyze the structure of its salary and various compensation programs in light of this law. The Compensation Committee's present intent is to take steps to ensure the continued deductibility of its executive compensation where appropriate. For this reason, the Compensation Committee and the Board of Directors recommended, and the shareholders approved, the current Stock Incentive Plan and the current Annual Incentive Plan at the 2008 Annual Meeting of Shareholders so that certain compensation payable thereunder would qualify for the "performance-based compensation" exception to the $1,000,000 deduction limit and thereby continue to be deductible by the Company. The 2013 Stock Incentive Plan and the 2013 Annual Incentive Compensation Plan also are being submitted to the shareholders at this Annual Meeting of Shareholders for the same reason.
Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Final regulations were issued by the Internal Revenue Service in April 2007, requiring compliance effective January 1, 2009. During 2008, the Company made the necessary changes to its various employee plans to bring them into compliance with the final regulations. A more detailed discussion of the Company's nonqualified deferred compensation arrangements is provided below under the heading "Nonqualified Deferred Compensation."

SUMMARY COMPENSATION TABLE
The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the CEO, the chief financial officer and the three other most highly compensated executive officers at December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
P.B. Delaney,	2012	$885,000	$—	$2,059,181	$—	$971,410	$3,168,559	$118,100	$7,202,250
President and Chief	2011	$859,300	$—	$2,008,314	$—	$946,848	$1,095,384	$99,822	$5,009,668
Executive Officer (5)	2010	$840,000	$—	$1,936,389	$—	$646,386	$1,644,058	$111,617	$5,178,450
S. Trauschke,	2012	$478,400	$—	$672,483	$—	$350,074	$49,662	$55,854	$1,606,473
Vice President and	2011	$443,847	$—	$578,448	$—	$326,041	$47,378	$46,310	$1,442,024
Chief Financial Officer(6)	2010	$412,000	$—	$506,564	$—	$211,359	$44,210	$98,877	$1,273,010
E.K. Mitchell,	2012	$345,000	$—	$230,444	$—	$43,168	$362,985	$17,670	$999,267
President and Chief	2011	$339,538	$—	$312,585	$—	$119,161	$265,795	$19,900	$1,056,979
Operating Officer, Enogex	2010	$331,500	$—	$322,451	$—	$223,629	$327,583	$18,920	$1,224,083
Holdings LLC and
President, Enogex LLC (6)(7)
S.E. Merrill,	2012	$306,600	$—	$151,677	$—	$26,373	$29,394	$32,025	$546,069
Chief Operating Officer,	2011	$268,312	$—	$217,701	$—	$164,247	$31,375	$19,575	$701,210
Enogex LLC (6)(8)	2010	$254,800	$—	$221,875	$—	$108,927	$18,441	$17,696	$621,739
J.C. Leger, Jr.	2012	$295,000	$—	$257,367	$—	$186,960	$388,219	$14,860	$1,142,406
Vice President, Utility	2011	$279,724	$—	$206,728	$—	$124,924	$240,395	$14,130	$865,901
Operations, OG&E	2010	$269,900	$—	$207,404	$—	$92,306	$228,586	$13,966	$812,162

(1)
Amounts in this column reflect the grant date fair value amount of equity-based performance units granted in the applicable year. The grant date fair value amount is based on a probable value of these awards, or target value, of 100 percent payout. All performance units are subject to a three-year performance period. For Messrs. Delaney, Trauschke and Leger, the terms of (i) 75 percent of the performance units granted in 2012 entitle such officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's total shareholder return over a three-year period measured against the total shareholder return for such period by a peer group selected by the Compensation Committee and (ii) 25 percent of the performance units granted in 2012 entitle such officer to receive from 0 percent to 200 percent of the performance units granted based on the growth in the Company's EPS measured against the Earnings Growth Target set by the Compensation Committee for such period. For Messrs. Mitchell and Merrill, the amounts in this column for 2012 include the performance units based on total shareholder return, which as is the case for the those units granted to Messrs. Delaney, Trauschke and Leger, entitle such officer to receive from 0 percent to 200 percent of such performance units granted depending upon the Company's total shareholder return over a three-year period measured against the total shareholder return for such period by a peer group selected by the Compensation Committee. For Messrs. Mitchell and Merrill, the balance of the performance units granted to them in 2012 entitle such officer to receive from 0 percent to 200 percent of such performance units granted based on the growth in Enogex's EBITDA per membership unit against the Earnings Growth Target set by the Compensation Committee for such period. These EBITDA performance units are payable in cash, are not considered stock awards and, accordingly, are not reflected in this column. These EBITDA performance units will be reflected in the Summary Compensation Table when they are earned at the conclusion of the three-year performance period. The assumptions used in the valuation are discussed in Note 8 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2012. Assuming achievement of the performance goals at the maximum level, the grant date fair value of the performance units granted in 2012 and included in this column would be: Mr. Delaney, $4,118,362; Mr. Trauschke, $1,344,966; Mr. Mitchell, $460,888; Mr. Merrill, $303,354; and Mr. Leger, $514,734.

(2)	Amounts in this column reflect payments under our Annual Incentive Plan.

(3)
Amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 14 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2012, and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. The amounts for 2010 and 2011 were decreased from previously reported amounts to correct an over-valuation.

(4)
Amounts in this column for 2012 reflect: (i) for Mr. Delaney, $62,938 ((401(k) Plan and Deferred Compensation Plan), $38,642 (insurance premiums) and $16,520 (the use of a Company car, payment of social membership dining and country club dues and payment for an annual physical exam); (ii) for Mr. Trauschke, $48,266 ((401(k) Plan and Deferred Compensation Plan), $3,410 (insurance premiums) and $4,178 (payment of social membership country club dues and payment for an annual physical exam); (iii) for Mr. Mitchell, $13,925 ((401(k) Plan and Deferred Compensation Plan), $2,542 (insurance premiums) and $1,203 (payment of social membership dining club dues and payment for an annual physical exam); (iv) for Mr. Merrill, $28,251 ((401(k) Plan and Deferred Compensation Plan), $2,274 (insurance premiums) and $1,500 (payment for an annual physical exam) and (v) for Mr. Leger, $12,598 ((401(k) Plan and Deferred Compensation Plan) and $2,262 (insurance premiums). A significant portion of the insurance premiums reported for each of these individuals is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies. Amounts shown as 401(k) Plan and Deferred Compensation Plan represent Company contributions for the individual under those plans. Amounts in the column include the value of the perquisites for the Named Executive Officers, but, in each instance, other than Mr. Delaney, the amount was less than $10,000 in 2012. As discussed in the Compensation Discussion and Analysis above, Mr. Delaney received the use of a Company car, payment of social membership dining and country club dues and payment for an annual physical exam.

(5)	Mr. Delaney resumed the position of President of the Company and OG&E effective January 1, 2012 upon the previously reported retirement of Danny P. Harris.

(6)
The 2011 salaries of Mr. Mitchell, Mr. Merrill and Mr. Trauschke were increased during 2011 as part of the transition of the responsibilities of Danny Harris, former President and COO of the Company and OG&E and President of Enogex, who retired on December 31, 2011.

(7)	Mr. Mitchell was named President of Enogex Holdings LLC and Enogex LLC in September 2011.

(8)
On November 30, 2011, Mr. Merrill, previously Vice President of Human Resources and Corporate Relations of the Company and OG&E, resigned from that position and returned to Enogex LLC as the COO effective December 5, 2011.

Grants of Plan-Based Awards Table for 2012

Name	Grant Date	Number of Units or Other Rights Awarded (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
P.B. Delaney	2/15/12		0	796,500	1,194,750				N/A	N/A	N/A
	2/15/12					0	40,557	81,114				$2,059,181
S. Trauschke	2/15/12		0	287,040	430,560				N/A	N/A	N/A
	2/15/12					0	13,245	26,490				$672,483
E.K. Mitchell	2/15/12		0	276,000	414,000				N/A	N/A	N/A
	2/15/12	4,447	0	232,889	465,778	0	4,447	8,894				$230,444
S.E. Merrill	2/15/12		0	168,630	252,945				N/A	N/A	N/A
	2/15/12	2,927	0	153,287	306,574	0	2,927	5,854				$151,677
J.C. Leger, Jr.	2/15/12		0	147,500	221,250				N/A	N/A	N/A
	2/15/12					0	5,069	10,138				$257,367

(1)
Amounts represent long-term non-equity incentive plan awards. These awards are denominated in units and reflect the number of units at target attainment levels. Awards will be paid in cash pending attainment of performance goals in 2014.

(2)	Amounts reflect the grant date fair value based on a probable value of these awards, or target value, of 100 percent payout.

Amounts in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table for 2012 above (other than the 4,447 EBITDA performance units and 2,927 EBITDA performance units for Messrs. Mitchell and Merrill) represent the minimum, target and maximum amounts that would be payable pursuant to the 2012 annual incentive awards made under the Annual Incentive Plan. As discussed in the Compensation Discussion and Analysis above, the amount that each executive officer received was dependent upon performance against two or more of the following performance measures: the Consolidated Earnings Target, the O&M Target, the Enogex Earnings Target, the Company/OG&E Safety Target and the Enogex Safety Target. For each Company performance measure, the Compensation

Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 150 percent payout would be made). The percentage of the targeted amount that an executive officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Compensation Committee. For 2012, payouts of these annual incentive awards were made in cash and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

For Messrs. Mitchell and Merrill the 4,447 EBITDA performance units and 2,927 EBITDA performance units granted to them in 2012 entitle such officer to receive from 0 percent to 200 percent of the performance units granted depending upon the growth in Enogex's EBITDA per membership unit over the three-year period ending December 31, 2014. The growth in the EBITDA per membership unit for these officers will be measured from $2.41 (which is Enogex's EBITDA per membership unit in 2011 from continuing operations), against the EBITDA growth target of 9.50 percent per year set by the Compensation Committee for such period. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the rate of growth of Enogex's EBITDA per membership unit during such period is at the EBITDA Growth Target, with higher payouts for growth rates in excess of the EBITDA Growth Target up to 200 percent for growth rates at or above 12.0 percent per year and for payout of less than 100 percent for average annual growth rates below the EBITDA Growth Target, with no payouts for growth rates below 7.5 percent. The Company's earnings growth rate is calculated on a point-to-point basis by dividing by one-third the percentage increase in the Enogex's EBITDA per unit for the year ended December 31, 2014, compared to the benchmark of $2.41.

Amounts in columns (f), (g) and (h) above represent awards of non-EBITDA performance units under the Company's Stock Incentive Plan. All payouts of such performance units will be made in shares of the Company's Common Stock. As discussed in the Compensation Discussion and Analysis above, the terms of 75 percent (50 percent for Messrs. Mitchell and Merrill) of the performance units granted to each executive officer in 2012 entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's total shareholder return over a three-year period (defined as share price increase (decrease) since December 31, 2011 plus dividends paid, divided by share price at December 31, 2011) measured against the total shareholder return for such period of a peer group selected by the Compensation Committee. The peer group for measuring the Company's total shareholder return performance consists of 68 utility holding companies and gas and electric utilities in the Standard & Poor's 1500 Utilities Sector Index. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the Company's total shareholder return is at the 50th percentile of the peer group, with higher payouts for performance above the 50th percentile up to 200 percent of the performance units granted if the Company's total shareholder return is at or above the 90th percentile of the peer group. The terms of these performance units provide for payouts of less than 100 percent of the performance units granted if the Company's total shareholder return is below the 50th percentile of the peer group, with no payout for performance below the 35th percentile.

For the remaining 25 percent of performance units granted in 2012 to Messrs. Delaney, Trauschke and Leger, such officer is entitled to receive from 0 percent to 200 percent of the performance units granted depending upon the growth in the Company's EPS over the three-year period ending December 31, 2014. The growth in the EPS for these officers will be measured from $3.45 per share (which is the $3.45 earned in 2011 from continuing operations), against the Earnings Growth Target set by the Compensation Committee for such period. At the end of the three-year period (i.e., December 31, 2014), the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the rate of growth of the Company's EPS during such period is at the Earnings Growth Target, with higher payouts for growth rates in excess of the Earnings Growth Target up to 200 percent for growth rates at or above 7.0 percent per year and for payout of less than 100 percent for growth rates below the Earnings Growth Target, with no payouts for growth rates below 2.5 percent per year. The Company's earnings growth rate is calculated on a point-to-point basis by dividing by one-third the percentage increase in the Company's EPS for the year ended December 31, 2014, compared to the benchmark of $3.45.

For 2012, "Salary" for the Named Executive Officers accounted for approximately 23 percent to 42 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 58 percent to 77 percent of total direct compensation, assuming achievement of a target level of performance for each Named Executive Officer.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
P.B. Delaney	14,000 (3)	—	—	$23.575	1/21/2014	N/A	N/A	81,114	(4)	$4,567,529
								89,318	(5)	$5,029,497
S. Trauschke	—	—	—	N/A	N/A	N/A	N/A	26,490	(4)	$1,491,652
								25,726	(5)	$1,448,631
E.K. Mitchell	—	—	—	N/A	N/A	N/A	N/A	8,894	(4)	$500,821
								13,902	(5)	$782,822
S.E. Merrill	—	—	—	N/A	N/A	N/A	N/A	5,854	(4)	$329,639
								9,682	(5)	$545,193
J.C. Leger, Jr.	—	—	—	N/A	N/A	N/A	N/A	10,138	(4)	$570,871
								9,194	(5)	$517,714

(1)	The number of units is based on achieving maximum performance resulting in payout of 200 percent of target.

(2)	Values were calculated based on a $56.31 closing price of the Company's Common Stock, as reported on the NYSE at December 31, 2012.

(3)	Reflects stock options granted in 2004.

(4)	These amounts represent performance units for the performance period January 1, 2012 through December 31, 2014.

(5)	These amounts represent performance units for the performance period January 1, 2011 through December 31, 2013.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
P.B. Delaney	30,000 (2)	$935,925	102,774	$5,787,204
S. Trauschke	—	$—	26,886	$1,513,951
E. K. Mitchell	—	$—	17,114	$963,689
S.E. Merrill	—	$—	11,776	$663,107
J.C. Leger, Jr.	—	$—	11,008	$619,860

(1)
Reflects value of payout of performance units awarded in January 2010, 75 percent of whose payout was dependent on the achievement of a Company performance goal based on total shareholder return for the three-year period ended December 31, 2012 and 25 percent was dependent on the achievement of a Company performance goal based on annual growth in EPS over the same period. The Company's total shareholder return for such period was at the 93rd percentile (the top seven percent) of the peer group and the Company's annual average EPS growth for such period was 11.5 percent, which resulted in overall payouts in February 2013 of 200 percent of the performance units originally awarded in February 2010. Awards were all paid out in shares of the Company's Common Stock.

(2)	Reflects exercise of stock options granted in 2004.

2012 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
P.B. Delaney	Qualified Plan	10.75	$157,984	$—
	Restoration Plan	10.75	$562,839	$—
	SERP	More than 10.00	$11,661,879	$—
S. Trauschke	Qualified Plan	3.67	$59,577	$—
	Restoration Plan	3.67	$81,673	$—
E.K. Mitchell	Qualified Plan	18.08	$725,620	$—
	Restoration Plan	18.08	$698,972	$—
S.E. Merrill	Qualified Plan	5.33	$78,560	$—
	Restoration Plan	5.33	$34,500	$—
J.C. Leger, Jr.	Qualified Plan	20.00	$938,863	$—
	Restoration Plan	20.00	$494,727	$—

(1)
Generally, a participant's years of credited service are based on his or her years of employment with the Company. For purposes of the SERP, full vesting occurs after 10 years of service. As of April 2012, Mr. Delaney had completed 10 years of employment with the Company and, therefore, had satisfied the 10-year service requirement for full vesting.

(2)
Amounts in this column reflect the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 14 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2012, and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

In October 2009, the Company's Pension Plan and the Company's 401(k) Plan were amended, effective January 1, 2010 to provide eligible employees a choice to select a future retirement benefit combination from the Company's Pension Plan and the Company's 401(k) Plan.

Employees hired or rehired on or after December 1, 2009 do not participate in the Pension Plan but are eligible to participate in the 401(k) Plan where, for each pay period, the Company contributes to the 401(k) Plan, on behalf of each participant, 200 percent of the participant's contributions up to five percent of compensation.

Retirement benefits under the Pension Plan are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after attaining age 55 and completing five or more years of service), to former employees after reaching retirement age (or, if elected, following termination) who have completed three or more years of service before terminating their employment and to participants after reaching retirement age (or, if elected, following termination) upon total and permanent disability. The benefits payable under the Pension Plan are subject to maximum limitations under the Code. Should benefits for a participant exceed the permissible limits of the Code or should the participant defer compensation to the Company's nonqualified Deferred Compensation Plan discussed below, the Restoration of Retirement Income Plan will provide benefits through a lump-sum distribution following retirement as provided in the Restoration of Retirement Income Plan, which benefits shall be actuarially equivalent to the amounts that would have been, but cannot be, payable to such participant annually under the Pension Plan because of the Code limits or deferrals to the nonqualified Deferred Compensation Plan. The Company and its subsidiaries fund the estimated benefits payable under the Restoration of Retirement Income Plan through contributions to a grantor trust for the benefit of those employees who will be entitled to receive payments under the Restoration of Retirement Income Plan. Of the Named Executive Officers, none are eligible for early retirement, except for Mr. Delaney.
In 1993, OG&E adopted a SERP which is an unfunded supplemental executive retirement plan that is not subject to the benefit limits imposed by the Code. The plan generally provides for an annual retirement benefit at age 65 equal to 65 percent of the participant's average compensation during his or her final 36 months of employment, reduced by Social Security benefits, by amounts payable under the Pension and Restoration of Retirement Income Plans described above and by amounts received under pension plans from other employers. For a participant in the SERP who retires before age 65, the 65 percent benefit is reduced, with the reduction being one percent per year for ages 62 through 64, an additional two percent per year for ages 60 through 61, an additional four percent per year for ages 58 through 59 and an additional six percent per year for ages 55 through 57, so that a participant retiring at age 55 would receive 32 percent of his or her average compensation during his or her final 36 months, reduced by the deductions set forth above. Payment will be made in a lump sum following termination as provided in the SERP in an amount equal to the actuarial equivalent of the applicable annuity. Other than Mr. Delaney, no employee participated in the SERP during 2012.

2012 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
P.B. Delaney	$236,712	$45,938	$41,131	$57,663	$2,498,870
S. Trauschke	$79,533	$34,578	$28,139	$—	$329,021
E.K. Mitchell	$71,192	$9,552	$8,491	$—	$546,683
S.E. Merrill	$20,667	$15,479	$5,394	$—	$99,645
J.C. Leger, Jr.	$59,001	$8,033	$12,265	$—	$542,120

(1)
All executive and registrant contributions in the last fiscal year are reported as compensation to such executive officer in the Summary Compensation Table on page 50. The specific aggregate amounts reported for each of such officers is: P.B. Delaney, $282,650; S. Trauschke, $114,111; E.K. Mitchell, $80,744; S.E. Merrill, $36,146; and J.C. Leger, Jr., $67,034.

(2)
Reflects the following amounts for each of the following executive officers that were reported as compensation to such executive officer in prior Summary Compensation Tables: P.B. Delaney, $2,232,752; S. Trauschke, $186,771; E.K. Mitchell, $457,448; and S.E. Merrill, $58,105.

The Company provides a nonqualified deferred compensation plan which is intended to be an unfunded plan.  The plan's primary purpose is to provide a tax-deferred capital accumulation vehicle for a select group of management, highly compensated employees and non-employee members of the Board of Directors of the Company and to supplement such employees' 401(k) Plan contributions as well as offering this plan to be competitive in the marketplace. Eligible employees who enroll in the plan have the following deferral options: (i) eligible employees may elect to defer up to a maximum of 70 percent of base salary and 100 percent of annual bonus awards or (ii) eligible employees may elect a deferral percentage of base salary and bonus awards based on the deferral percentage elected for a year under the 401(k) Plan with such deferrals to start when maximum deferrals to the qualified 401(k) Plan have been made because of limitations in that plan. Eligible directors who enroll in the plan may elect to defer up to a maximum of 100 percent of directors' meeting fees and annual retainers.
The Company matches employee (but not non-employee director) deferrals to make up for any match lost in the 401(k) Plan because of deferrals to the deferred compensation plan, and to allow for a match that would have been made under the 401(k) Plan on that portion of either the first six percent of total compensation or the first five percent of total compensation, depending on the option the participant elected under the choice provided to eligible employees in the qualified 401(k) Plan discussed above, deferred that exceeds the limits allowed in the 401(k) Plan. Matching credits vest based on years of service, with full vesting after three years or, if earlier, on retirement, disability, death, a change in control of the Company or termination of the plan.

Deferrals, plus any Company match, are credited to a recordkeeping account in the participant's name. Earnings on the deferrals are indexed to the assumed investment funds selected by the participant. In 2012, those investment options (and investment returns) included:

Investment Fund Option	Investment Return
Company Common Stock Fund	2.23%
VIF Money Market (Vanguard)	0.14%
VIT Total Return Admin (PIMCO)	9.60%
VIT Real Return Admin (PIMCO)	8.76%
Long and Short Strategic Opportunities (LASSO)	7.79%
VIT Value Svc (MFS)	15.88%
Stock Index Initial (Dreyfus)	15.74%
IS Growth 2 (American Funds)	17.89%
Mid Cap Value Portfolio (Janus Aspen Perkins)	10.79%
UIF Mid Cap Growth I (Morgan Stanley)	8.69%
Small Cap (Royce Capital)	12.50%
VIF Small Company Growth (Vanguard)	14.65%
VIT II International Value Svc (MFS)	15.93%
IS International 2 (American Funds)	17.91%
Model Portfolio – Conservative (The Newport Group)	8.03%
Model Portfolio – Moderate/Conservative (The Newport Group)	10.21%
Model Portfolio – Moderate (The Newport Group)	11.71%
Model Portfolio – Moderate/Aggressive (The Newport Group)	13.23%
Model Portfolio – Aggressive (The Newport Group)	14.93%

As noted in the table above, The Newport Group, the administrator of the plan, provides five model portfolios using the investment options in the Company' Deferred Compensation Plan to span the risk profile from conservative to aggressive. The conservative portfolio is constructed to provide higher expected returns than a money market fund while only taking 10 percent to 30 percent of the risks associated with the stock market. The moderate/conservative portfolio is designed to provide modest expected portfolio growth while taking only 30 percent to 50 percent of the short-term risk associated with the stock market. The moderate portfolio is managed to provide expected capital appreciation over a market cycle. This portfolio will experience 50 percent to 70 percent of the risks associated with the stock market. The moderate/aggressive portfolio is managed to be a diversified stock portfolio that includes a fixed income component to reduce volatility. The portfolio will experience 70 percent to 90 percent of the risks associated with the stock market. Over the long term, the aggressive portfolio is intended to provide for the maximum expected long-term growth of capital. This portfolio will take 100 percent of the risks associated with the stock market.
Normally, payments under the deferred compensation plan begin within one year after retirement. For these purposes, normal retirement age is 65 and the minimum age to qualify for early retirement is age 55 with at least five years of service. Benefits will be paid, at the election of the participant, either in a lump sum or a stream of annual payments for up to 15 years, or a combination thereof. Participants whose employment terminates before they qualify for retirement will receive their vested account balance in one lump sum following termination as provided in the plan. Participants also will be entitled to pre- and post-retirement survivor benefits. If the participant dies while in employment before retirement, his or her beneficiary will receive a payment of the account balance plus a supplemental survivor benefit equal to two times the total amount of base salary and bonuses deferred under the plan. If the participant dies following retirement, his or her beneficiary will continue to receive the remaining vested account balance. Additionally, eligible surviving spouses will be entitled to a lifetime survivor annuity payable annually. The amount of the annuity is based on 50 percent of the participant's account balance at retirement, the spouse's age and actuarial assumptions established by the Company's Benefits Committee.
At any time prior to retirement, a participant may withdraw all or part of amounts attributable to his or her vested account balance under the deferred compensation plan at December 31, 2004, subject to a penalty of 10 percent of the amount withdrawn. In addition, at the time of the initial deferral election, a participant may elect to receive one or more in-service distributions on specified dates without penalty. Hardship withdrawals, without penalty, of amounts attributable to a participant's vested account balance as of December 31, 2004 may also be permitted at the discretion of the Company's Benefits Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees (i) the compensation of the Company's directors and principal officers, (ii) the Company's executive compensation policy and (iii) the Company's benefit programs.

The Compensation Committee has seven members, none of whom has any relationship to the Company that interferes with the exercise of his or her independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing elsewhere in this proxy statement. Based on the review and discussions referred to above, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.
Compensation Committee
Leroy C. Richie, Chairman
James H. Brandi, Member
Wayne H. Brunetti, Member
Luke R. Corbett, Member
John D. Groendyke, Member
Kirk Humphreys, Member
Judy McReynolds, Member

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into change of control agreements with each officer of the Company, including each of the Named Executive Officers, that will become effective only upon a change of control of the Company. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. Under the agreements, a change of control generally means (i) any acquisition of 20 percent or more of the Company's Common Stock (subject to limited exceptions for acquisitions directly from the Company, acquisitions by the Company or one of the Company's employee benefit plans, or acquisitions pursuant to specified business combinations approved by a majority of the incumbent directors), (ii) directors of the Company as of the date of the agreements and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a "business combination") (except specified business combinations approved by a majority of the incumbent directors), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.
Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company. During this three-year period following a change of control of the Company, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest bonus in the three years prior to the change of control and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (i) such officer prior to the change of control or (ii) if more favorable, other peer executives of the Company.
If an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual bonus and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual bonus. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination, although if the officer is a "specified employee" (within the meaning of Section 409A of the Code), payment of the prorated bonus and severance payment will be delayed until the first day of the seventh month following the officer’s termination (or earlier death). The officer also is entitled to continued welfare benefits for three years and outplacement services. If these payments and benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Code, then the severance benefits will be reduced to the extent where no excise tax would be payable if such reduction results in a greater after-tax payment to the officer.
Assuming that a change of control had occurred and the Named Executive Officers were terminated on December 31, 2012 and that the price of the Company's Common Stock was $56.31 (the closing price on December 31, 2012), then the Named Executive Officers would have been entitled to the following lump sum severance payments under their change of control agreements: P.B. Delaney, $5,656,512; S. Trauschke, $2,555,810; E.K. Mitchell, $1,762,094; S.E. Merrill, $1,462,837; and J.C. Leger, Jr. $1,480,753. For these purposes, it is assumed that the payments would not result in the imposition of the excise tax on excess parachute payments, which if triggered, could result in a reduction of the foregoing amounts. The Named Executive Officers would also be entitled to outplacement services, valued at $50,000 each, and continued welfare benefits for three years at a value of $34,000 each. For these purposes we have assumed that health care costs will increase at the rate of six percent per year. These officers also would be entitled to the retirement benefits they would otherwise be entitled to receive as set forth in the 2012 Pension Benefits Table on page 54. Finally, matching credits under the nonqualified Deferred Compensation Plan would vest and the officers would be entitled to the benefits set forth in the 2012 Nonqualified Deferred Compensation Table on page 55.
In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all stock options and restricted stock will vest immediately and, for a 60-day period following the change of control, executive officers may surrender their options and receive in return a cash payment equal to the excess of the change of control price (as defined) over the exercise price; all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis. Although all outstanding stock options are already exercisable, upon a change of control, executive officers could surrender their options and receive a cash payment equal to the excess of the change of control price over the exercise price. Assuming that a change of control occurred on December 31, 2012 and that the price of the Company's Common Stock (and the change of control price) was $56.31 (the closing price on December 31, 2012), then the Named Executive Officers would have been entitled to the following lump sum payments for outstanding stock options and performance unit awards, and, also for Mr. Mitchell and Mr. Merrill, they would have been entitled to lump sum payments for outstanding EBITDA awards which are included below (based on the grant date fair value): P.B. Delaney, $5,256,803; S. Trauschke, $1,470,142; E.K. Mitchell, $874,711; S.E. Merrill, $590,703; and J.C. Leger, Jr., $544,292. In addition, each Named Executive Officer would have received the same payout of the earned annual incentive compensation for 2012 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 50 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2012 as reflected in the Stock Awards - Value Realized on Vesting column in the 2012 Option Exercises and Stock Vested Table on page 53. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.

If a Named Executive Officer terminates employment other than following a change of control as described above, such officer will be entitled to receive amounts earned during the course of his or her employment, including accrued salary and unpaid salary and unused vacation pay. If the termination was a result of death, disability or retirement, the executive officer or his or her representative could exercise his or her stock options generally for three years (one year in the event of death for shares granted prior to 2004) or their stated term, if less, and would be entitled to a regular payout of any earned annual and long-term awards whose performance periods had ended prior to the individual's termination, and to a pro-rated payout (based on the individual's number of full months of employment during the applicable performance period) for other outstanding annual and long-term incentive awards when and if payouts of such awards are subsequently earned and are made to participants who did not terminate their employment. Assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2012, each executive officer would have received the same payout of the earned annual incentive compensation for 2012 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 50 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2012 as reflected in the Stock Awards - Value Realized on Vesting column in the 2012 Option Exercises and Stock Vested Table on page 53. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards. Also, for Mr. Mitchell and Mr. Merrill, they would have received a pro rata payout of long-term compensation for the EBITDA awards whose three-year performance period ended December 31, 2014 as reflected in the Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards column in the 2012 Grants of Plan-Based Awards Table on page 51. If the Named Executive Officer elects to exercise his options at the time of termination and, assuming that the price of the Company's Common Stock was $56.31 (the closing price on December 31, 2012), then the value realized on the exercise of the options for the Named Executive Officers would have been as follows: P.B. Delaney, $458,290; S. Trauschke, $0; E.K. Mitchell, $0; S.E. Merrill, $0; and J.C. Leger, Jr., $0. In addition, for the outstanding grants of performance units whose performance periods ends on December 31, 2013 and December 31, 2014, and assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2012, that the applicable goals for such performance units were subsequently satisfied at target levels and that the price of the Company's Common Stock was $56.31 (the closing price on December 31, 2012) at the time payouts of such performance units occurred, then the Named Executive Officers would be entitled to receive the Company's Common Stock (or, with respect to one tranche of performance units for Mr. Mitchell and Mr. Merrill, cash) having the following values at the time payout of such performance units occurred: P.B. Delaney, $1,676,499 for the performance units whose performance period ends December 31, 2013 and $761,255 for the performance units whose performance period ends December 31, 2014; S. Trauschke, $482,877 for the performance units whose performance period ends December 31, 2013 and $248,609 for the performance units whose performance period ends December 31, 2014; E.K. Mitchell, $260,941 for the performance units whose performance period ends December 31, 2013 and $161,100 ($77,630 of which would be payable in cash) for the performance units whose performance period ends December 31, 2014; S.E. Merrill, $181,731 for the performance units whose performance period ends December 31, 2013 and $106,036 ($51,096 of which would be payable in cash) for the performance units whose performance period ends December 31, 2014; and J.C. Leger, Jr., $172,571 for the performance units whose performance period ends December 31, 2013 and $95,145 for the performance units whose performance period ends December 31, 2014.
Mr. Delaney also is entitled to a death benefit (equal to three times salary) under a split dollar life insurance arrangement with a third party life insurance company. Under the arrangement, insurance proceeds in excess of that amount help fund benefits payable under the Restoration of Retirement Plan. If Mr. Delaney terminates employment for a reason other than death, the death benefit coverage terminates. The Company would then use the cash surrender value of the policy to help pay the benefit to which the employee is entitled under the Restoration of Retirement Income Plan. Assuming that Mr. Delaney's employment was terminated as a result of death on December 31, 2012, his estate would have been entitled to death benefits under this policy of $2,761,200. Participants in the Deferred Compensation Plan are also entitled to pre- and post-retirement survivor benefits as described on page 56.
In addition to the benefits described above, upon retirement, the Named Executive Officers will be entitled to receive the retirement benefits described in the 2012 Pension Benefits Table on page 54 and the nonqualified deferred compensation benefits set forth in the 2012 Nonqualified Deferred Compensation Table on page 55 as well as contributory lifetime retiree medical benefits if they were hired prior to February 1, 2000 and noncontributory lifetime retiree life insurance at 60 percent of pre-retirement levels but not more than $20,000 or less than $10,000.

SECURITY OWNERSHIP

The following table shows the number of shares of the Company's Common Stock beneficially owned on February 1, 2013, by each Director, by each of the Named Executive Officers by all Executive Officers and Directors as a group and by each shareholder owning five percent or more of the Company's Common Stock:

	Number of Common		Number of Common
	Shares (1) (2)		Shares (1) (2) (3)
James H. Brandi	8,560	P.B. Delaney	202,877
Wayne H. Brunetti	27,322	S. Trauschke	30,371
Luke R. Corbett	73,323	E.K. Mitchell	24,604
John D. Groendyke	49,552	S.E. Merrill	13,972
Kirk Humphreys	19,487	J.C. Leger, Jr.	26,572
Robert Kelley	79,701	All Executive Officers and Directors	749,354
Robert O. Lorenz	36,036	(as a group of 23 persons)
Judy R. McReynolds	2,072	BlackRock, Inc. (4)	7,855,370
Leroy C. Richie	11,233	40 East 52nd Street
		New York, NY 10022

(1)
Ownership by each executive officer is less than 0.3 percent of the class, by each director other than Mr. Delaney is less than 0.1 percent of the class and, for all executive officers and directors as a group, is less than 0.9 percent of the class. Amounts shown include shares for which, in certain instances, an individual has disclaimed beneficial interest. Amounts shown for executive officers include 81,163 shares of the Company's Common Stock representing their interest in shares held under the Company's 401(k) Plan and Deferred Compensation Plan for which in certain instances they have voting power but not investment power.

(2)
Amounts shown for Messrs. Brandi, Brunetti, Corbett, Groendyke, Humphreys, Kelley, Lorenz and Richie and Ms. McReynolds include, 4,560; 9,322; 71,087; 29,052; 19,487; 62,601; 33,036; 11,233; and 2,072 common stock units, respectively, under the Company's Deferred Compensation Plan.

(3)	Includes shares subject to stock options granted under the Company's Stock Incentive Plan, exercisable within 60 days following February 1, 2013 and held by Mr. Delaney, 14,000 shares.

(4)
Based on a Schedule 13G filed on February 8, 2013, BlackRock, Inc. along with certain other affiliates, is deemed to beneficially own these shares. These shares represented 8.0 percent of the Company's outstanding Common Stock on February 1, 2013.

The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2012 with respect to the shares of the Company's Common Stock that may be issued under the existing equity compensation plans:

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Price of Outstanding Options		Number of Securities Remaining Available for future issuances under equity compensation plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Shareholders	718,083	(1)	$22.80	(2)	1,637,748	(3)
Equity Compensation Plans Not Approved by Shareholders	—		N/A		N/A

(1)
Comprised of (i) outstanding stock options which have been issued under the OGE Energy Corp. Stock Incentive Plan, which was approved by shareholders at the 1998 Annual Meeting of Shareholders and the OGE Energy Corp. 2003 Stock Incentive Plan, which was approved by shareholders at the 2003 Annual Meeting of Shareholders and (ii) performance units which have been issued under the OGE Energy Corp. 2008 Stock Incentive Plan. For performance units, this represents the target number of performance units granted.  Actual number of performance units earned, if any, is dependent upon performance and may range from 0 percent to 200 percent of the target.

(2)	Weighted-average price does not take into account performance units included in Column A.

(3)
Under the 2008 Stock Incentive Plan, restricted stock, stock options, SARs and performance units may be granted to officers, directors and other key employees. Amount represents the maximum shares available for future issuances under OGE Energy Corp.'s equity compensation plans assuming settlement of the performance units at target (excludes awards under the 2013 Stock Incentive Plan that is being submitted to shareholders for approval at this year's Annual Meeting of Shareholders).

SECTION 16(a) BENEFICIAL OWNERSHIP

Under Federal securities laws, our directors and executive officers are required to report, within specified dates, their initial ownership in the Company's Common Stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. To our knowledge all of our officers and directors subject to such reporting obligations satisfied their reporting obligations in full in 2012 and through February 28, 2013, the date of this Proxy Statement.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be included in the proxy statement for the Annual Meeting of Shareholders in 2014 must be received by the Company by November 29, 2013. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting of Shareholders and otherwise conforming to the rules of the SEC, will be included in the 2014 proxy statement.

If you intend to submit a shareholder proposal for consideration at the Annual Meeting of Shareholders, but do not want it included in the proxy statement, you must follow the procedures established by our bylaws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Corporate Secretary at least 90 days prior to the meeting and must contain the following information:

•	a brief description of the business you desire to bring before the Annual Meeting of Shareholders and your reasons for conducting such business at the Annual Meeting of Shareholders;

•	your name and address;

•	the number of shares of the Company's Common Stock which you beneficially own; and

•	any material interest you may have in the business being proposed.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only a single copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check or dividend reinvestment statement mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement for your household, please contact Computershare; P.O. Box 358035, Pittsburgh, PA 15252-8035 or phone toll free 1-888-216-8114.

If you participate in householding and would like to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, please call us at 405-553-3966 or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We will deliver the requested documents to you promptly upon receipt of your request.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only a single copy of our Notice of Internet Availability of Proxy Materials, or our Annual Report to Shareholders or proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at 405-553-3966 or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only a single copy for your household, you should contact your bank, broker, or other nominee record holder.

LOCATION OF THE SKIRVIN HILTON HOTEL, GRAND BALLROOM

Take I-40 to the Shields Blvd. exit. Turn North towards downtown Oklahoma City. Turn left onto Sheridan and take the first right onto Broadway. Turn right onto Park Ave. and into the hotel.

Annex A

FORM OF PROPOSED AMENDMENTS TO ARTICLES VI, VII, VIII AND IX TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REFLECTING PROPOSED AMENDMENTS TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

VI.

Reserved.

~~A.    VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.~~

~~a.    In addition to any affirmative vote required by law or this Article VI or any other Article hereof, and except as otherwise expressly provided in Section B of this Article VI:~~

~~i.    any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or~~

~~ii.    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~iii.    the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary; or~~

~~iv.    the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or~~

~~v.    any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;~~

~~shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article VI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV hereof). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any provision hereof, or in any agreement with any national securities exchange or otherwise.~~

~~b.    The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more subparagraphs (a) through (e) of paragraph 1 of this Section A.~~

~~B.    WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section A of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of any Article hereof, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:~~

~~a.    The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~b.    All of the following conditions shall have been met:~~

~~(a)    The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~I.    (if applicable) the Highest Per Share Price (as hereinafter defined) (including the brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher; and~~

~~II.    the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article VI as the "Determination Date"), whichever is higher.~~

~~(b)    The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than the Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):~~

~~I.    (if applicable) the Highest Per Share Price (as hereinafter defined) (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the Announcement Date or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher;~~

~~II.    (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and~~

~~III.    the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~

~~(c)    The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date.~~

~~(d)    After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.~~

~~(e)    After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionally as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~(f)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~C.    CERTAIN DEFINITIONS. For the purposes of this Article VI:~~

~~a.    A "person" shall mean any individual, firm, corporation or other entity.~~

~~b.    "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:~~

~~i.    is the beneficial owner, directly or indirectly of more than 10% of the voting power of the outstanding Voting Stock; or~~

~~ii.    is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or~~

~~iii.    is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~c.    A person shall be a "beneficial owner" of any Voting Stock:~~

~~i.    which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~ii.    which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or~~

~~iii.    which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~d.    For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~e.    "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, under the Securities Exchange Act of 1934, as in effect on November 16, 1995.~~

~~f.    "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary of the corporation or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.~~

~~g.    "Disinterested Director" means any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.~~

~~h.    "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.~~

~~i.    References to "Highest Per Share Price" shall in each instance, with respect to any class of stock, reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.~~

~~j.    In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article VI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~D.    POWERS OF THE BOARD OF DIRECTORS. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI, including without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more and (e) whether the requirements of Section B of this Article VI have been met.~~

~~E.    NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

~~F.    AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VI or of any other Article hereof, or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VI, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VI may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class.~~

VII.

A.    ELECTION AND TERMS OF DIRECTORS. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors elected at or prior to the annual meeting of shareholders in 2010 shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class of directors to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are elected and qualified, subject to earlier death, resignation or removal. At each annual meeting of shareholders of the corporation after the annual meeting of shareholders in 2010 and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be elected for terms expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject to earlier death, resignation or removal; provided that the directors elected at or prior to the 2010 annual meeting of shareholders shall continue to serve until their terms expire. In each case, directors shall hold office until their successors are elected and qualified.

B.    SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of shareholder nominations for the election of directors, and advance notice of business to be brought by shareholders before an annual meeting of shareholders, shall be given in the manner provided in the By-laws of the corporation.

C.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.    REMOVAL. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Whenever in this Article VII or in Article VIII hereof or in Article IX hereof, the phrase "the then outstanding shares of the corporation's stock entitled to vote generally" is used, such phrase shall mean each then outstanding share of Common Stock and of any other class or series of the corporation's stock that is entitled to vote generally in the election of directors and whose voting privileges are not generally restricted by any of the provisions of any Article hereof.

~~E.    AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

VIII.

Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders. Except as otherwise mandated by Oklahoma law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the corporation. ~~Notwithstanding any other provisions of this Article VIII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VIII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VIII may not be altered amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

IX.

The Board of Directors shall have power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present. ~~shareholders having voting power with respect thereto, except that, and notwithstanding any other provisions of this Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), no provision of Section 1.1 of Article 1 of the By-laws, or of Section 4.2, Section 4.12 or Section 4.14 of Article IV of the By-laws, or of Section 5.2 or Section 5.3 of Article V the By-laws may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80%~~

~~of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Notwithstanding any other provisions of this Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), the provisions of this Article IX may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

Annex B
OGE ENERGY CORP. 2013 STOCK INCENTIVE PLAN

Section 1.	Purposes/Definitions.

The purpose of the Plan is to give the Company and its Affiliates a competitive advantage in attracting, retaining and motivating non-employee directors, officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses, increases in shareholder value and enhancement of performance relative to customers.
For purposes of the Plan, the following terms are defined as set forth below:

a.
"Affiliate" means (i) a corporation at least 50 percent of the common stock or voting power of which is owned directly or indirectly by the Company, and (ii) any other corporation, limited liability company, or other entity controlled by the Company and designated by the Committee from time to time.

b.	"Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Restricted Stock Unit or Performance Unit.

c.	"Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units or Restricted Stock Units are to be earned.

d.	"Board" means the Board of Directors of the Company.

e.	"Change of Control" has the meaning set forth in Section 9(b).

f.	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

g.	"Commission" means the Securities and Exchange Commission or any successor agency.

h.	"Committee" means the Committee referred to in Section 2.

i.	"Common Stock" means common stock, par value $.01 per share, of the Company.

j.	"Company" means OGE Energy Corp., an Oklahoma corporation.

k.
"Covered Employee" shall mean a participant designated by the Committee prior to the grant of shares of Restricted Stock, Restricted Stock Units or Performance Units who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which such Restricted Stock, Restricted Stock Units or Performance Units are taxable to such participant and for whom the Committee intends amounts payable with respect to such Awards to qualify under the performance-based compensation exemption of Section 162(m)(4)(C) of the Code.

l.	"Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

m.
"Disinterested Person" means a member of the Board who qualifies as a non-employee director as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, as an "outside director" for purposes of Section 162(m) and as "independent" under the applicable listing standards of the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed).

n.
"Early Retirement" of an employee means Termination of Employment at or after the time when the employee has attained age 55 and has completed at least five years of service with the Company and its Affiliates.

o.	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

p.
"Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on such date on the New York Stock Exchange Composite Tape (or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) or, if there are no sales on such date, on the next preceding trading day during which a sale occurred. If such Common Stock is not readily tradable on an established securities market, the Fair Market Value of the Common Stock will be determined by the Committee in good faith using the reasonable application of a reasonable valuation method consistent with Code Section 409A and the regulations promulgated thereunder.

q.	"Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

r.	"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

s.
"Normal Retirement" means (i) with respect to an employee, Termination of Employment at or after the time when the employee has attained age 65 and (ii) with respect to a non-employee director, retirement from the Board or board of directors of the Affiliate on which he or she serves, pursuant to the applicable rules for such Board or board.

t.
"Performance Goals" means the performance goals established by the Committee in writing prior to the grant of Restricted Stock, Restricted Stock Units or Performance Units that are based on the attainment of goals by the Company, one or more Affiliates or one or more business or functional units thereof relating to one or more, or a combination, of the following: total shareholder return; return on capital; earnings per share; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including operation and maintenance expenses per Kwh); and energy production availability. At the time of establishing a Performance Goal, the Committee shall specify the manner in which the Performance Goal shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Performance Goal. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company, one or more Affiliates or one or more business or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) and related regulations. For grants to individuals other than Covered Employees, the Committee may establish Performance Goals that are based on metrics and other related criteria and procedures other than those set forth in the foregoing provisions of this paragraph.

u.	"Performance Units" means an award made pursuant to Section 8.

v.	"Plan" means the OGE Energy Corp. 2013 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

w.	"Restricted Stock" means an Award granted under Section 7(a).

x.	"Restricted Stock Units" means an award granted under Section 7(b).

y.	"Retirement" means Normal or Early Retirement.

z.	"Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

aa.	"Section 162(m)" means Section 162(m) of the Code, as amended from time to time.

bb.	"Stock Appreciation Right" means a right granted under Section 6.

cc.	"Stock Option" means an option granted under Section 5 to purchase shares of Common Stock.

dd.
"Termination of Employment" means (i) with respect to an employee, the termination of the participant's employment with the Company and any Affiliate and (ii) with respect to a non-employee director, termination of service on the Board and the board of directors of any Affiliate, as applicable, on which he or she serves. A participant employed by, or a non‑employee director of, an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become or remain an employee, or non-employee director, as the case may be, of the Company or another Affiliate.

In addition, certain other terms that are defined herein shall have the definitions so ascribed to them.

Section 2.	Administration.

The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine, which committee, to the extent required to comply with Rule 16-3 and Section 162(m), shall be composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to non-employee directors, officers and employees of the Company or its Affiliates. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)	to select the non-employee directors, officers and employees to whom Awards may from time to time be granted;

(b)
to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)
to determine the terms and conditions of any Award granted hereunder, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company, any Affiliate or one or more business or functional units thereof) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)
to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that no such modification, amendment or adjustment may be made if it would violate the "repricing" prohibition contained in Section 11; and provided further that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular Award upon the satisfaction of applicable Performance Goals or take any other such action to the extent such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) and the regulations issued thereunder; and

(f)	to determine under what circumstances an Award may be settled in cash or Common Stock under Section 8(b)(i).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.
Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and its Affiliates and Plan participants.

Section 3.	Common Stock Subject to Plan; Other Limitations.

The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 3,700,000 and all of such shares may be available for issuance upon exercise of Incentive Stock Options. No participant may be granted Awards covering in excess of 500,000 shares of Common Stock in any one calendar year, and all such Awards may be granted as Stock Options or Stock Appreciation Rights (if any). No participant who is a non-employee director of the Company or an Affiliate may be granted, in any one calendar year, Awards covering in excess of 5,000 shares of Common Stock. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. No participant may be granted Performance

Units in any one calendar year payable in cash in an amount that would exceed $2,000,000 and no participant who is a non-employee director of the Company or an Affiliate may be granted Performance Units in any one calendar year payable in cash in an amount that would exceed $30,000.
Subject to Section 7(a)(iii)(D) or 7(b)(ii)(C), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised or if any Restricted Stock Unit or Performance Unit terminates or expires without the issuance of any shares thereunder, shares subject to such Awards shall again be available for issuance in connection with Awards under the Plan. In the event that (a) any participant delivers shares of Common Stock (i) to pay the exercise price of an Award, or (ii) in satisfaction of any tax withholding requirement, or (b) any other payment made or benefit realized under the Plan is satisfied by the transfer or relinquishment of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares of Common Stock so surrendered, paid or relinquished; provided, however, that, notwithstanding the foregoing, shares of Common Stock delivered to pay the exercise price of any Stock Option or Stock Appreciation Right, shares of Common Stock delivered in satisfaction of any tax withholding requirement relating to any Stock Option or Stock Appreciation Right and shares of Common Stock otherwise transferred or relinquished in connection with any Stock Option or Stock Appreciation Right shall not increase the number of shares of Common Stock available for Awards under the Plan.
In the event of any change in corporate capitalization subsequent to the May 1, 2013 effective date of the Plan, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, share exchange, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board will make such substitution or adjustments in the number and kind of shares reserved for issuance under the Plan in the aggregate, in the number of shares that may be issued upon the exercise of Incentive Stock Options, in the share limitations set forth in the first paragraph of this Section 3, including share limitations applicable to grants to any individual participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number, and any such adjustment in the number set forth in the first sentence of Section 3, as it applies to Incentive Stock Options, shall be made only if and to the extent that such adjustment would not cause any Stock Option that is intended to qualify as an Incentive Stock Option to fail to so qualify. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Stock Option or Stock Appreciation Right with an option exercise price or strike price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its sole discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right.
Common Stock issued under Awards granted in connection with the conversion or assumption of, or substitution for, awards held by awardees of or relating to the stock or other equity interests of an entity acquired by or combined with the Company or an Affiliate of the Company pursuant to a merger, acquisition or similar transaction ("Conversion Awards") will not reduce the aggregate number of shares of Common Stock available for issuance under this Plan or count against the other limitations under this Section 3, nor will Common Stock subject to a Conversion Award again be available for awards granted under this Plan as provided in the second paragraph of this Section 3. Additionally, in the event that an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate otherwise combines has shares available for grant under a pre-existing plan that was approved by stockholders and was not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards granted under the Plan and will not reduce the number of shares of Common Stock available for issuance or transfer under this Plan; provided, that Awards granted under this Plan using such available shares of Common Stock may not be made after the last date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees of the Company or any Affiliate or directors of the Company prior to such acquisition or combination.

Section 4.	Eligibility.

Officers and employees of the Company or its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates and non-employee directors of the Company or an Affiliate are eligible to be granted Awards under the Plan.

Section 5.	Stock Options.

The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which Stock Options shall be granted under the Plan. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limits on grants to individual participants set forth in Section 3. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.
Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). In addition, no Stock Option (or Stock Appreciation Right granted in conjunction therewith) may be granted to any non-employee director, officer or employee unless he or she provides direct services on the date of grant to the Company or any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with the corporation or other entity for which the non-employee director, officer or employee provides direct services. For this purpose, the term "controlling interest" shall have the same meaning as provided in Treasury Regulations Section 1.414(c)-2(b)(2)(i), provided that the language "at least 50 percent" is used instead of "at least 80 percent" each place it appears therein, and provided further that, where the Committee, based on legitimate business criteria, so determines in its discretion, the term "controlling interest" shall have the same meaning as provided in said regulation except that the language "at least 20 percent" is used instead of "at least 80 percent" each place it appears therein.
Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.
Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)
Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b)	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c)
Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)
Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept, or in such other manner as the Committee approves. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option and, in the case of the exercise of a Nonqualified Stock Option, Restricted Stock subject to an Award hereunder which is of the same class as the Common Stock subject to the Stock Option (based, in each case, on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.
If payment of the option exercise price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.
In the discretion of the Committee and to the extent not prohibited by applicable law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e)
Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, pursuant to a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, or to a charitable organization as described in Code Section 170(c), in either case if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, a gift permitted under the applicable option agreement.

(f)
Termination of Employment By Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee shall immediately become exercisable and may thereafter be exercised by the holder for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)
Termination of Employment By Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee shall immediately become exercisable and may thereafter be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h)
Termination of Employment By Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee shall immediately become exercisable and may thereafter be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i)
Other Termination of Employment. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, whether then exercisable or not, shall thereupon terminate, except that if such Termination of Employment is involuntary, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option then held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change of Control (as defined in Section 9(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, or (2) the balance of such Stock Option's stated term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j)
Change of Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee whose Stock Options are then outstanding shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Fair Market Value per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised.

Section 6.	Stock Appreciation Rights.

(a)
Grant and Exercise. Stock Appreciation Rights may be granted by the Committee, in conjunction with all or part of any Stock Option granted under the Plan, for a fixed number of shares of Common Stock. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)
Terms and Conditions. Stock Appreciation Rights shall be granted pursuant to a written agreement which shall contain such terms and conditions as shall be determined by the Committee, including the following:

(i)
Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6. Accordingly, no Stock Appreciation Right shall be exercisable more than 10 years after such Stock Appreciation Right is granted.

(ii)
Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the option price per share specified in the related Stock Option (or, if the Stock Appreciation Right was granted after the time of grant of the related Stock Option, over the strike price for the Stock Appreciation Right as determined by the Committee and set forth in the Stock Appreciation Right agreement, which strike price per share shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Stock Appreciation Right) multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)	Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

(iv)
Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares as to which the Stock Appreciation Right is exercised at the time of exercise.

Section 7.	Restricted Stock and Restricted Stock Units.

(a)	Restricted Stock.

(i)
Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limits on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(a)(iii).

The Committee shall in the case of Covered Employees, and may in the case of other participants, condition the vesting of Restricted Stock upon the attainment of Performance Goals established before or at the time of grant and, in each instance, may establish the various levels of achievement of Performance Goals at which a portion or all of such Restricted Stock vests. In the case of Covered Employees, prior to the vesting of any Restricted Stock, the Committee shall certify in writing that the applicable Performance Goals and any other material terms have been satisfied. The Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(ii)
Awards. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates. Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the OGE Energy Corp. 2013 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of OGE Energy Corp. at 321 North Harvey, Oklahoma City, Oklahoma 73101‑0321."
The Committee may require that any certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, or other appropriate instrument of transfer relating to the Common Stock covered by such Award.

(iii)	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(A)
Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Agreement referred to in Section 7(a)(iii)(F), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restricted Stock Restriction Period"), and until the later of (I) the expiration of the Restricted Stock Restriction Period and (II) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock with respect to which a participant is a Covered Employee, any applicable Performance Goals have been satisfied.

(B)
Except as provided in this paragraph (B) and Section 7(a)(iii)(A) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 13(f) of the Plan (I) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (II) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(C)
Except to the extent otherwise provided in the applicable Restricted Stock Agreement, any applicable employment agreement and Sections 7(a)(iii)(A), 7(a)(iii)(D) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restricted Stock Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(D)
Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant incurs a Termination of Employment due to Retirement or involuntary termination, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's Termination of Employment is due to death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

(E)
If and when the applicable Performance Goals are satisfied for any shares of Restricted Stock and the Restricted Stock Restriction Period expires without a prior forfeiture of such shares of Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of any legended certificates and any restrictions in the book-entry or other electronic records shall be removed.

(F)	Each Award shall be confirmed by, and be subject to the terms of, a written Restricted Stock Agreement.

(b)	Restricted Stock Units.

(i)
Administration. Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit Award will constitute the agreement of the Company to deliver shares of Common Stock to the recipient of such Award in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the attainment of Performance Goals) during the Restricted Stock Unit Restriction Period (as defined below) as the Committee may specify. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which grants of Restricted Stock Units will be awarded, the number of shares to be covered by any Restricted Stock Unit Award (subject to the aggregate limits on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(b)(ii).

The Committee shall in the case of Covered Employees, and may in the case of other participants, condition the vesting of Restricted Stock Units upon the attainment of Performance Goals established before or at the time of grant and, in each instance, may establish the various levels of achievement of Performance Goals at which a portion or all of such Restricted Stock Units vest. In the case of Covered Employees, prior to the vesting of any Restricted Stock Units, the Committee shall certify in writing that the applicable Performance Goals and any other material terms have been satisfied. The Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Unit Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(ii)	Terms and Conditions. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(A)
Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Unit Agreement referred to in Section 7(b)(ii)(E), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the “Restricted Stock Unit Restriction Period”), and until the later of (I) the expiration of the Restricted Stock Unit Restriction Period and (II) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber his or her Restricted Stock Unit Award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the attainment of Performance Goals will be deferred until and paid contingent upon the attainment of the applicable Performance Goals. Within the limits set forth in the preceding sentence, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of a Restricted Stock Unit with respect to which a participant is a Covered Employee, any applicable Performance Goals have been satisfied.

(B)
Except to the extent otherwise provided in the applicable Restricted Stock Unit Agreement, any applicable employment agreement and Sections 7(b)(ii)(A), 7(b)(ii)(C) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restricted Stock Unit Restriction Period or before the applicable Performance Goals are satisfied, any portion of the Restricted Stock Unit still subject to restriction shall be forfeited by the participant.

(C)
Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant incurs a Termination of Employment due to Retirement or involuntary termination, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of a Restricted Stock Unit with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's Termination of Employment is due to death or Disability) with respect to any or all of the shares of Common Stock subject to such Restricted Stock Unit.

(D)
If and when the applicable Performance Goals are satisfied for a Restricted Stock Unit and the Restricted Stock Unit Restriction Period expires without a prior forfeiture of such Restricted Stock Unit, the shares of Common Stock subject to such Restricted Stock Unit shall be delivered to the participant in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates.

(E)	Each Restricted Stock Unit Award shall be confirmed by, and be subject to the terms of, a written Restricted Stock Units Agreement.

Section 8.	Performance Units.

(a)
Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as the Committee shall determine. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which Performance Units shall be awarded, the form and number of Performance Units to be awarded to any participant (subject to the aggregate limits on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

The Committee shall condition the settlement of Performance Units upon the attainment of Performance Goals, which shall be established before or at the time of grant. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(b)	Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions:

(i)
Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 8(b) (iv), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. After the expiration of the Award Cycle, the Committee shall evaluate actual performance in light of the Performance Goals for such Award, shall certify in writing the extent to which such Performance Goals and other material terms have been satisfied and shall determine the number of Performance Units granted to the participant which have been earned and the Committee may then elect to deliver cash, shares of Common Stock, or a combination thereof, in settlement of the earned Performance Units, in accordance with the terms thereof. Settlement of earned Performance Units, if any, for an Award Cycle shall in no event be made later than the 15th day of the third month after the end of such Award Cycle.

(ii)
Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before the applicable Performance Goals are satisfied, the rights to the shares or cash still covered by the Performance Unit Award shall be forfeited by the participant.

(iii)
Except to the extent otherwise provided in the applicable Performance Unit Agreement and Section 9(a)(iii), in the event that a participant incurs a Termination of Employment due to death, Disability or Retirement, such participant shall receive (i), in the case of Retirement, a prorated payment based on such participant's number of full months of service during the Award Cycle, further adjusted based on the achievement of the Performance Goals during the entire Award Cycle, as certified by the Committee, such payment to be made at the time payments are made to participants who did not terminate service during the Award Cycle, and (ii), in the case of death or Disability, as determined by the Committee, either (A) the amount set forth in clause (i) of this sentence at the time set forth therein, or (B) a payment at the target amount set forth in the Award, such payment to be made within sixty (60) days following the occurrence of such death or Disability, provided that payment may be made pursuant to subclause (B) of clause (ii) of this sentence only if such payment would comply with Section 409A of the Code.

(iv)	Each Award shall be confirmed by, and be subject to the terms of, a written Performance Unit Agreement.

Section 9.	Change of Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(i)
Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii)
The restrictions applicable to any Restricted Stock or Restricted Stock Units not subject to Performance Goals shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii)
All Performance Units and any Restricted Stock Units subject to Performance Goals shall be considered to be earned and payable in full in an amount that will be equal to the number of Performance Units or Restricted Stock Units, as the case may be, that would have been payable had the Performance Goals been met at a level that would result in a 100% payout of the Performance Units or Restricted Stock Units, as the case may be, awarded, and any restrictions shall lapse and such Performance Units or Restricted Stock Units, as the case may be, shall be settled in cash as promptly as is practicable but in no event later than the 15th day of the third month after the occurrence of the Change of Control.

(b)	Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other Person controlled by the Company or (4) any acquisition by any corporation or other Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b) provided, however, that it shall not be deemed a Change of Control if the Person acquires beneficial ownership of 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or

(ii)
A change in the composition of the Board such that the individuals who, as of January 1, 2013, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to January 1, 2013, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock or equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other controlling persons as the case may be, of the corporation or other Person resulting from such Business Combination (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the corporation or other Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other Person resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock or equity interests of the corporation or other Person resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors or other governing body of the corporation or other Person resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(iv)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 10.	Loans.

The Company shall not make any loan to a participant in connection with the exercise of Stock Options under the Plan or otherwise in connection with any other Awards under the Plan.

Section 11.	Term, Amendment and Termination.

The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Unit Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify or continue to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Code Section 409A and the regulations promulgated thereunder, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.
The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, except that: (i) no such amendment shall impair the rights of any holder without the holder's written consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Code Section 409A and the regulations promulgated thereunder; and (ii) other than as permitted by Section 3 in connection with a change in corporate capitalization or other transaction described in Section 3, no such amendment shall, without shareholder approval, (A) lower the option exercise price of a Stock Option (or a related Stock Appreciation Right) or (B) cancel an outstanding Stock Option (or a related Stock Appreciation Right) in exchange for cash, other awards or a Stock Option (or a related Stock Appreciation Right) with an option exercise price that is less than the option exercise price of the cancelled Stock Option (or a related Stock Appreciation Right). Clause (ii) of this paragraph is intended to prohibit (without shareholder approval) the repricing of "underwater" Stock Options (or related Stock Appreciation Rights) and will not be construed to prohibit the adjustments provided for in the third paragraph of Section 3. Clause (ii) of this paragraph may not be amended without the approval of the Company's shareholders.
Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

Section 12.	Unfunded Status of Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13.	General Provisions.

(a)
The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates or book-entry or other electronic registration for such shares may include any legend or other notation which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)
The listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)
Any registration or other qualification of such shares of the Company under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)
The obtaining of any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c)
The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

(d)
No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.

(f)
The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(g)
The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

(h)
In the case of a grant of an Award to any employee or non-employee director of an Affiliate, the Company may, if the Committee so directs, and shall in the case of an Award of Restricted Stock to any employee or non-employee director of an Affiliate which would not be considered as a single employer with the Company under Code Sections 414(b) and (c), issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or non-employee director in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(i)
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, executors and administrators of each Participant.

(j)
The provisions of this Plan are not intended, and should not be construed to be legal, business or tax advice. The Company, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

(k)
Notwithstanding anything else to the contrary in this Plan, no dividend equivalents shall be awarded or accrued for Stock Options or Stock Appreciation Rights and no dividend equivalents shall be paid with respect to any Award subject to performance conditions or Performance Goals until such performance conditions or Performance Goals have been satisfied.

Section 14.	Compliance with Section 409A of the Code.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Plan participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a participant nor any of a participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a participant to the Company or any of its Subsidiaries.

(c)
If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code), (i) the participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

Section 15.	Effective Date of Plan.

The Plan shall be effective as of May 1, 2013, subject to approval of the Plan by the shareholders of the Company at its 2013 annual meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of common stock of the Company represented at the meeting and entitled to vote thereon.

Annex C
OGE ENERGY CORP.
2013 ANNUAL INCENTIVE COMPENSATION PLAN

I.	PURPOSE AND EFFECTIVE TIME OF THE PLAN

The purpose of the 2013 Annual Incentive Compensation Plan (the "Plan") is to maximize the efficiency and effectiveness of the operations of OGE Energy Corp. and its subsidiaries by providing incentive compensation opportunities to certain key executives and managers responsible for operational effectiveness. The Plan is intended to encourage and reward the achievement of certain results critical to meeting the Company's operational goals. It is also designed to assist in the attraction and retention of quality employees, to link further the financial interest and objectives of employees with those of the Company and to foster accountability and teamwork throughout the Company.
This Plan is designed to provide incentive compensation opportunities; awards made under this Plan are in addition to base salary adjustments given to maintain market competitive salary levels.
Payments pursuant to Article VI of the Plan are intended to qualify under the performance-based compensation exemption of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.
The Plan shall be effective as of June 30, 2013, subject to approval of the Plan by the shareholders of OGE Energy Corp. at its 2013 annual meeting by the affirmative vote of a majority of the shares of common stock of OGE Energy Corp. present in person or represented by proxy at the meeting and entitled to vote.

II.	DEFINITIONS

When used in the Plan, the following words and phrases shall have the following meanings:

2.1
"Affiliate" means in respect of Energy Corp. or other Company, any corporation, limited liability company, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as Energy Corp. or such other Company, as the case may be, within the meaning of Code Section 414(b) or (c); provided, however, that, except for purposes of the term "Affiliate" when used in Section 10.3 below, in applying Code Section 1563(a)(1), (2), and (3) in determining a controlled group of corporations under Code Section 414(b), the language "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Code Section 1563(a)(1), (2), and (3), and in applying Treasury Reg.§ 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Treasury Reg. § 1.414(c)-2.

2.2
"Base Salary" means the actual base salary paid to a Participant during the Plan Year as shown in the payroll records of the Company (annualized in the event the Participant was not employed for the whole of such Plan Year or whose salary was changed during the Plan Year).

2.3	"Board" means the Board of Directors of Energy Corp.

2.4	"Change of Control" shall mean the happening of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of Energy Corp. (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of Energy Corp. entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from Energy Corp., (2) any acquisition by Energy Corp., (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Energy Corp. or any corporation or other Person controlled by Energy Corp. or (4) any acquisition by any corporation or other Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below provided, however, that it shall not be deemed a Change of Control if the Person acquires beneficial ownership of 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities solely as a result of an acquisition by Energy Corp. of shares of Energy Corp. common stock, until such time thereafter as such Person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional shares of Energy Corp. common stock; or

(ii)
A change in the composition of the Board such that the individuals who, as of January 1, 2013, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to January 1, 2013, whose election, or nomination for election by Energy Corp.'s shareholders, was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of Energy Corp. (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock or equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other controlling persons, as the case may be, of the corporation or other Person resulting from such Business Combination (including, without limitation, a corporation or other Person which as a result of such transaction owns Energy Corp. or all or substantially all of Energy Corp.'s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the corporation or other Person resulting from such Business Combination or any employee benefit plan (or related trust) of Energy Corp. or such corporation or other Person resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock or equity interests of the corporation or other Person resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other Person except to the extent that such ownership existed with respect to Energy Corp. prior to the Business Combination and (3) at least a majority of the members of the board of directors or other governing body of the corporation or other Person resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(iv)	The approval by the shareholders of Energy Corp. of a complete liquidation or dissolution of Energy Corp.

2.5	"Code" means the Internal Revenue Code of 1986, as amended.

2.6
"Committee" means the Compensation Committee of the Board or any other committee of the Board designated by resolution of the Board to perform certain administrative functions under the Plan provided that, to the extent awards under the Plan are intended to be exempt from Section 162(m) of the Code, such Committee shall be comprised of two or more persons, each of whom shall qualify as an “outside director” for purposes of Section 162(m)(4) of the Code.

2.7
"Company" means Energy Corp., its subsidiary, Oklahoma Gas and Electric Company, and any directly or indirectly-owned domestic subsidiary or division of these entities, as designated by the Committee for participation in the Plan.

2.8	"Company Performance Goals" shall have the meaning ascribed to it by Section 6.2 hereof.

2.9
"Covered Employee" means, for any Plan Year, a Participant designated by the Committee prior to the grant of a Target Company Award for such Plan Year who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code for the Plan Year in which such award would be payable and for whom the Committee intends amounts payable with respect to such award to qualify under the performance-based compensation exemption of Section 162(m)(4)(C) of the Code.

2.10	"Earned Award" means the Earned Individual Award, if any, and the Earned Company Award, if any, for a Participant for the applicable Plan Year.

2.11
"Earned Company Award" means the actual award earned under a Participant's Target Company Award during a Plan Year as determined by the Committee after the end of the Plan Year (pursuant to Section 6.3 hereof).

2.12
"Earned Individual Award" means the actual award earned under a Participant's Target Individual Award during a Plan Year as determined by the Committee after the end of the Plan Year (pursuant to Section 5.4 hereof).

2.13	"Energy Corp." shall mean OGE Energy Corp. and its successors and assigns.

2.14
"Participant" means any officer, executive or other key employee of the Company who has been selected by the Committee to be eligible to receive an award under the Plan as provided in Article IV. Members of the Board who are not employed on a full-time basis by the Company are not eligible to receive awards under the Plan.

2.15
"Performance Matrix" means the chart or charts or other schedules approved by the Committee that are used to determine the percentage of each Participant's Target Company Award which the Participant will actually receive as a result of the attainment of Company Performance Goals.

2.16	"Plan" means this 2013 Annual Incentive Compensation Plan, as it may be amended from time to time.

2.17	"Plan Year" means a fiscal year beginning January 1 and ending December 31.

2.18
"Separation from Service" means, in respect of a Participant, the Participant's "separation from service" (as such phrase is defined in Code Section 409A and the regulations promulgated thereunder) with the Participant's employing Company and its Affiliates because of death, retirement or termination of employment for any other reason; provided, however, that no Separation of Service shall be deemed to occur for purposes of the Plan while the Participant continues to perform services for such Company or its Affiliates in a capacity as an employee or as an independent contractor at a level that is more than 20% of the average level of bona fide services performed (whether as an employee or otherwise) by the Participant during the immediately preceding 36-month period (or, if employed less than 36 months, such lesser period).

2.19	"Target Company Award" means an award established pursuant to Article VI hereof. Such Target Company Award shall be expressed as a percentage of the Participant's Base Salary.

2.20	"Target Individual Award" means an award established pursuant to Article V hereof. Such Target Individual Award shall be expressed as a percentage of the Participant's Base Salary.

III.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee to the extent provided herein. Subject to the provisions of the Plan, the Board shall have exclusive authority to amend, modify, suspend or terminate the Plan at any time.

IV.	ELIGIBILITY AND PARTICIPATION

4.1
Eligibility. Eligibility for participation in the Plan shall be limited to those officers, executives or other key employees of the Company who are nominated for participation by the Chief Executive Officer of Energy Corp. (the "Chief Executive Officer") and then selected by the Committee to participate in the Plan.

4.2
Participation. Participation in the Plan shall be determined annually based upon nomination by the Chief Executive Officer and selection by the Committee. Specific criteria for participation shall be determined by the Committee prior to the beginning of each Plan Year. Persons selected for participation shall be notified in writing of their selection, and of their individual performance goals and Company Performance Goals and related Target Individual Awards and Target Company Awards, as soon after approval as is practicable.

4.3
Partial Plan Year Participation. Subject to Article VI herein, the Committee may, upon recommendation of the Chief Executive Officer, allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that period. In such case, the Participant's Earned Award normally shall be prorated based on the number of full months of participation during such Plan Year. However, subject to Section 5.1 and Article VI herein, the Chief Executive Officer, subject to Committee approval, may authorize an unreduced Earned Award.

4.4
Termination of Approval. In its sole discretion, the Committee may withdraw its approval for participation in the Plan with respect to a Plan Year for a Participant at any time during such Plan Year; provided, however, that such withdrawal must occur before the end of such Plan Year and provided further that, in the event a Change of Control occurs during a Plan Year, the Committee may not thereafter withdraw its approval for a Participant during such Plan Year. In the event of such withdrawal, the employee concerned shall cease to be a Participant as of the date designated by the Committee, and the employee shall not be entitled to any part of an Earned Award for the Plan Year in which such withdrawal occurs. Such employee shall be notified of such withdrawal in writing as soon as practicable following such action.

V.	INDIVIDUAL AWARDS

5.1
Award Opportunities. At the beginning of each Plan Year, the Committee shall establish Target Individual Award levels for each Participant who is to be granted an opportunity to achieve an Earned Individual Award. The established levels may vary in relation to the responsibility level of the Participant. In the event a Participant changes job levels during the Plan Year, the Target Individual Award may be adjusted at the discretion of the Chief Executive Officer to reflect the amount of time at each job level, subject to approval of the Committee at the time of determining the Earned Individual Award under Section 5.4. Notwithstanding any provision in this Plan to the contrary, for any Plan Year (i) Target Individual Awards and Earned Individual Awards shall not be granted to Covered Employees, and (ii) Target Individual Awards shall not be dependent in any manner on, and shall be established independently of and in addition to, the establishment of any Target Company Awards or the payout of any Earned Company Awards pursuant to Article VI herein.

5.2
Individual Performance Goals. At the beginning of each Plan Year, the Chief Executive Officer shall recommend individual performance goals (which may be based in whole or in part on one or more performance measures relating to Energy Corp. and/or any of its subsidiaries and/or one or more business or functional units thereof) for each Participant who is granted a Target Individual Award. The Committee shall consider and approve or modify the recommendations as appropriate. The level of achievement of the Participant's individual performance goals at the end of the Plan Year, as determined pursuant to Section 5.4 below, will determine such Participant's Earned Individual Award, which may range from 0% to 175% of such Participant's Target Individual Award.

5.3
Adjustment of Individual Performance Goals. The Chief Executive Officer shall have the right to adjust the individual performance goals (either up or down) during the Plan Year if he determines that external changes or other unanticipated conditions have materially affected the fairness of the goals and unduly influenced the ability to meet them; provided, however, that no such adjustment to the Chief Executive Officer's individual performance goals shall be made unless approved by the Committee; and provided further that no adjustment of such individual performance goals for any Participant shall be made based upon the failure, or the expected failure, to attain or exceed the Company Performance Goals for any Target Company Award granted to such Participant under Article VI herein and provided further that no adjustment shall be made of such individual performance goals for a Plan Year in which a Change of Control occurs.

5.4
Earned Individual Award Determination. After the end of each Plan Year, the Chief Executive Officer shall review the level of achievement of the individual performance goals of each Participant who received a Target Individual Award. Based on the Chief Executive Officer's determination as to the level of achievement of a Participant's individual performance goals, the Chief Executive Officer shall make a recommendation to the Committee as to the Earned Individual Award to be received by such Participant. The payment of all Earned Individual Awards is subject to approval by the Committee. The payment of an Earned Individual Award to a Participant shall not be contingent in any manner upon the attainment of, or failure to attain, the Company Performance Goals for the Target Company Awards granted to such Participant under Article VI.

5.5
Maximum Payable/Aggregate Award Cap. The maximum amount payable to a Participant pursuant to this Article V for any Plan Year shall be $350,000. The Committee also may establish guidelines governing the maximum Earned Individual Awards that may be earned by all Participants in the aggregate, in each Plan Year. These guidelines may be expressed as a percentage of a financial measure, or such other measure as the Committee shall from time to time determine.

VI.	COMPANY AWARDS

In addition to any Target Individual Awards granted under Article V, Target Company Awards based solely on performance of Energy Corp., one or more of its subsidiaries or one or more business or functional units thereof may be established under this Article VI for Participants. Earned Company Awards are intended to satisfy the performance-based compensation exemption under Code Section 162(m)(4)(C) and the related regulations and shall thus be subject to the requirements set forth in this Article VI.

6.1
Award Opportunities. On or before the 90th day of each Plan Year and in any event before 25% or more of the Plan Year has elapsed, the Committee shall establish in writing for each Participant for whom a Target Company Award is to be granted under this Article VI, the Target Company Award and specific objective performance goals for the Plan Year, which goals shall meet the requirements of Section 6.2 herein (such goals are hereinafter referred to as "Company Performance Goals"). The extent, if any, to which an Earned Company Award will be payable to a Participant will be based solely upon the degree of achievement of such preestablished Company Performance Goals over the specified Plan Year; provided, however, that, unless and until a Change of Control occurs, the Committee may, in its sole discretion, reduce or eliminate the amount which would otherwise be payable with respect to a Plan Year. Payment of an Earned Company Award to a Participant shall consist of a cash award from the Company to be based upon a percentage (which may exceed 100%) of the Participant's Target Company Award.

6.2
Company Performance Goals. The Company Performance Goals established by the Committee pursuant to Section 6.1 will be based on one or more, or a combination, of the following relating to Energy Corp., one or more of its subsidiaries, or one or more business or functional units thereof: total shareholder return; return on equity; return on capital; earnings per share; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance cost management (including operation and maintenance expenses per Kwh); and energy production availability performance measures. At the time of establishing a Company Performance Goal, the Committee shall specify the manner in which the Company Performance Goal shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Company Performance Goal. For example, if the Company Performance Goal were earnings per share, the Committee could, at the time this Company Performance Goal was established, specify that earnings per share are to be calculated without regard to any subsequent change in accounting standards required by the Financial Accounting Standards Board. Company Performance Goals also may be based on the attainment of specified levels of performance of Energy Corp., and/or any of its subsidiaries and/or one or more business or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. As part of the establishment of Company Performance Goals for a Plan Year, the Committee shall also establish a minimum level of achievement of the Company Performance Goals that must be met for a Participant to receive any portion of his Target Company Award. All of the provisions of this Section 6.2 are subject to the requirement that all Company Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the related regulations.

6.3
Payment of an Earned Company Award. At the time the Target Company Award for a Participant is established, the Committee shall prescribe a formula to determine the percentage (which may exceed 100%) of the Target Company Award which may be payable to the Participant based upon the degree of attainment of the Company Performance Goals during the Plan Year. Such formula may be expressed in terms of a graph or chart in which the amount that may be payable to a Participant is dependent upon the combined degree of attainment of more than one Company Performance Goal. If the minimum level of achievement of Company Performance Goals established by the Committee for a Participant for a Plan Year is not met, no payment of an Earned Company Award will be made to the Participant for that Plan Year. To the extent that the minimum level of achievement of Company Performance Goals is satisfied or surpassed for a Participant for a Plan Year, and upon written certification by the Committee that the Company Performance Goals have been satisfied to a particular extent and that any other material terms and conditions of the Target Company Awards have been satisfied, payment of an Earned Company Award shall be made to the Participant for that Plan Year in accordance with the prescribed formula except that, unless and until a Change of Control occurs, the Committee may determine, in its sole discretion, to reduce or eliminate the payment to be made.

6.4	Maximum Payable. The maximum amount payable to a Participant pursuant to this Article VI for performance for any Plan Year shall be $2,500,000.

6.5
Committee Discretion. Notwithstanding Articles III and V herein, the Committee shall not have discretion to modify the terms of Target Company Awards or the formula for calculating Earned Company Awards, except as specifically set forth in this Article VI.

VII.	FORM AND TIME OF PAYMENT OF AWARDS

Earned Award payments, if any, to be made for a Plan Year under Articles V and VI shall be paid, in cash, as soon as practicable after the end of the Plan Year during which the award was earned, but in no event later than the 15th day of the third month after the end of such Plan Year, except to the extent the Participant has elected to defer payment pursuant to the terms of any applicable plan, contract or other arrangement of Energy Corp. or a subsidiary permitting such deferral. The Committee shall be permitted to delay or accelerate a payment upon such events and conditions as may be prescribed under Code Section 409A and any regulations or generally applicable guidance issued thereunder.

VIII.	SEPARATION FROM SERVICE

8.1
Separation from Service Due to Death, Disability, or Retirement. In the event a Participant incurs a Separation from Service by reason of death, total and permanent disability (as determined by the Committee), or retirement (as determined by the Committee) during a Plan Year and such separation does not occur within twenty-four (24) months after a Change of Control, the Participant shall retain his or her right to an Earned Award, determined in accordance with Section 5.4 and Section 6.3 herein, for such Plan Year, which Earned Amount shall be reduced to reflect the Participant's participation prior to such Separation from Service. This reduction shall be determined by multiplying said Earned Award by a fraction; the numerator of which is the months of participation through the date of separation rounded up to whole months and the denominator of which is 12. The Earned Award thus determined for a Plan Year shall be paid as provided in Article VII.

8.2
Separation from Service for Other Reasons. In the event a Participant incurs a Separation from Service for any reason other than death, total and permanent disability (as determined by the Committee) or retirement (as determined by the Committee) during a Plan Year and such termination does not occur within twenty-four (24) months after a Change of Control, all of the Participant's rights to an Earned Award for the Plan Year then in progress shall be forfeited; provided that, except in the event of a Separation from Service for cause (as determined in the sole discretion of the Committee and without regard to Section 10.2 hereof), the Committee, in its sole discretion, may pay the Earned Award, determined in accordance with Section 5.4 and Section 6.3 herein, for such Plan Year, reduced to reflect the prorated portion of that Plan Year that the Participant was employed by Energy Corp. or any of its subsidiaries, computed as determined by the Committee. The Earned Award thus determined for a Plan Year shall be paid as provided in Article VII.

IX.	BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

X.	CHANGE OF CONTROL

10.1
Termination Other than for Cause. Notwithstanding any other provisions of the Plan but subject to Section 10.3, in the event a Participant incurs a Separation from Service voluntarily or involuntarily for any reason other than for cause (with cause being determined by the Committee in accordance with Section 10.2 hereof), within twenty-four (24) months after a Change of Control, the Target Company Award and Target Individual Award, if any, established for the Participant for the Plan Year in progress at the time of the employment termination, prorated for the number of days in the Plan Year in which the Participant was employed by Energy Corp. or any of its subsidiaries, up to and including the date of separation, shall be paid to the Participant within ten (10) business days after the Separation from Service or, to the extent the Participant has elected to defer payment pursuant to the terms of any applicable plan, contract or other arrangement of Energy Corp. or a subsidiary permitting such deferral, deferred pursuant to the terms of such plan, contract or arrangement; provided, however, any such payment to a Participant pursuant to this Section 10.1 shall be reduced to the extent the Participant otherwise is entitled to receive payment of such Target Company Award or Target Individual Award pursuant to the terms of any employment agreement, plan, contract or other arrangement involving the Participant and Energy Corp. or any of its subsidiaries.

10.2
Termination for Cause. In the event a Participant incurs a Separation from Service for cause (as determined by the Committee in the manner hereinafter set forth) within twenty-four (24) months after a Change of Control, no Earned Award will be paid for the Plan Year in progress at the time of the Separation from Service; provided that, following a Change of Control, a Participant shall be deemed to have a Separation from Service for cause only if his employment was terminated involuntarily at the written direction of the Committee due solely to: (i) the willful and continued failure of the Participant to substantially perform his duties (other than any such failure resulting from physical or mental illness) for a minimum period of two weeks after receiving a written demand for substantial performance from the Committee which specifically identifies the manner in which the Committee or Chief Executive Officer believes that the Participant has not substantially performed his duties or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

10.3

(i)
Notwithstanding anything in this Article X or any other provision of the Plan to the contrary, if, at the Participant's Separation from Service, stock of the Company employing the Participant or any Affiliate thereof is publicly traded on an established securities market or otherwise and the Participant is a "Specified Employee" (as defined in Section 10.3(ii)) at the date of Separation from Service, then any payments otherwise payable under Section 10.1 to the Participant during the first six months following the Participant's Separation from Service that constitute "nonqualified deferred compensation" under Section 409A of the Code will be deferred until the earlier of (A) the first day of the seventh month following the Participant's Separation from Service or (B) the Participant's death. Any payments delayed as a result of the preceding sentence shall be accumulated and paid in a lump sum, without interest, as soon as practicable but not later than five (5) business days after the first day of the seventh month following the Participant's Separation from Service (or the Participant's earlier death).

(ii)
For purposes of the Plan, a "Specified Employee" means, during the 12-month period beginning on April 1st of 2013 or on April 1st of any subsequent calendar year, an employee of the employing Company or its Affiliates who met the requirements of Section 416(i)(l)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and without regard to Code Section 416(i)(5)) for being a "key employee" at any time during the 12-month period ending on the December 31st immediately preceding such April 1st.

XI.	MISCELLANEOUS

11.1
Nontransferability. No Participant shall have the right to anticipate, alienate, sell, transfer, assign, pledge or encumber his or her right to receive any award made under the Plan until such an award becomes payable to him or her.

11.2
No Right to Company Assets. Any benefits which become payable hereunder shall be paid from the general assets of Energy Corp. or applicable subsidiary. No Participant shall have any lien on any assets of the Company by reason of any award made under the Plan.

11.3
No Implied Rights; Employment. The adoption of the Plan or any modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification thereof, or any other plan for incentive compensation for any succeeding year, provided, that no such modification or amendment shall adversely affect the rights of any person, without his or her written consent, under any award theretofore granted under the Plan unless such modification or amendment is made in order to cause the Plan or award to comply with, or qualify for an exemption from, Code Section 409A and the regulations promulgated thereunder. Neither the Plan nor any award made under the Plan shall create any employment contract between the Company and any Participant.

11.4
Participation. No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a prior Plan Year. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.5
All Determinations Final. All determinations of the Committee or the Board as to any disputed questions arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all Participants and all other persons and shall not be reviewable.

11.6
Plan Description. Each Participant shall be provided with a Plan description and a Plan agreement for each Plan Year which shall include Target Individual Awards, individual performance goals, Target Company Awards, Company Performance Goals and a Performance Matrix for each year. In the event of a conflict between the terms of the Plan description and the Plan, the terms of the Plan shall control unless the Committee decides otherwise.

11.7	Successors. This Plan shall be binding on the successors and assigns of Energy Corp.

11.8	Section 409A Compliance.

(i)
To the extent applicable, it is intended that this Plan and any awards made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Plan participants. This Plan and any awards made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(ii)
Neither a participant nor any of a participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant's benefit under this Plan and awards hereunder may not be reduced by, or offset against, any amount owing by a participant to the Company or any of its Subsidiaries.

(iii)
Notwithstanding any provision of this Plan and awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant's account in connection with this Plan and awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

11.9
Tax Penalty Avoidance. The provisions of this Plan are not intended, and should not be construed to be legal, business or tax advice. The Company, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote your proxy. Voting is available through 11:59 P.M.
Eastern Time the day prior to the shareholder meeting date. Have your proxy card in hand when you access the web site.

COMPUTERSHARE P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

[Shareholder Address]
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Voting is available through
11:59 P.M. Eastern Time the day prior to the shareholder meeting date. Have your proxy card in hand when you call.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME OGE Energy Corp. Common Stock	CONTROL # à SHARES PAGE 1 of 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors
Nominees
01 James H. Brandi	02 Wayne H. Brunetti		03 Luke R. Corbett	04 Peter B. Delaney	05 John D. Groendyke
06 Kirk Humphreys	07 Robert Kelly		08 Robert O. Lorenz	09 Judy R. McReynolds	10 Leroy C. Richie

The Board of Directors recommends you vote FOR proposals 2 through 7.				For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2013.				☐	☐	☐

3. Advisory Vote to Approve Named Executive Officer Compensation.				☐	☐	☐

4. Amendment of Restated Certificate of Incorporation to eliminate supermajority voting provisions.				☐	☐	☐

5. Approval of the OGE Energy Corp. 2013 Stock Incentive Plan.				☐	☐	☐

6. Approval of the OGE Energy Corp. 2013 Annual Incentive Compensation Plan.				☐	☐	☐

7. Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 225,000,000 to 450,000,000.				☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:				For	Against	Abstain
8. Shareholder proposal regarding reincorporation in Delaware.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date	JOB#	Signature (Joint Owners)	Date	SEQUENCE #

LOCATION OF THE SKIRVIN HILTON HOTEL,
GRAND BALLROOM
1 Park Avenue
Oklahoma City, Oklahoma

Directions to the Skirvin Hilton Hotel
Take I-40 to the Shields Blvd. exit. Turn North
towards downtown Oklahoma City. Turn left onto
Sheridan and take the first right onto Broadway.
Turn right onto Park Ave. and into the hotel.

It is important that your shares are represented
at this meeting, whether or not you attend the
meeting in person. To make sure your shares
are represented, we urge you to vote by
Internet, telephone, or complete and mail the
proxy card above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

Annual Meeting of
OGE Energy Corp. Shareholders
Thursday, May 16, 2013 10:00 a.m.
The Skirvin Hilton Hotel, Grand Ballroom

The undersigned hereby appoints Peter B. Delaney, Luke R. Corbett, and Robert Kelley, and each of them severally, with full power of substitution and with full power to act with or without the other, as the proxies of the undersigned to represent and to vote all shares of stock of OGE Energy Corp. held of record by the undersigned on March 18, 2013, at the Company's Annual Meeting of Shareholders to be held on May 16, 2013, and at all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2013, FOR THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, FOR THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY PROVISIONS, FOR APPROVAL OF THE OGE ENERGY CORP. 2013 STOCK INCENTIVE PLAN, FOR APPROVAL OF THE OGE ENERGY CORP. 2013 ANNUAL INCENTIVE COMPENSATION PLAN, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 225,000,000 TO 450,000,000 AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING REINCORPORATION IN DELAWARE.

PLEASE VOTE BY INTERNET, TELEPHONE, OR MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Unless you attend and vote in person, you MUST vote by Internet, telephone, or sign and return your proxy in order to have your shares voted at the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed on the other side)